AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED MAY 7, 2026

YSMD, LLC

(A DELAWARE SERIES LIMITED LIABILITY COMPANY)

745 5th Ave, Suite 500

New York, NY 10151

WWW.COLLABHOME.IO

		Series Interests Overview
		Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Issuer(2)	Proceeds to Other Persons
Series A	Per Unit	$5	$0.05	$4.95	N/A
	Total Maximum	$4,514,621	$45,146	$4,469,475	N/A

Series 2340 Hilgard	Per Unit	$5	$0.05	$4.95	N/A
	Total Maximum	$2,402,400	$24,024	$2,378,376	N/A

Series Buttonwood 19-3	Per Unit	$5	$0.05	$4.95	N/A
	Total Maximum	$572,680	$5,727	$566,953	N/A

Series 33 Mine Street	Per Unit	$5	$0.05	$4.95	N/A
	Total Maximum	$867,259	$8,673	$858,586	N/A

Series Buttonwood 21-2	Per Unit	$5	$0.05	$4.95	N/A
	Total Maximum	$559,091	$5,591	$553,500	N/A

(1)	The company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission but it does not include the one-time expense allowance of $5,000, or consulting fees of $20,000 payable by the company to Dalmore. See “Plan of Distribution” for details. The company intends to distribute all offerings of Series Interests in any Series of the company through YSMD, LLC as described in greater detail under “Plan of Distribution.”

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the Managing Member for Series offering expenses actually incurred in an amount up to 3% of gross proceeds, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

The minimum subscription per investor is 100 Series A Interests at $5.00 per Interest ($500), 20 Series 2340 Hilgard Interests at $5 per share ($100), 4 Series Buttonwood 19-3 Interests at $5.00 per Interest ($20), 60 Series 33 Mine Street Interests at $5.00 per share ($300) and 20 Series Buttonwood 21-2 Interests at $5.00 per share ($100).

Our company can offer up to $75 million within a rolling 12-month period pursuant to Regulation A. Our company intends to offer additional series within such limit and will file post qualification amendments for the offerings of such series with the U.S. Securities and Exchange Commission (the “Commission” or “SEC”). The offerings of such series will be made available to investors from the date such amendment is qualified by the Commission. There will be separate closings with respect to each offering. This offering will terminate at the earlier of (i) the date at which the maximum offering amount of all Series Interests has been sold, (ii) the date at which the offering is earlier terminated by the company, in our Managing Member’s sole discretion or (iii) the date that is three years from this offering being qualified by the SEC. Each Series Interests will be offered in an amount that, at the time the offering statement is qualified for such Series Interests, is reasonably expected to be offered and sold within two years from such initial qualification date.

At least every 12 months after this offering has been qualified by the SEC the company will file a post-qualification amendment to include the company’s recent financial statements. In addition, the company intends to periodically file a post-qualification amendment to include additional Series Interests to this offering. The company has engaged North Capital Private Securities Corporation as an escrow facilitator the “Escrow Facilitator” to hold funds tendered by investors.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 17.

The company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that the company becomes a reporting company under the Securities Exchange Act of 1934, the company intends to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary — Implications of Being an Emerging Growth Company.”

In this Offering Circular, the terms “YSMD, LLC” “YSMD,” “we,” “us, “our,” the “company” and similar terms refer to YSMD, LLC, a Delaware Series Limited Liability Company; “Collab (USA) Capital LLC” and “Collab” refers to the Managing Member of YSMD, LLC.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Implications of Being an Emerging Growth Company

The company is not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because the company is not registering its securities under the Exchange Act.  Rather, the company will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

•	annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements);

•	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A); and

•	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which the company’s offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, the company may immediately suspend its ongoing reporting obligations under Regulation A.

If and when the company becomes subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during its last fiscal year, it will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, the company:

•	will not be required to obtain an auditor attestation on its internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	will not be required to provide a detailed narrative disclosure discussing its compensation principles, objectives and elements and analyzing how those elements fit with its principles and objectives (commonly referred to as “compensation discussion and analysis”);

•	will not be required to obtain a non-binding advisory vote from its unit holders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

•	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

The company intends to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. The company’s election to use the phase-in periods may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, the company may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after its initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that the company no longer meets the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that the company would cease to be an “emerging growth company” if it has more than $1.07 billion in annual revenues, has more than $700 million in market value of its common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that the company may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

SERIES OFFERING TABLE

The table below shows key information related to the offering of each Series, as of the date of this Offering Circular. Please also refer to “The Company’s Business – Property Overview” and “Use of Proceeds” for further details.

Series Name	Underlying Asset(s)	Offering Price per Series Interest	Minimum Subscription per Investor	Maximum Offering Size	Maximum Series Interests (1)	Initial Qualification Date (2)	Open Date (3)		Closing Date	Status	Number of Securities Subscribed
Series A	1742 Spruce Street, Berkeley, CA 94709	$5.00	100 Units ($500)	$4,514,621	902,924	[XX]	[XX]	[XX]	[XX]	[XX]	[XX]

Series 2340 Hilgard	2340 Hilgard Ave, Berkeley, CA 94709	$5.00	20 Units ($100)	$2,402,400	480,480	[XX]	[XX]		[XX]	[XX]	[XX]

Series Buttonwood 19-3	19 Buttonwood Street #3, Dorchester, MA 02125	$5.00	4 Units ($20)	$572,680	114,536	[XX]	[XX]		[XX]	[XX]	[XX]

Series 33 Mine Street	33 Mine Street, New Brunswick, NJ. 08901	$5.00	60 Units ($300)	$867,259	173,452	[XX]	[XX]		[XX]	[XX]	[XX]

Series Buttonwood 21-2	21 Buttonwood Street #2, Dorchester, MA 02125	$5.00	20 Units ($100)	$559,091	111,818	[XX]	[XX]		[XX]	[XX]	[XX]

(1)	For open offerings, each row states, with respect to the given offering, the minimum and maximum number of Series Interests offered.

(2)	For each offering, each row states, with respect to the given offering, the date on which the offering was initially qualified by the Commission.

(3)	For each offering, each row states, with respect to the given offering, the date on which offers and sales for such offering commenced.

SUMMARY

This summary highlights information contained elsewhere and does not contain all of the information that you should consider in making your investment decision. Before investing in the company’s Series Interests, you should carefully read this entire Offering Circular, including the company’s financial statements and related notes. You should also consider, among other information, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Company

YSMD, LLC was organized as a series limited liability company in the State of Delaware on February 2, 2022. YSMD is an investment vehicle which intends to enable investors to own fractional ownership of a specific student housing rental property, but will also, under certain circumstances, consider multi-family and commercial real estate assets such as self-storage, warehouse and industrial, office, hospitality and retail properties. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the company entitles the investor to the potential economic and tax benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management. As of the date of this offering circular, no series of YSMD have been liquidated, and no prior program has been sponsored by YSMD resulting in any prior liquidation.

The company intends to establish separate Series for the holding of student housing rental properties to be acquired by the company. Notably, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the company will be enforceable against the assets of the applicable Series only, and not against the assets of the company. In addition, YSMD, through its manager, will manage all Underlying Assets related to the various Series including the sales of property, renting of the student housing rental property, maintenance and insurance.

It is not anticipated that any Series would own any assets other than its respective real estate property and associated assets, the reason for which the applicable Series was created (the “Underlying Asset(s)”), plus cash reserves for maintenance, storage, insurance and other expenses pertaining to such Underlying Assets and amounts earned by each Series from the monetization of the Underlying Asset. It is intended that owners of a Series Interest in a Series will only have assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series, which would include the allocated portion of shared fees, costs and expenses which our Managing Member has allocated to such Series as discussed under “The Company’s Business – Allocations of Expenses.”

For example, an investor who acquires Series Interests in Series 2340 Hilgard and in Series Buttonwood 19-3 will only have assets, liabilities, profits and losses pertaining to the properties located at 2340 Hilgard Ave, Berkeley, CA 94709 (“2340 Hilgard”) and 19 Buttonwood Street #3, Dorchester, MA 02125 (“Buttonwood 19-3”), respectively.

Collab (USA) Capital LLC will serve as the property manager responsible for managing each Series’ Underlying Assets (the “Property Manager”) as described in the Property Management Agreements between Collab and the respective Series. However, YSMD in its sole discretion, may engage other third-party property managers to manage a Series’ Underlying Assets.

Collab (USA) Capital LLC will also serve as the managing member (the “Managing Member”) responsible for the day-to-day management of the company and each Series. Each Series may purchase the property from a third party or from an affiliate of the Managing Member, such as is the case with Series 2340 Hilgard and Series Buttonwood 19-3.

Our Series LLC Structure

Each property that we acquire will be owned by a separate series of our company that we will establish to acquire that property. As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law. This would include contractual obligations under the Property Management Agreement that each Series will enter into with respect to the management of the specific property. This would also include the portion of any shared fees, costs or expenses that have been allocated to the Series, as discussed above and under “The Company’s Business – Allocations of Expenses.”

For ease of understanding the company’s business structure, we have included the organizational chart below:

1 iREAM Technology Co., Ltd. owns all of outstanding interests in Collab (USA) Capital LLC. Edrick Wang and Albert Wang, are the sons of Qian Wang, Collab’s CEO and Chairman, and indirectly own 64.67% of iREAM Technology Co., Ltd. (on a fully-diluted basis).

The company has been formed to invest in various real estate assets throughout the United States, with a focus on student housing. The Managing Member intends to initially search for properties located on the East and West coasts, but the company will not limit itself geographically. The company may invest in properties that are income producing in excess of their expenses; in other words, those properties that will produce positive cash flow immediately upon, or soon after, acquisition. The company may also invest in properties that need redevelopment, significant repositioning, or capital investments, known as value-add, and, thus, may not produce positive cash flow until the capital improvements are completed. It is expected that the company will focus on student housing and multi-family properties, but will also, under certain circumstances, consider commercial real estate assets such as self-storage, warehouse and industrial, office, hospitality, and retail properties.

Once the Managing Member identifies a property and agrees a price with the sellers, which may be an affiliate or the sole owner of the Managing Member, will enter into a purchase agreement for the property or the entity owning the property. Generally, YSMD expects to assign the contract to the relevant Series for the purchase of a specific property directly by the Series. However, there may be circumstances or timing considerations that result in YSMD or one of its wholly owned subsidiaries acquiring the property directly for further sale to the Series once sufficient funding has been obtained.

In cases where the Series purchases the property or the entity owning the property directly from a third party seller, it would use the proceeds of the offering for that Series to purchase the property or the entity owning the property and may finance a portion of the purchase price with mortgage or other third party financing. If the purchase agreement for the property or the entity owning the property does not include a financing condition, or the financing contingency has expired, and the closing for the property occurs prior to the closing of offering, YSMD or an affiliate may provide a loan to the Series, upon the terms described under “The Company’s Business – Intended Business Process” below, to finance all or part of the purchase price of the property or the entity owning the property that would be repaid with the proceeds of the offering. The remaining proceeds of the offering for a Series would be used by the Series first to fund any anticipated renovation costs and furnishing expenses for the property to prepare it for rent, if any, then to pay the sourcing fee to our Managing Member and the remainder held by the Series as operating reserves, depending on the amount raised in the offering for that Series.

If YSMD, one of its affiliates or sole owner of the Managing Member purchases the property directly, then, after the relevant Series has obtained sufficient financing, that Series would purchase the property or the entity owning the property for an amount equal to the original purchase price (including closing costs) plus holding costs, renovation costs and furnishing expenses actually incurred by YSMD prior to the sale to the Series. Any remaining proceeds from offering of such Series would be first allocated to pay the sourcing fee and any remaining proceeds of the offering for a Series would be used by the Series first to fund any anticipated renovation costs and furnishing expenses for the property to prepare it for rent, if any, then to pay the sourcing fee to our Managing Member and the remainder held by the Series as operating reserves, depending on the amount raised in the offering for that Series.

Distributions

We intend to distribute 100% of the Free Cash Flows of a Series, after reimbursing the Managing Member and the Property Manager for expenses incurred on behalf of a Series, plus accrued interest, and creating such reserves as the Managing Member deems necessary. A Series’ net income, and therefore, its Free Cash Flows, will be reduced by the expenses of that Series, including the following fees paid to our Managing Member and Property Manager, unless indicated in the relevant Series Designation or property management agreement:

•	Property Management Fee: We generally seek to set these fees to be comparable to prevailing market rates for the management of student housing rental properties in the relevant geographic area. Currently these fees amount to 8% of the Gross Receipts of the Series.

•	Asset Management Fee: A quarterly fee of 0.5% (2% annually) of the Asset Value of the Series.

•	Sourcing Fee: Any portion of the sourcing fee for the Series that is not funded by the proceeds of the Series offering and that is booked as an expenses of the Series, at the company and Managing Member’s discretion. Please see “Use of Proceeds” for the sourcing fee applicable to each specific Series.

We determined these fees internally without any independent assessment of comparable market fees. As a result, they may be higher than those available from unaffiliated third parties. After payment of all of the above fees, all other cash expenses and capital expenditures by the Series, it may not generate sufficient revenue to produce any Free Cash Flows or make distribution to investors.

Please see below and “Securities Being Offered – Distributions” for a more detailed discussion of the calculation of distributions to investors and the compensation paid to our Managing Member, as well as the defined terms used above.

No Series of YSMD has made any distributions to date.

Distribution Upon Liquidation of a Series

Subject to Article XI of the Operating Agreement and any Series Designation, any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed as follows:

(a)	First, 100% to the Members (pro rata and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise) until the Members have received back 100% of their Capital Contribution; and

(b)	Second, 20% to the Managing Member and 80% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise).

No Series of YSMD has been liquidated to date.

Compensation Paid to our Managing Member

Each Series will pay the following fees:

Sourcing Fee: If a Series raises the maximum offering amount for that Series, a portion of the proceeds would be paid to our Managing Member as a sourcing fee, which is set forth in the Designation for the relevant Series and discussed under “Use of Proceeds” below. The sourcing fee represents a fee payable in connection with the search and negotiation of the property purchased. Our Managing Member determines this fee and sets the amount to equal up to 5% of the contractual purchase price of the relevant property acquired by the Series (but does not include capital expenditures or repair costs required to renovate and prepare the property for listing and rent, if any). To the extent that a Series raises less than the maximum offering amount resulting in insufficient funds to pay the sourcing fee, the company may choose to expense the balance of the sourcing fee, which would be deducted from revenues generated by the relevant property, or we may increase its investment in the relevant Series Interests to cover the balance of the sourcing fee.

Asset Management Fees: On a quarterly basis beginning on the first quarter end date following the initial closing date of the issuance of Series Interests, the Series shall pay the Managing Member an asset management fee, payable quarterly in arrears, equal to 0.5% (2% annualized) of Asset Value as of the last day of the immediately preceding quarter.  “Asset Value” at any date means the fair market value of assets in a Series representing the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such assets in an arm’s length transaction, determined by the Managing Member in its sole discretion. We do not intend to obtain a third party valuation of the assets of each Series to determine “Asset Value.”

Property Management Fees: Each Series will pay, monthly, a property management fee to the Property Manager, who is initially is our Managing Member, equal to a percentage (as specified in the relevant Property Management Agreement) of the Gross Receipts received by the Series during the immediately preceding month. “Gross Receipts” means (i) receipts from the short-term or long-term rental of the Underlying Assets; (ii) receipts from rental escalations, late charges and/or cancellation fees (iii) receipts from tenants for reimbursable operating expenses; (iv) receipts from concessions granted or goods or services provided in connection with the Underlying Assets or to the tenants or prospective tenants; (v) other miscellaneous operating receipts; and (vi) proceeds from rent or business interruption insurance, excluding (A) tenants’ security or damage deposits until the same are forfeited by the person making such deposits; (B) property damage insurance proceeds; and (C) any award or payment made by any governmental authority in connection with the exercise of any right of eminent domain. See “The Company’s Business – Property Management Agreements.

Renovation Management Fees, If Any: If the Managing Member reasonably determines that capital improvements are required for a Series Property, then such Series  will pay a renovation management fee, as applicable, to the Property Manager equal to 5.5% of the total capital improvement costs. Renovation management includes coordinating and facilitating the planning and the performance of the capital improvement projects.

Disposition Fees: Upon the disposition and sale of a Series Property, each Series will be charged a disposition fee equal to 2% of the disposition price. Disposition fees, include but are not limited to, property sale expenses such as brokerage commissions, and title, escrow and closing costs.

We and Collab determined these fees internally without any independent assessment of comparable market fees. As a result, they may be higher than those available from unaffiliated third parties.

Other Costs and Expenses

Each Series will bear all expenses of the applicable Underlying Asset, including fees, costs and expenses attributable to more than one Series and allocated among the relevant Series as discussed above. Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the Managing Member for Series offering expenses actually incurred in an amount up to 3% of gross proceeds.

Any fees, costs or expenses that are allocated among multiple Series will be equal, in the aggregate, to the amount actually incurred, without any mark-up. Once allocated, the portion of those fees, costs and expenses will become expenses and liabilities of the relevant Series and we would generally expect them to be paid out of the cash reserves or revenues of that Series in the ordinary course. If a Series does not have sufficient cash reserves and revenues to meet its operating expenses, YSMD, the Managing Member or one of their affiliates may loan funds to a Series to pay such expenses and charge a reasonable rate of interest. Under the Property Management Agreement of each Series, to the extent that the Property Manager of such Series incurs expenses on behalf of that Series, the Series will reimburse the Property Manager for any such expenses together with a reasonable rate of interest.

The Current Offering

Securities Being Offered:

We are offering the number of Series Interests of each Series at a price per Series Interest set forth in the “Series Offering Table” section above. Our Managing Member intends to own a minimum of 5%, although such minimum threshold may be waived or modified by our Managing Member in its sole discretion. Our Managing Member may sell these Series Interests at any time after the applicable closing.

Each Series of Series Interests is intended to be a separate Series of our company for purposes of assets and liabilities. See “Securities Being Offered” for further details. The Series Interests will be non-voting except with respect to certain matters set forth in our Amended and Restated Series Limited Liability Company Agreement of YSMD dated August 12, 2022, as amended from time to time (the “Operating Agreement”) including the Series Designation applicable to the Series. The purchase of Series Interests in a Series is an investment only in that Series of our company and not an investment in our company as a whole.

Minimum and maximum subscription:	The minimum subscription by an investor is 100 Series A Interests at $5.00 per Interest ($500), 20 Series 2340 Hilgard Interests at $5.00 per Interest ($100), 4 Series Buttonwood 19-3 Interests at $5.00 per Interest ($20), 60 Series 33 Mine Street Interests at $5.00 and 20 Series Buttonwood 21-2 Interests at $5.00, respectively. The maximum subscription by any investor is for Series Interests representing 19.9% of the total Series Interests of a particular Series, although such minimum and maximum thresholds may be waived or modified by our Managing Member in its sole discretion. See “Plan of Distribution” for additional information.

Use of Proceeds:	Net proceeds from the sale of Series Interests will be used to purchase the relevant Underlying Assets set forth in the “Series Offering Table” above, pay a sourcing fee to Collab, pay the brokerage commission, and to create a maintenance reserve for the applicable Underlying Assets. Our Managing Member initially bears all offering expenses, other than brokerage commissions, on behalf of each Series. See “Use of Proceeds” for further details.

Selected Risks

The company’s business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

•	An investment in an offering constitutes only an investment in that Series offered and not in the company as a whole or any Underlying Assets.

•	If the company’s series limited liability company structure is not respected, then investors may have to share any liabilities of the company with all investors and not just those who hold the same Series Interests as them.

•	If YSMD fails to attract and retain Mr. Qian Wang, CEO of YSMD and the Managing Member’s CEO, or its key personnel, the company may not be able to achieve its anticipated level of growth and its business could suffer.

•	There is competition for time among the various entities sharing the same management team.

•	Each Series will rely on its Property Manager, Collab, to manage each property.

•	If we fail to manage our growth, we may not have access sufficient personnel and other resources to operate our business and our results, financial condition and ability to make distributions to investors may suffer.

•	The company has limited operating history for investors to evaluate.

•	Possible changes in federal tax laws make it impossible to give certainty to the tax treatment of any Series Interests.

•	The company’s financial statements include a going concern opinion.

•	If the company does not successfully dispose of real estate assets, you may have to hold your investment for an indefinite period.

•	Competition with other parties for real estate investments may reduce the company’s profitability.

•	The company’s real estate and real estate-related assets will be subject to the risks typically associated with real estate.

•	We face possible risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition.

•	The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions.

•	Our results of operations are subject to an annual leasing cycle, short lease-up period, seasonal cash flows, changing university admission and housing policies and other risks inherent in the student housing industry.

•	Competition and any increased affordability of multi-family homes could limit our ability to lease our apartments or maintain or increase rents, which may materially and adversely affect us, including our financial condition, cash flows, results of operations and growth prospects.

•	We face significant competition from university-owned on-campus student housing, from other off-campus student housing properties and from traditional multi-family housing located within close proximity to universities.

•	A decline in general economic conditions in the markets in which each property is located or in the United States generally could lead to a decrease lower rental rates in those markets.

•	Lawsuits may arise between the company and its tenants resulting in lower cash distributions to investors.

•	The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the company’s investors.

•	Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

•	We may incur significant costs complying with other regulations.

•	Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the company’s cash flows and the return on investment.

•	You may not receive Distributions on predictable schedule and may never receive any Distributions.

•	Rising expenses could reduce cash flow and funds available for future investments.

•	Due to economic conditions, local real estate conditions and competition for properties, the real estate we invest in may not appreciate or may decrease in value

•	Future pandemics, like what was experienced with the COVID-19 pandemic, and government restrictions adopted in response thereto, could significantly impact the ability of our tenants to pay rent, impede the performance of our properties, and harm our financial condition.

•	The company may not raise sufficient funds to achieve its business objectives.

•	The company’s management has full discretion as to the use of proceeds from the offering.

•	There is currently no trading market for the Series Interests.

•	The purchase price for the Series Interests has been arbitrarily determined.

•	The company’s Operating Agreement and Subscription Agreement each include a forum selection provision, which could result in less favorable outcomes to the plaintiff(s) in any action against the company.

•	Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement or Operating Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements.

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent those attacks). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Relating to the Structure, Operation and Performance of the Company

An investment in an offering constitutes only an investment in that Series offered and not in the company as a whole or any Underlying Assets. A purchase of Series Interests in a Series does not constitute an investment in either the company as a whole or any Underlying Assets directly, or in any other Series Interest.  This results in limited voting rights of the investor, which are solely related to a particular Series, and are further limited by the Operating Agreement, of the company, described further herein.  Investors will have limited voting rights. Thus, the Managing Member and the Property Manager retain significant control over the management of the company and the Underlying Assets.

Furthermore, because the Series Interests in a Series do not constitute an investment in the company as a whole, holders of the Series Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in any Underlying Assets because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Property Manager will receive a fee in respect of its management of the Property.

Liability of investors between Series. The company is structured as a Delaware series limited liability company that issues separate Series Interests for specific properties. Each Series will merely be a separate Series and not a separate legal entity. Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding Series Interests in one Series is segregated from the liability of investors holding Series Interests in another Series and the assets of one Series are not available to satisfy the liabilities of other Series.

Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.

If the company’s series limited liability company structure is not respected, then investors may have to share any liabilities of the company with all investors and not just those who hold the same Series Interests as them and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series.  The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their Series Interests or the likelihood of any distributions being made by a particular Series to its investors.

In addition, the company is not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of the company generally where the assets of such other Series or of the company generally are insufficient to meet its liabilities.

If any fees, costs and expenses of the company are not allocable to a specific Series, they will be borne proportionately across all of the Series (which may include future Series to be issued).  Although the Managing Member will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series and therefore, there is a risk that a Series may bear a proportion of the fees, costs and expenses for a service or product for which another Series received a disproportionately high benefit.

If Collab (USA) Capital LLC, our Managing Member fails to attract and retain Mr. Qian Wang, CEO of YSMD and our Managing Member’s CEO, or its key personnel, the company may not be able to achieve its anticipated level of growth and its business could suffer. The Managing Member’s and the company’s future depends, in part, on Collab’s ability to attract and retain key personnel. Its future also depends on the continued contributions of Mr. Wang. Mr. Wang implemented the company’s strategy to identify and invest in multi-family properties. Mr. Wang is critical to the management of the Managing Member’s and the company’s business and operations and the development of its strategic direction. The loss of the services of Mr. Wang’s would involve significant time and expense and may significantly delay or prevent the achievement of the company’s business objectives.

There is competition for time among the various entities sharing the same management team. Currently, Collab (USA) Capital LLC is the Managing Member of YSMD and each Series and is the Property Manager for this Series. YSMD expects to create more Series in the future as additional attractive student rental properties are identified. It is foreseeable that at certain times the various Series will be competing for time from the management team.

Each Series will rely on its Property Manager to manage each property. Following the acquisition of any property, the property may be managed by Collab Capital (USA) LLC. In addition, any Property Manager will be entitled to certain fees in exchange for its day-to-day operations of each property. Any compensation arrangements if Collab Capital (USA) LLC serves as the Property Manager, will be determined by YSMD sitting on both sides of the table and will not be an arm’s length transaction.

If we fail to manage our growth, we may not have access sufficient personnel and other resources to operate our business and our results, financial condition and ability to make distributions to investors may suffer. We intend to establish additional Series and acquire additional student rental properties in the future. As we do so, we will be increasingly reliant on the resources of YSMD and the Property Manager to manage our properties and our company. Currently, the company has no staff and the Managing Member operates with a small staff of three full time employees and three part time employees and may need to hire additional staff. If its resources are not adequate to manage our properties effectively, our results, financial condition and ability to make distributions to investors may suffer.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a Member. Our Managing Member determines our major policies, including our policies regarding financing, growth and debt capitalization. Our Managing Member may amend or revise these and other policies without a vote of the Members. Our Managing Member’s broad discretion in setting policies and our Members’ inability to exert control over those policies increases the uncertainty and risks you face as a Member.

Our ability to make distributions to our Members is subject to fluctuations in our financial performance, operating results and capital improvement requirements. Currently, our strategy includes paying a distribution at least monthly to investors in the event of positive Free Cash Flow from operation of the Property. In the event of downturns in our operating results, unanticipated capital improvements to the Property, or other factors, we may be unable, or may decide not to pay distributions to our Members. The timing and amount of distributions are the sole discretion of our Managing Member who will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, and capital expenditure requirements. We cannot assure you that we will generate sufficient cash in order to pay distributions.

The company has limited operating history for investors to evaluate. The company and this Series were recently formed and have not generated any revenues and have no operating history upon which prospective investors may evaluate their performance. No guarantee can be given that the company or any Series will achieve their investment objectives, the value of any properties will increase or that any Properties will be successfully monetized.

Possible changes in federal tax laws make it impossible to give certainty to the tax treatment of any Series Interests. The Internal Revenue Code (the “Code”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in that law affecting an investment in any Series of the company would be limited to prospective effect.

For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Series Interests of one Series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions would only qualify for that treatment with respect to real property.  Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

The company’s financial statements include a going concern opinion. Our financial statements have been prepared assuming the company will continue as a going concern. We are newly formed and have not generated revenue from operations. We will require additional capital until revenue from operations are sufficient to cover operational costs. There are no assurances that we will be able to raise capital on acceptable terms.  If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development and operations, which could harm our business, financial condition and operating results. Therefore, there is substantial doubt about the ability of the company to continue as a going concern.

If the company does not successfully dispose of real estate assets, you may have to hold your investment for an indefinite period. The determination of whether to dispose of the Property is entirely at the discretion of the company. Even if the company decides to dispose of such real estate assets, the company cannot guarantee that it will be able to dispose of them at a favorable price to investors.

Competition with other parties for real estate investments may reduce the company’s profitability. The company will compete with other entities engaged in real estate investment for the acquisition or sale of properties, including financial institutions, many of which have greater resources than the company. Larger entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital. Such competition could make it more difficult for the company to obtain future funding, which could affect the company’s growth.

Risks Related to the Real Estate Industry

Our performance and value are subject to risks associated with real estate assets and with the real estate industry.

Our ability to satisfy our financial obligations and make expected distributions to our Members depends on our ability to generate cash revenues in excess of expenses and capital expenditure requirements. Events and conditions generally applicable to owners and operators of real property that are beyond our control may decrease cash available for distribution and the value of the Property. These events include:

•	general economic conditions;

•	rising level of interest rates;

•	local oversupply, increased competition or reduction in demand for student housing;

•	inability to collect rent from tenants;

•	vacancies or our inability to rent beds on favorable terms;

•	inability to finance property development on favorable terms;

•	increased operating costs, including insurance premiums, utilities, and real estate taxes;

•	costs of complying with changes in governmental regulations;

•	decreases in student enrollment at particular colleges and universities;

•	changes in university policies related to admissions and housing; and

•	changing student demographics.

In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases, which would adversely affect us.

We face possible risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition. To the extent climate change causes changes in weather patterns, our coastal destinations could experience increases in storm intensity and rising sea-levels causing damage to our properties and result in reduced rentals at these properties. Climate change may also affect our business by increasing the cost of, or making unavailable, property insurance on terms we find acceptable in areas most vulnerable to such events, increasing operating costs, including the cost of water or energy, and requiring us to expend funds to repair and protect our properties in connection with such events. Any of the foregoing could have a material adverse effect on our business, results of operations, and financial condition.

The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions. The successful operation of any real estate asset is significantly related to general and local economic conditions. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for student rentals, declining real estate values, or the public perception that any of these events may occur, can result in reductions in the underlying value of any asset and result in poor economic performance. In such cases, investors may lose the full value of their investment, or may not experience any distributions from the real estate asset.

Our results of operations are subject to an annual leasing cycle, short lease-up period, seasonal cash flows, changing university admission and housing policies and other risks inherent in the student housing industry. We generally lease our owned properties under 12-month leases, and in certain cases, under nine-month or shorter-term semester leases. As a result, we may experience significantly reduced cash flows during the summer months at properties with lease terms shorter than 12 months. Furthermore, all of our properties must be entirely re-leased each year during a limited leasing season that usually begins in January and ends in August of each year. We are therefore highly dependent on the effectiveness of our marketing and leasing efforts and personnel during this season, exposing us to significant leasing risk.

Changes in university admission policies could adversely affect us. For example, if a university reduces the number of student admissions or requires that a certain class of students, such as freshman, live in a university-owned facility, the demand for beds at our properties may be reduced and our occupancy rates may decline. While we may engage in marketing efforts to compensate for such change in admission policy, we may not be able to effect such marketing efforts prior to the commencement of the annual lease-up period or our additional marketing efforts may not be successful.

Competition and any increased affordability of multi-family homes could limit our ability to lease our apartments or maintain or increase rents, which may materially and adversely affect us, including our financial condition, cash flows, results of operations and growth prospects. The multi-family industry is highly competitive, and we face competition from many sources, including from other multi-family apartment communities both in the immediate vicinity and the geographic market where our properties are and will be located. This could increase the number of apartments units available and may decrease occupancy and unit rental rates. Furthermore, multi-family apartment communities we invest in compete, or will compete, with numerous housing alternative in attracting residents, including owner occupied single and multi-family homes available to rent or purchase. The number of competitive properties and/or condominiums in a particular area, or any increased affordability of owner occupied single and multi-family homes caused by declining housing prices, mortgage interest rates and government programs to promote home ownership, could adversely affect our ability to retain our residents, lease apartment units and maintain or increase rental rates. These factors could materially and adversely affect us.

We face significant competition from university-owned on-campus student housing, from other off-campus student housing properties and from traditional multi-family housing located within close proximity to universities. On-campus student housing has certain inherent advantages over off-campus student housing in terms of physical proximity to the university campus and integration of on-campus facilities into the academic community. Colleges and universities can generally avoid real estate taxes and borrow funds at lower interest rates than us and other private sector operators. We also compete with national and regional owner-operators of off-campus student housing in a number of markets as well as with smaller local owner-operators.

Currently, the industry is fragmented with no participant holding a significant market share. There are a number of student housing complexes that are located near or in the same general vicinity of the Property and that compete directly with us. Such competing student housing complexes may be newer than our properties, located closer to campus, charge less rent, possess more attractive amenities or offer more services or shorter term or more flexible leases.

Rental income at a particular property could also be affected by a number of other factors, including the construction of new on-campus and off- campus residences, increases or decreases in the general levels of rents for housing in competing communities, increases or decreases in the number of students enrolled at one or more of the colleges or universities in the market of the property and other general economic conditions.

We believe that a number of other companies with substantial financial and marketing resources may be potential entrants in the student housing business. The entry of one or more of these companies could increase competition for students and for the acquisition, development and management of other student housing properties.

A decline in general economic conditions in the markets in which each property is located or in the United States generally could lead to a lower rental rates in those markets. As a result of this trend, the company may reduce revenue, potentially resulting in losses and lower resale value of properties, which may reduce your return.

Lawsuits may arise between the company and its tenants resulting in lower cash distributions to investors. Disputes between landlords and tenants are common. These disputes may escalate into legal action from time to time. In the event a lawsuit arises between the company and a tenant it is likely that the company will see an increase in costs. Accordingly, cash distributions to investors may be affected.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the company’s investors. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us renting the property. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce or eliminate the amounts available for distribution to Members.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions. Each Property may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce the company’s net income and the amount of cash available for distributions to investors.

We may incur significant costs complying with other regulations. Each Property is subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we fail to comply with these various requirements, we might incur governmental fines or private damage awards. Furthermore, existing requirements could change and require us to make significant unanticipated expenditures that would materially and adversely affect us.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the company’s cash flows and the return on investment. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums the company pays for coverage against property and casualty claims. Additionally, to the extent the company finances the acquisition of a Property, mortgage lenders in some cases insist that property owners purchase coverage against flooding as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, which could inhibit the company’s ability to finance or refinance its properties if so required. In such instances, the company may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. The company may not have adequate coverage for such losses. If any of the properties incur a casualty loss that is not fully insured, the value of the assets will be reduced by any such uninsured loss, which may reduce the value of investor interests. In addition, other than any working capital reserve or other reserves the company may establish, the company has no additional sources of funding to repair or reconstruct any uninsured property. Also, to the extent the company must pay unexpectedly large amounts for insurance, it could suffer reduced earnings that would result in lower distributions to investors.

Risks Related to Our Properties, Our Markets and Our Business

We are a newly formed company organized on February 2, 2022 and have not yet acquired properties or commenced our principal operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a possibility of losing their investment. We were organized on February 2, 2022 and have not yet started operations. As a result of our start-up status we (i) have generated no revenues, (ii) will accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we organized. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition and our ability to attract and maintain key management and employees.

You may not receive Distributions on predictable schedule and may never receive any Distributions. Distributions will only be available to the extent there is cash flow from rentals and other operations of the properties and other investments in excess of Company expenses. Therefore, there can be no assurance as to when or whether there will be any Cash Distributions from the Company to the Members.

The profitability of the properties is uncertain. We intend to invest in properties selectively. Investment in properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these investments, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in investments include risks that the properties will not achieve anticipated rents or occupancy levels and that estimated operating expenses may prove inaccurate.

Rising expenses could reduce cash flow and funds available for future investments. Our properties will be subject to increases in real estate tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to increase rents at an equal or higher rate or lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future distributions to Members.

Due to economic conditions, local real estate conditions and competition for properties, the real estate we invest in may not appreciate or may decrease in value. A multi-family or commercial property's income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where the Property is located and in the market for multi-family space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to Members.

We may be unable to renew, repay or refinance our outstanding debt. We are subject to the risk that our indebtedness will not be able to be renewed, repaid or refinanced when due or that the terms of any renewal or refinancing will not be as favorable as the existing terms of such indebtedness. If we were unable to refinance our indebtedness on acceptable terms, or at all, we might be forced to dispose of the Property on disadvantageous terms, which might result in losses to us. Such losses could have a material adverse effect on us and our ability to make distributions to our equity holders and pay amounts due on our debt.

Changes in laws could affect our business. We are generally not able to pass through to our residents under existing leases real estate taxes, income taxes or other taxes. Consequently, any such tax increases may adversely affect our financial condition and limit our ability to satisfy our financial obligations and make distributions to security holders. Changes that increase our potential liability under environmental laws or our expenditures on environmental compliance could have the same impact.

A cybersecurity incident and other technology disruptions could negatively impact our business, our relationships and our reputation. We use computers in substantially all aspects of our business operations. We also use mobile devices, social networking and other online activities to connect with our employees, suppliers and our residents. Such uses give rise to cybersecurity risks, including security breach, espionage, system disruption, theft and inadvertent release of information. Our business involves the storage and transmission of numerous classes of sensitive and/or confidential information and intellectual property, including residents' personal information, private information about employees, and financial and strategic information about us. As our reliance on technology increases, so have the risks posed to our systems, both internal and those we have outsourced to third party service providers. In addition, information security risks have generally increased in recent years due to the rise in new technologies and the increased sophistication and activities of perpetrators of cyberattacks. The theft, destruction, loss, misappropriation or release of sensitive and/or confidential information or intellectual property, or interference with our information technology systems or the technology systems of third-parties on which we rely, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of residents, potential liability and competitive disadvantage, any of which could result in a material adverse effect on financial condition or results of operations.

Pandemics, like the COVID-19 pandemic, and government restrictions adopted in response thereto, could significantly impact the ability of our tenants to pay rent, impede the performance of our properties, and harm our financial condition. The United States, like the rest of the world, was adversely affected by the breakout of the COVID-19 virus, and the occurrence of future pandemics cannot be predicted. In the event of a future pandemic, the United States government, many states, and cities may institute "shelter in place" orders and adopt other restrictions which may cause the shuttering of many businesses and multiple layoffs, which may affect the income and, ultimately, the ability of tenants to pay rent. In addition, property owners may become subject of certain restrictions, such as a temporary moratorium on evictions, which may limit the company’s ability to respond to tenant defaults. These factors, and any other responses to a pandemic, may impede the operations of our properties and could significantly harm our financial condition and operating results.

Risks Related to the Offering

The company may not raise sufficient funds to achieve its business objectives. As identified in the Series Offering Table, for certain Series of the company, there is no minimum amount required to be raised before the company can accept your subscription for the Series Interests, and it can access the funds immediately. The company may not raise an amount sufficient for it to meet all of its objectives, including acquiring the Property. Once the company accepts your investment funds, there will be no obligation to return your funds. Even if other Series Interests are sold, there may be insufficient funds raised through this offering to cover the expenses associated with the offering or complete the purchase of the Property and the development and implementation of the company’s operations. The lack of sufficient funds to pay expenses and for working capital will negatively impact the company’s ability to implement and complete its planned use of proceeds.

The company’s management has full discretion as to the use of proceeds from the offering. The company presently anticipates that the net proceeds from the offering will be used by us to purchase the Property and as general working capital. The company reserves the right, however, to use the funds from the offering for other purposes not presently contemplated herein but which are related directly to growing its current business. As a result of the foregoing, purchasers of the Series Interests hereby will be entrusting their funds to the company’s management, upon whose judgment and discretion the investors must depend, with only limited information concerning management’s specific intentions.

An investment in the Interests is highly illiquid. You may never be able to sell or otherwise dispose of your Series Interests. Since there is no public trading market for our Interests, you may never be able to liquidate your investment or otherwise dispose of your Series Interests. Potential investors should note that the Operating Agreement does not compel the Managing Member to sell all the properties, and thus, there is a risk that an investor may remain in the company indefinitely. Therefore, you should expect to keep your investment in Series Interests indefinitely.

There is no current market for the Series Interests. There is no formal marketplace for the resale of the Series Interests. These Series Interests are illiquid and there will not be an official current price for them, as there would be if the company were a publicly-traded company with a listing on a stock exchange. Investors should assume that they may not be able to liquidate their investment or be able to pledge their Series Interests as collateral. Since the company has not established a trading forum for the Series Interests, there will be no easy way to know what the Series Interests are worth at any time.

The purchase price for the Series Interests has been arbitrarily determined. The purchase price for the Series Interests has been arbitrarily determined by the company and bears no relationship to the company’s assets, book value, earnings or other generally accepted criteria of value. In determining pricing, the company considered factors such as the purchase and holding costs of the Property, the company’s limited financial resources, the nature of its assets, estimates of its business potential, the degree of equity or control desired to be retained by Managing Member and general economic conditions.

You may not be able to keep records of your investment for tax purposes.  As with all investments in securities, if you sell the Series Interests, you will probably need to pay tax on the long- or short-term capital gains that you realize if you make a profit and record any loss to apply it to other taxable income. If you do not have a regular brokerage account, or your regular broker will not hold the Series Interests for you (and many brokers refuse to hold Regulation A securities for their customers) there will be nobody keeping records for you for tax purposes and you will have to keep your own records and calculate the gain on any sales of the Series Interests you sell. If you fail to keep accurate records or accurately calculate any gain on any sales of the Series Interests, you may be subject to tax audits and penalties.

You will not be able to hold the Series Interests in your regular brokerage account. Description of where ownership of the securities will be recorded in book-entry form on a stock transfer agent’s books. These records show you as the direct owner of the Interests. In the case of publicly-traded companies, it is common for a broker to hold the securities on your behalf, in “street name” (meaning the broker is shown as the holder on the issuer’s records and then you show up on the broker’s records as the person the broker is holding for). Many brokers will not hold Regulation A securities for their customers, meaning that you may not be able to take advantage of the convenience of having all your holdings reflected in one place.

Risks Related to Forum Selection and Jury Waivers

Investors will be subject to the terms of the Subscription Agreement. As part of this investment, each investor will be required to agree to the terms of the Subscription Agreement included as Exhibit 4 to the Offering Statement of which this Offering Circular is part. The Subscription Agreement requires investors to indemnify and hold harmless the company, is Manager and their respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by an investor to comply with any covenant or agreement made by Investor herein or in any other document furnished by investor to any of the foregoing in connection with this transaction. Legal conflicts relating to the Subscription Agreement will likely be heard in Delaware courts and will be governed by under Delaware law.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement or Operating Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements. Investors in this offering will be bound by the Subscription Agreement and the Operating Agreement, both of which include a provision under which investors waive the right to a jury trial of any claim, other than claims arising under federal securities laws, that they may have against the company arising out of or relating to these agreements. By signing these agreements, the investor warrants that the investor has reviewed this waiver with his, her or its legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If you bring a claim against the company in connection with matters arising under the Subscription Agreement or Operating Agreement, other than claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under one of those agreements, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

In addition, when the Series Interests are transferred, the transferee is required to agree to all the same conditions, obligations, and restrictions applicable to the Series Interests or to the transferor with regard to ownership of the Series Interests, that were in effect immediately prior to the transfer of the Series Interests, including the Subscription Agreement and the Operating Agreement.

The company’s Operating Agreement and Subscription Agreement each include a forum selection provision, which could result in less favorable outcomes to the plaintiff(s) in any action against the company. The Operating Agreement includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement, or the transactions contemplated thereby, other than matters arising under the federal securities laws, be brought in state or federal court of competent jurisdiction located within the State of Delaware. Our Subscription Agreement for each manner of investing and class of security includes a forum selection provision that requires any suit, action, or proceeding arising from the Subscription Agreement, other than matters arising under the federal securities laws, be brought in a state of federal court of competent jurisdiction located within the State of Delaware. These forum selection provisions may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims.

DILUTION

Dilution means a reduction in value, control, or earnings of the Series Interest an investor owns.

As of the date of this Offering Circular, the Managing Member owns 100% of the company’s membership interests. Those membership interests are not connected to any specific Series Interest. Investors in this offering will be acquiring Series Interests of a Series of the company, the economic rights of each Series Interest will be based on the corresponding Underlying Asset of that Series. As such, investors will not experience dilution except as a result of the sale of additional Series Interests of the Series to which they have subscribed.

PLAN OF DISTRIBUTION

We are offering, on a best efforts basis, Series Interests of each of the open Series of our company in the “Series Offering Table” herein. The offering price for each Series was determined by our Managing Member.

The company plans to market the securities directly on a “best efforts” basis. The company intends to use its website and an offering landing page to offer the Series Interests to eligible investors. The officers, directors, employees, and advisors of the company or its Managing Member may participate in the offering. When applicable, the company intends to prepare written materials and respond to investors after the investors initiate contact with the company, however no officers, directors, employees or advisors to the company or its Managing Member will orally solicit investors.

The Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the company’s website www.collabhome.io. Prospective investors may subscribe for the Series Interests in this offering only through the website. In order to subscribe to purchase Series Interests, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one filed as an exhibit to the Offering Statement, of which this Offering Circular is part, and provide funds for its subscription amount in accordance with the instructions provided therein.

We reserve the right to reject any investor’s subscription in whole or in part for any reason. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Further, pursuant to Section 1 in the applicable Series Interest Subscription Agreement, the subscriptions are irrevocable by the investor, unless otherwise agreed in writing to by the company and such investor.

After each closing, funds tendered by investors will be available to the company for its use. At the initial closing, Collab our Managing Member, may purchase a minimum of 5% of Series Interests through the Offering, or such other minimum and maximum percentage amount as set forth in the applicable Series Designation.

We will conduct separate closings with respect to each offering of Series Interests. The termination of an offering for a Series will occur on the earliest to occur of (i) the date subscriptions for the maximum number of Series Interests offered for a Series have been accepted or (ii) a date determined by our Managing Member in its sole discretion. The company intends to create additional Series that may be added to this offering only upon qualification of an amendment to the Offering Statement of which this Offering Circular forms a part. The offering of Series Interests pursuant to the Offering Statement shall terminate upon the earlier of (i) the date at which the maximum offering amount of all Series Interests has been sold, (ii) the date which is three years from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, or (iii) any date on which our Managing Member elects to terminate this offering in its sole discretion.

The company may, in its sole discretion, undertake one or more closings on a rolling basis, and intends to effect a close every 7 days. After each closing, funds tendered by investors will be available to the company and the company will issue the Series Interests to investors. An investor will become a member of the company, including for tax purposes, and the Series Interests will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the company accepts the investor as a member. Not all investors will receive their Series Interests on the same date.

The company has also engaged Dalmore Group, LLC (“Dalmore”) a broker-dealer registered with the SEC and a member of FINRA, to perform the following administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services:

•	Review investor information, including KYC (“Know Your Customer”) data, perform AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the company whether or not to accept an investor as a customer;

•	Review each investor’s subscription agreement to confirm such investor’s participation in the offering and provide a determination to the company whether or not to accept the use of the subscription agreement for the investor’s participation;

•	Contact and/or notify the company, if needed, to gather additional information or clarification on an investor;

•	Not provide any investment advice nor any investment recommendations to any investor;

•	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or in its performance pursuant to the terms of the agreement (e.g., as needed for AML and background checks); and

•	Coordinate with third party providers to ensure adequate review and compliance.

As compensation for the services listed above, the company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the offering to support the offering on all newly invested funds after the issuance of a No Objection Letter by FINRA. In addition, the company has paid Dalmore a $5,000 one-time advance expense allowance to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore in connection with this offering. Dalmore will refund any amount related to this expense allowance to the extent it is not used, incurred or provided to the company. The company has also agreed to pay Dalmore a one-time consulting fee of $20,000 to provide ongoing general consulting services relating to this offering such as coordination with third party vendors and general guidance with respect to the offering, which will be due and payable within 30 days after this offering is qualified by the SEC and the receipt of a No Objection Letter from FINRA.  Assuming the offering is fully-subscribed, the company estimates that total fees due to pay Dalmore, including the one-time advance expense allowance fee of $5,000 and consulting fee of $20,000, would be $25,000 plus 1% of the aggregate of offering amounts of all Series shown on the cover page of this Offering Circular.

Process of Subscribing

After the offering statement has been qualified by the Commission, the company will accept tenders of funds to purchase the Series Interests.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of their annual income or 10% of their net worth (excluding the investor’s principal residence).

To subscribe for the Series Interests, each prospective investor must:

1.	Go to https://www.collabhome.io, complete user registration;

2.	Complete profile setup and link a bank account;

3.	Navigate to open prospective offering page, click on the “Subscribe” button; that will open the subscribe panel;

4.	Complete subscribe information and review and sign the subscription agreement;

5.	Based on your account status, the company may ask an Investor to provide identification or accreditation proof documents before accepting the subscription.

Any potential investor will have ample time and is advised to review the Subscription Agreement, along with their counsel, prior to making any final investment decision.

Investors may subscribe by tendering funds by check, wire transfer, or ACH transfer to an account maintained by the Escrow Facilitator until the company has accepted the investor’s subscription. Upon closing, funds tendered by investors will be made available by the Escrow Facilitator to the company for its use. The company has the right to refuse to sell the Series Interests to any prospective investor or for any reason in its sole discretion, including, without limitation, if such prospective investor does not promptly supply all information requested by the company in connection with such prospective investor subscription. In addition, in the company’s sole discretion, it may establish a limit on the purchase of Series Interests by particular prospective investors.

Escrow Facilitator

The company has entered into an Escrow Agreement with North Capital Private Securities Corporation (the “Escrow Faciliator”). Investor funds will be held by the Escrow Facilitator pending closing or termination of the offering. All subscribers will be instructed by the company or its agents to transfer funds by check, wire transfer or ACH transfer directly to the escrow account established for this offering. The company may terminate the offering at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving Series Interests; escrowed funds may be returned.

The Escrow Facilitator is not participating as an underwriter or placement agent or sales agent of this offering and will not solicit any investment in the company, recommend the company’s securities or provide investment advice to any prospective investor, and no communication through any medium, including any website, should be construed as such, or distribute this Offering Circular or other offering materials to investors. The use of the Escrow Agent’s technology should not be interpreted and is not intended as an endorsement or recommendation by it of the company or this offering. All inquiries regarding this offering or escrow should be made directly to the company.

Transfer Agent

The company has engaged Colonial Stock Transfer Company inca transfer agent.

Selling Security Holders

No securities are being sold for the account of security holders. All net proceeds of this offering will go to the company.

Forum Selection Provision

The Subscription Agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the company based on the Subscription Agreement to be brought in a state or federal court of competent jurisdiction in the State of Delaware, excluding any claims under federal securities laws. Although the company believes the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting the company’s litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to various forums so they may continue to focus on operations of the company.

Jury Trial Waiver

The Subscription Agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the Agreement, excluding any claim under federal securities laws. By signing the Subscription Agreement, an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

USE OF PROCEEDS

YSMD Series 33 Mine Street

We estimate that the gross proceeds of the offering of the YSMD Series 33 Mine Street Interests will be approximately $867,259, assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the YSMD’s Series 33 Mine Street Interests. Net proceeds from the sale of Series Interests will be used to purchase the Mine Street Property upon the final closing of the offering.

	Amount
	Funded from	Percent of
Uses	the Offering	Gross Proceeds
Brokerage Commissions	$8,673	1.00%
Net Purchase Price of Property (1)	$719,286	82,94%
Offering Expenses (2)	$20,000	2.31%
Operating Reserve	$65,580	7.56%
Acquisition Expense (3)	$22,900	2.64%
Sourcing Fee	$30,820	3.55%
Total Proceeds	$867,259	100.00%

(*) The company has previously raised $359,545.00 towards Series YSMD Series 33 Mine Street in a previous offering of securities pursuant to Regulation A. Those funds have not been utilized and will be combined with proceeds raised in this offering to achieve the use of proceeds set out in this table.

(1)	YSMD Series 33 Mine Street, will enter into the 33 Mine Street Purchase Agreement (as defined below) to acquire 33 Mine Street LLC, the owner of the 33 Mine Street Property and all furnishings from YSMC LLC, The SDZ-1-2022 Trust, and The SDZ-2-2022 Trust, the Managing Member’s affiliate companies, for a net purchase price of approximately $719,286. The $719,286 Net Purchase Price equals an asset price totaling $1,594,286 net of the $875,000 outstanding loan balance that will be assigned to the Series.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the manager for series offering expenses actually incurred in an amount up to 3% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with Purchase and Sale Agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

In the event we receive gross proceeds less than the net purchase price of the Property, the Managing Member will provide YSMD Series 33 Mine Street with a loan (the “Acquisition Loan”) in an amount necessary to complete the acquisition of the YSMD Series 33 Mine Street Property. The Acquisition Loan will have a maturity date of 18 months from the Property Closing Date and will not bear any interest. It is expected that the Acquisition Loan will be repaid through future closings of YSMD Series 33 Mine Street Offering or through an additional, future YSMD Series 33 Mine Street offering. In the event that the Acquisition Loan is not repaid prior to its maturity date, the Acquisition Loan shall be converted into YSMD Series 33 Mine Street Interests under the same terms as this Offering.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

YSMD Series Buttonwood 21-2

We estimate that the gross proceeds of the offering of the YSMD Series Buttonwood 21-2 Interests will be approximately $559,091, assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the YSMD’s Series Buttonwood 21-2 Interests. Net proceeds from the sale of Series Interests will be used to purchase the 21-2 Buttonwood Property upon the final closing of the offering.

	Amount
	Funded from	Percent of
Uses	the Offering	Gross Proceeds
Brokerage Commissions	$5,591	1.00%
Net Purchase Price of Property (1)	$420,000	75.12%
Offering Expenses (2)	$19,500	3.49%
Operating Reserve	$63,825	11.42%
Acquisition Expense (3)	$21,200	3.79%
Sourcing Fee	$28,975	5.18%
Total Proceeds	$559,091	100.00%

* The company has previously raised $56,835.00 towards Series  YSMD Series Buttonwood 21-2 in a previous offering of securities pursuant to Regulation A. Those funds have not been utilized and will be combined with proceeds raised in this offering to achieve the use of proceeds set out in this table.

(1)	YSMD Series Buttonwood 21-2, will enter into the Buttonwood 21-2 Purchase Agreement (as defined below) to acquire the Buttonwood Property from 19-21 Buttonwood (DE) LLC and all furnishings from SDZ-US-1_2020 Revocable Trust, the Managing Member’s affiliate company, for a net purchase price of approximately $420,000. The $420,000 Net Purchase Price equals an asset price totaling $850,000 net of the $430,000 expected loan balance.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the manager for series offering expenses actually incurred in an amount up to 3% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with Purchase and Sale Agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

In the event we receive gross proceeds less than the net purchase price of the Property, the Managing Member will provide YSMD Series Buttonwood 21-2 with a loan (the “Acquisition Loan”) in an amount necessary to complete the acquisition of the YSMD Series Buttonwood 21-2 Property. The Acquisition Loan will have a maturity date of 18 months from the Property Closing Date and will not bear any interest. It is expected that the Acquisition Loan will be repaid through future closings of YSMD Series Buttonwood 21-2 Offering or through an additional, future YSMD Series Buttonwood 21-2 offering. In the event that the Acquisition Loan is not repaid prior to its maturity date, the Acquisition Loan shall be converted into YSMD Series Buttonwood 21-2 Interests under the same terms as this Offering.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

YSMD Series 2340 Hilgard

We estimate that the gross proceeds of the offering of the YSMD Series 2340 Hilgard Interests will be approximately $2,402,400, assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the YSMD’s Series 2340 Hilgard Interests. Net proceeds from the sale of Series Interests will be used to purchase the 2340 Hilgard Property upon the final closing of the offering.

	Amount
	Funded from	Percent of
Uses	the Offering	Gross Proceeds
Brokerage Commissions	$24,024	1.00%
Net Purchase Price of Property (1)	$1,820,000	75.76%
Offering Expenses (2)	$85,176	3.55%
Operating Reserve	$291,000	12.12%
Acquisition Expense (3)	$72,800	3.03%
Sourcing Fee	$109,200	4.54%
Total Proceeds	$2,402,400	100%

(*) The company has previously raised $260,715.00 towards Series  YSMD Series 2340 Hilgard in a previous offering of securities pursuant to Regulation A. Those funds have not been utilized and will be combined with proceeds raised in this offering to achieve the use of proceeds set out in this table.

(1)	YSMD Series 2340 Hilgard, will enter into the 2340 Hilgard Purchase Agreement (as defined below) to acquire 2340 Hilgard Ave LLC, the owner of the 2340 Hilgard Property and all furnishings from YSMC LLC, the Managing Member’s affiliate company, for a net purchase price of approximately $1,820,000. The $1,820,000 Net Purchase Price equals asset price totaling $3,640,000 net of the $1,820,000 outstanding loan balance that will be assigned to the Series.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the manager for series offering expenses actually incurred in an amount up to 3% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with PSA, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

In the event we receive gross proceeds less than the net purchase price of the Property, the Managing Member will provide YSMD Series 2340 Hilgard with a loan (the “Acquisition Loan”) in an amount necessary to complete the acquisition of the YSMD Series 2340 Hilgard Property. The Acquisition Loan will have a maturity date of 18 months from the Property Closing Date and will not bear any interest. It is expected that the Acquisition Loan will be repaid through future closings of YSMD Series 2340 Hilgard Offering or through an additional, future YSMD Series 2340 Hilgard offering. In the event that the Acquisition Loan is not repaid prior to its maturity date, the Acquisition Loan shall be converted into YSMD Series 2340 Hilgard Interests under the same terms as this Offering.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

YSMD Series Buttonwood 19-3

We estimate that the gross proceeds of the offering of the YSMD Series Buttonwood 19-3 Interests will be approximately $572,680, assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the YSMD’s Series Buttonwood 19-3 Interests. Net proceeds from the sale of Series Interests will be used to purchase the 19-3 Buttonwood Property upon the final closing of the offering.

	Amount
	Funded from	Percent of
Uses	the Offering	Gross Proceeds
Brokerage Commissions	$5,727	1.00%
Net Purchase Price of Property (1)	$430,000	75.09%
Offering Expenses (2)	$19,503	3.40%
Operating Reserve	$65,250	11.39%
Acquisition Expense (3)	$21,750	3.80%
Sourcing Fee	$30,450	5.32%
Total Proceeds	$572,680	100%

(*) The company has previously raised $558,595.00 towards Series  YSMD Series Buttonwood 19-3 in a previous offering of securities pursuant to Regulation A. Those funds have not been utilized and will be combined with proceeds raised in this offering to achieve the use of proceeds set out in this table.

(1)	YSMD Series Buttonwood 19-3, will enter into the Buttonwood Purchase Agreement (as defined below) to acquire the Buttonwood Property from 19-21 Buttonwood (DE) LLC and all furnishings from SDZ-US-1_2020 Revocable Trust, the Managing Member’s affiliate company, for a net purchase price of approximately $430,000. The $430,000 Net Purchase Price equals asset price totaling $870,000 net of the $440,000 expected loan balance.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the manager for series offering expenses actually incurred in an amount up to 3% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with PSA, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

In the event we receive gross proceeds less than the net purchase price of the Property, the Managing Member will provide YSMD Series Buttonwood 19-3 with a loan (the “Acquisition Loan”) in an amount necessary to complete the acquisition of the YSMD Series A Property. The Acquisition Loan will have a maturity date of 18 months from the Property Closing Date and will not bear any interest. It is expected that the Acquisition Loan will be repaid through future closings of YSMD Series Buttonwood 19-3 Offering or through an additional, future YSMD Series Buttonwood 19-3 offering. In the event that the Acquisition Loan is not repaid prior to its maturity date, the Acquisition Loan shall be converted into YSMD Series Buttonwood 19-3 Interests under the same terms as this Offering.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

YSMD Series A

We estimate that the gross proceeds of the offering of the YSMD Series A Interests will be approximately $4,514,621, assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the YSMD’s Series A Interests. Net proceeds from the sale of Series Interests will be used to purchase the Series A Property upon the final closing of the offering.

	Amount
	Funded from	Percent of
Uses	the Offering	Gross Proceeds
Brokerage Commissions	$45,146	1.00%
Net Purchase Price of Property (1)	$3,535,000	78.30%
Offering Expenses (2)	$127,354	2.80%
Operating Reserve	$507,121	11.20%
Acquisition Expense (3)	$75,000	1.70%
Sourcing Fee	$225,000	5.00%
Total Proceeds	$4,514,621	100%

(*) The company has previously raised $1,485,347 towards Series  YSMD Series A in a previous offering of securities pursuant to Regulation A. Those funds have not been utilized and will be combined with proceeds raised in this offering to achieve the use of proceeds set out in this table.

(1)	YSMD Series A, will enter into the Spruce Street Purchase agreement to acquire the 1742 Spruce Street LLC, the owner of the Spruce Street Property and all furnishings from YSMC LLC, the Managing Member’s affiliate company, for an asset price of approximately $3,535,000. The $3,535,000 Net Purchase Price equals asset price totaling $7,500,000 net of the $3,965,000 outstanding loan balance that will be assigned to the Series.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the manager for series offering expenses actually incurred in an amount up to 3% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with PSA, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

In the event we receive gross proceeds less than the net purchase price of the Spruce Street Property, the Managing Member will provide YSMD Series A with an Acquisition Loan in an amount necessary to complete the acquisition of the YSMD Series A Property. The Acquisition Loan will have a maturity date of 18 months from the Spruce Street Property Closing Date and will not bear any interest. It is expected that the Acquisition Loan will be repaid through future closings of YSMD Series A Offering or through an additional, future YSMD Series A offering. In the event that the Acquisition Loan is not repaid prior to its maturity date, the Acquisition Loan shall be converted into YSMD Series A Interests under the same terms as this Offering.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

General

The company reserves the right to change the above use of proceeds for any Series if management believes it is in the best interests of the company.

THE COMPANY’S BUSINESS

Overview

YSMD, LLC was organized as a series limited liability company in the State of Delaware on February 2, 2022. YSMD is an investment vehicle which intends to enable investors to own fractional ownership of a specific student housing rental property, but will also, under certain circumstances, consider multi-family and commercial real estate assets such asself-storage, warehouse and industrial, office, hospitality and retail properties. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the company entitles the investor to the potential economic and tax benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management. As of the date of this offering circular, no series of YSMD have been liquidated, and no prior program has been sponsored by YSMD resulting in any prior liquidation.

The company intends to establish separate Series for the holding of student housing rental properties to be acquired by the company. Notably, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the company will be enforceable against the assets of the applicable Series only, and not against the assets of the company. In addition, YSMD, through its manager, will manage all Underlying Assets related to the various Series including the sales of property, renting of the student housing rental property, maintenance and insurance.

Collab is an affiliate of YSMD. As discussed in further in the Operating Agreement of YSMD, Collab is the Managing Member of YSMD responsible for the day-to-day management of the company and each Series. Each Series may purchase the property from a third party or from an affiliate of the Managing Member, such as is the case with Series 2340 Hilgard and Series Buttonwood 19-3. Collab was incorporated in the State of Delaware on February 14, 2022. YSMD is a real estate investment platform that allows individual investors to have direct access to quality student housing rental estate investment opportunities and invest in individual student rental properties. Neither the company, Collab or their affiliates has previously conducted any offerings of securities.

Collab will serve as the Property Manager respondible for managing each Series’ Underlying Assets as described in the Property Management Agreements between Collab and the respective Series. However, YSMD in its sole discretion, may engage other third-party property managers to manage a Series’ Underlying Assets.

Intended Business Process

We have commenced only limited operations, exclusively focused on organizational matters in connection with this offering, and have not yet acquired any properties. We intend on generating revenues from rents to tenants for student housing, but will also, under certain circumstances, consider multi-family and commercial real estate assets such as self-storage, warehouse and industrial, office, and retail properties. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The company does not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

Generally, the company and Collab intend to arrange for the purchase of a specific student housing rental property either directly by the Series or by one of its parent companies, as described below:

If one of its parent or affiliated companies purchased the property directly, then, after the relevant Series has obtained sufficient financing, which may include an Acquisition Loan from our Managing Member, it would sell the property to that Series for the greater of (i) an amount equal to the original purchase price (including closing costs) plus holding costs, renovation costs and furnishing expenses incurred by such parent company prior to the sale to the Series; and (ii) an amount equal to market valuation determined by company’s Managing Member in its sole discretion.

In cases where Collab identifies and intends to have the Series purchase that property directly from a third party Seller, it would use the proceeds of the offering for that Series to purchase the property and may finance a portion of the purchase price with mortgage or other third party financing. The company generally expects to set a minimum offering amount for each Series such that the net proceeds would be sufficient to finance the net purchase of the Underlying Assets (less third party financing), plus closing and any loan costs and expected repairs, renovations or furnishings. If the purchase agreement for the property does not include a financing condition or the financing contingency has expired and the closing for the property occurs prior to sufficient minimum proceeds being received, Collab or an affiliate may provide a loan to the Series to finance all or part of the purchase price of the property that would be repaid with the proceeds of the offering.

Property Overview

YSMD -Series 33 Mine Street

On November 1, 2023 YSMD established YSMD Series 33 Mine Street for the purpose of acquiring 33 Mine Street LLC, a Delaware limited liability company (“33 Mine Street”), whose primary asset is 33 Mine Street, New Brunswick, NJ 08901 (“33 Mine Street Property”) that will be sold to Series 33 Mine Street by YSMC LLC, The SDZ-1-2022 Trust, and The SDZ-2-2022 Trust, the affiliates of Collab, the company’s Managing Member. The sellers of 33 Mine Street are affiliated parties and the property was as a student rental property. See “Interest of Management and Others in Certain Transactions – Existing Transactions – Real Estate Purchase”.

33 Mine Street entered into a 5/5 adjustable interest rate mortgage loan with Columbia Bank in the amount of $900,000 and secured by the property. The loan has a term of 10 years and for the first 5 years bears interest at a fixed rate of 3.875%. Thereafter, on the first day of every month after June 22, 2027, the adjustable interest rate shall be the sum of (i) the Federal Home Loan Bank of New York Five Year Advance Rate, or if not available a reasonably comparable index and (ii) 2.50%.

Series 33 Mine Street

Address of Property	33 Mine Street, New Brunswick, NJ 08901

Type of Property	Multi-tenant, student residential home

Square foot	2,728

Acreage	Approximately 5,040 sq. ft or 0.12 acre

Number of Units	1

Configuration	9 Bedrooms and 3 baths

Historical Occupancy for 2022 - 2025	2025 – 100% 2024 - 100% 2023 - 100% 2022 – 100%

Capital improvements expected to be made	None

Total expected to be spent on capital improvements	None

Total expected to be spent on furnishings and other expenses to prepare the property for rental	None

Expected Debt on the property	$875,000

Monthly interest expense on expected debt	$2,826

Property listing	The property will be managed as a student rental and will be listed on national and local rental sites.

Sale of Property	No approval from the YSMD Series 33 Mine Street holders is required in the event the company decides to sell the property. The determination of when the Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the Property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Manager may determine that it is in the interests of shareholders to sell the Property.

YSMD -Series Buttonwood 21-2

On November 1, 2023, YSMD established YSMD Series Buttonwood 21-2 for the purpose of acquiring 21 Buttonwood Street #2 from 19-21 Buttonwood (DE) LLC, a Delaware limited liability company (“Buttonwood 19-21”), whose primary assets include 21 Buttonwood Street #2, Dorchester, MA 02125 (“Buttonwood Property”) that will be sold to Series Buttonwood 21-2 by SDZ-US-1_2020 Irrevocable Trust, an affiliate of Collab, the company’s Managing Member. The sellers of Buttonwood 21-2 is an affiliated party and the property was as a student rental property. See “Interest of Management and Others in Certain Transactions – Existing Transactions – Real Estate Purchase”.

Series Buttonwood 21-2

Address of Property	21 Buttonwood Street, #2, Dorchester, MA 02125

Type of Property	multi-family

Square foot	1,006

Number of Units	1

Configuration	2 Bedrooms, 2 baths

Historical Occupancy for 2022 - 2025	2022 – 100% 2023 – 100% 2024 – 100% 2025 – 100%

Capital improvements expected to be made	None

Total expected to be spent on capital improvements	None

Total expected to be spent on furnishings and other expenses to prepare the property for rental	None

Expected debt on the property	$430,000

Monthly interest expense on expected debt	$1,326

Property listing	The property will be managed as a student rental and will be listed on national and local rental sites.

Sale of Property	No approval from the YSMD Series Buttonwood 21-2 holders is required in the event the company decides to sell the property. The determination of when the Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the Property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Manager may determine that it is in the interests of shareholders to sell the Property.

YSMD -Series 2340 Hilgard

On May 4, 2023, YSMD established YSMD Series 2340 Hilgard for the purpose of acquiring 2340 Hilgard Ave LLC, a California limited liability company (“2340 Hilgard”), whose primary asset is 2340 Hilgard Ave, Berkeley, CA 94709 (“2340 Hilgard Property”) that will be sold to Series 2340 Hilgard by YSMC LLC, an affiliate of Collab, the company’s Managing Member. The sellers of 2430 Hilgard is an affiliated party and the property was as a student rental property. See “Interest of Management and Others in Certain Transactions – Existing Transactions – Real Estate Purchase”.

2340 Hilgard entered into a 7/1 adjustable interest rate mortgage loan with First Republic Bank in the amount of $1,820,000 and secured by the property. The loan has a term of 10 years and for the first 7 years bears interest at a fixed rate of 3.15%, with monthly interest-only payments for the first 36 months of $4,777.50. Thereafter, on the first day of every month after September 1, 2027, the adjustable interest rate shall be the sum of (i) the current index, and (ii) 2.75%. The current index means the monthly average of the “Year CMT”. For example, if the interest rate was set today, it would be 6.75%.

Series 2340 Hilgard

Address of Property	2340 Hilgard Avenue, Berkeley, CA 94709

Type of Property	multi-family

Square foot	5,417

Acreage	Approximately 6,250 sq. ft or 0.14 acre

Number of Units	8

Configuration	12 bedrooms, 9 baths

Historical Occupancy for 2022 - 2025	2025 - 100% 2024 – 100% 2023 – 100% 2022 – 100%

Capital improvements expected to be made	None

Total expected to be spent on capital improvements	None

Total expected to be spent on furnishings and other expenses to prepare the property for rental	None

Expected Debt on the property	$1,820,000

Monthly interest expense on expected debt	$4,777.50

Property listing	The property will be managed as a student rental and will be listed on national and local rental sites.

Sale of Property	No approval from the YSMD Series 2340 Hilgard holders is required in the event the company decides to sell the property. The determination of when the Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the Property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Manager may determine that it is in the interests of shareholders to sell the Property.

YSMD -Series Buttonwood 19-3

On May 4, 2023, YSMD established YSMD Series Buttonwood 19-3 for the purpose of acquiring 19 Buttonwood Street #3 from 19-21 Buttonwood (DE) LLC, a Delaware limited liability company (“Buttonwood 19-21”), whose assets include 19 Buttonwood Street #3, Dorchester, MA 02125 (“Buttonwood Property”) that will be sold to YSMD Series Buttonwood 19-3 by SDZ-US-1 2020 Irrevocable Trust, an affiliate of Collab, the company’s Managing Member. The sellers of Buttonwood is an affiliated party. The Buttonwood Property was not used as a rental property prior to its acquisition by 19-20 Buttonwood (DE) LLC). -See “Interest of Management and Others in Certain Transactions – Existing Transactions – Real Estate Purchase”.

Series Buttonwood 19-3

Address of Property	19 Buttonwood Street, #3, Dorchester, MA 02125

Type of Property	multi-family

Square foot	967

Acreage	Approximately 1,410 sq. ft or 0.03 acre

Number of Units	1

Configuration	2 bedrooms, 2 baths

Historical Occupancy for 2022 - 2025 (leased beginning September 2022)	2025 – 100% 2024 – 100% 2023 – 100% 2022 – 100%

Capital improvements expected to be made	None

Total expected to be spent on capital improvements	None

Total expected to be spent on furnishings and other expenses to prepare the property for rental	None

Expected Debt on the property	$440,000

Monthly interest expense on expected debt	Approximately, 2300

Property listing	The property will be managed as a student rental and will be listed on national and local rental sites.

Sale of Property	No approval from the YSMD Series Buttonwood 19-3 holders is required in the event the company decides to sell the property. The determination of when the Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the Property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Manager may determine that it is in the interests of shareholders to sell the Property.

YSMD -Series A

On August 12, 2022, YSMD established YSMD Series A for the purpose of acquiring 1742 Spruce Street LLC, a California limited liability company (“Spruce Street”), whose primary asset is 1742 Spruce Street, Berkeley, CA 94709 (“Spruce Street Property”) that will be sold to Series A by YSMC LLC, an affiliate of Collab, the company’s Managing Member. The sellers of the Spruce Street is an affiliated party and the property was as a student rental property. See “Interest of Management and Others in Certain Transactions – Existing Transactions – Real Estate Purchase”.

Spruce Street entered into a 5/1 adjustable interest rate mortgage loan with First Foundation Bank in the amount of $3,965,000 and secured by the property. The loan has a term of 30 years and for the first 5 years bears interest at a fixed rate of 3.1%, with monthly interest-only payments for the first 36 months of $10,243. Thereafter, on the first day of every 6 month after December 1, 2026, the adjustable interest rate shall be the sum of (i) the current index, and (ii) the 2.35%. The current index means a compounded average of the secured overnight financing rate (the “SOFR”)) over a rolling 30-calendar period or the term rate with a tenor of approximately one calendar month, in each case as selected or determined by the relevant governing body. For example, if the interest rate was to be set today, it would be 6.75%.

Series A

Address of Property	1742 Spruce Street, Berkeley, CA 94709

Type of Property	multi-family

Square foot	12,262

Acreage	Approximately 6,600 sq. ft or 0.15 acre

Number of Units	10

Configuration	23 bedrooms, 17.5 baths

Historical Occupancy for 2022 - 2025	2025 – 100% 2024 – 100% 2023 – 100% 2022 – 100%

Capital improvements expected to be made	None

Total expected to be spent on capital improvements	None

Total expected to be spent on furnishings and other expenses to prepare the property for rental	None

Debt on the property	$3,965,000

Monthly interest expense on expected debt	$10,243

Property listing	The property will be managed as a student rental and will be listed on national and local rental sites.

Sale of Property	No approval from the YSMD Series A holders is required in the event the company decides to sell the property. The determination of when the Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the Property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Manager may determine that it is in the interests of shareholders to sell the Property.

Property Management Agreements with Collab (USA) (Capital) LLC

Collab is expected to serve as the Property Manager responsible for managing each Series’ Underlying Asset as described in the relevant Property Management Agreement for the Series. However, the company may choose to enter into agreements with third-parties to manage a Series’ Underlying Assets (each such property manager, the “Property Manager”). The terms of each Property Management Agreement are as set forth below.

Authority: The Property Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the applicable Underlying Asset for each Series and may take any action that it deems necessary or desirable in connection with each Underlying Asset, subject to the limits set for in the Agreement (generally acquisition of any asset or service for an amount equal to or greater than 1% of the value of the relevant Underlying Assets individually, or 3% of such value in the aggregate requires approval of the Managing Member).

Delegation: The Property Manager may delegate all or any of its duties. The Property Manager shall not have the authority to sell, transfer, encumber or convey any Underlying Asset.

Performance of Underling Assets: The Property Manager gives no warranty as to the performance or profitability of the Underlying Assets or as to the performance of any third party engaged by the Property Manager hereunder.

Assignment: No Property Management Agreement may be assigned by either party without the consent of the other party.

Compensation and Expenses: Each Series will pay, monthly, a property management fee to the Property Manager, equal to a percentage (as set forth below) of the Gross Receipts received by the Series during the immediately preceding month.

•	Series 33 Mine Street and Series Buttonwood 21-2: 8%

•	Series 2340 Hilgard and Series Buttonwood 19-3: 8%

•	Series A: 8%

“Gross Receipts” means (i) receipts from the short-term or long-term rental of the Underlying Assets; (ii) receipts from rental escalations, late charges and/or cancellation fees (iii) receipts from tenants for reimbursable operating expenses; (iv) receipts from concessions granted or goods or services provided in connection with the Underlying Assets or to the tenants or prospective tenants; (v) other miscellaneous operating receipts; and (vi) proceeds from rent or business interruption insurance, excluding (A) tenants’ security or damage deposits until the same are forfeited by the person making such deposits; (B) property damage insurance proceeds; and (C) any award or payment made by any governmental authority in connection with the exercise of any right of eminent domain.

Each Series will also pay a renovation management fee, as applicable, to the Property Manager equal to a percentage (as set for the below) of the total capital improvement costs for renovation management.

•	Series 33 Mine Street and Series Buttonwood 21-2: 5.5%

•	Series 2340 Hilgard and Series Buttonwood 19-3: 5.5%

•	Series A: 5.5%

Each Series will also pay a disposition fee to the Property Manager equal to a percentage (as set forth below) of the total sales price when the Underlying Asset is sold.

•	Series 33 Mine Street and Series Buttonwood 21-2: 2%

•	Series 2340 Hilgard, Series Buttonwood 19-3 and Series A: 2%

Each Series will bear all expenses of the applicable Underlying Asset and shall reimburse the Property Manager for any such expenses paid by the Property Manager on behalf of the applicable Series together with a reasonable rate of interest.

Duration and Termination: Each Property Management Agreement shall expire one year after the date on which the applicable Underlying Asset has been liquidated and the obligations connected to such Underlying Assets (including, without limitation, contingent obligations) have terminated, or earlier if Collab is removed as the Managing Member of the applicable Series.

Allocations of Expenses

If any fees, costs and expenses of the company are not related solely to a specific Series, they will be allocated by the Managing Member among all Series (or in cases where such fees, costs or expenses relate to several Series but not all Series, among the relevant Series) generally in proportion to the Asset Value of the various Series. “Asset Value” at any date means the fair market value of assets in a Series representing the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such assets in an arm’s length transaction, determined by the Managing Member in its sole discretion.

Once such fees, costs or expenses have been allocated in accordance with the Manager’s allocation policy, each relevant Series would record their allocated portion and become liable for payment or for reimbursing the Managing Member for its pre-allocation payment of such expenses. For example, generally, we expect that the costs of repairs, furnishings and capital expenditures for a particular property will be applicable to and incurred solely by the relevant Series which owns such property. Similarly, property management fees and other contractual obligations under the Property Management Agreement for a specific Series, and the asset management fees charged by our Managing Member will be obligations solely of the relevant Series. In contrast and for example, our Managing Member initially bears all offering expenses, other than brokerage commissions, on behalf of each Series. Such expenses will be allocated among and reimbursed by all Series established by YSMD once those Series have all been established and funded. There may be situations where it is difficult to allocate fees, costs and expenses among specific Series and, therefore, there is a risk that a Series may bear a proportion of the fees, costs and expenses for a service or product for which another Series received a disproportionately high benefit. See “Risk Factors – Liability of investors between Series.”

YSMD Series 33 Mine Property

The property is located at 33 Mine St, New Brunswick, NJ. 33 Mine is a 9-bedroom and 3-bathroom building situated approximately 5 minutes to the Rutgers University. Totaling 2,728 square feet, the building was built in 1927 and renovated in 2019. The units are served by wall heating units, and a central laundry room.

YSMD Series Buttonwood 21-2 Property

The Property is located at 21 Buttonwood Street #2, Dorchester, MA. Completed remodeled in 2022, the unit is equipped with in-unit washer/dryer. The property is located 5-minute walk (0.3 mile) to the JFK/UMASS T station. Nearby are parks, South Boston beaches, the South Bay shopping center, and numerous restaurant options on Dorchester Ave and in South Boston.

YSMD Series 2340 Hilgard Property

The Property is located at 2340 Hilgard Avenue, Berkeley, CA and, according to the 2020 US census, the city of Berkeley has a population of approximately 123,000 and a median age of 32. A total of 73% of individuals over the age of 24 have a bachelor’s or higher degree. The area features an average household income of approximately $136,100. The city of Berkeley benefits from the presence of the University of California, Berkeley, which creates a steady stream of renters, as well as from renters looking for an urban experience who do not choose to live in San Francisco.2

2 Source: US Census Bureau, 2020.

YSMD Series Buttonwood 19-3 Property

The Property is located at 19 Buttonwood Street #3, Dorchester, MA. Dorchester is the largest neighborhood in Boston, which has a population of approximately 689,300 and a median age of 32.4. A total of 51% of individuals over the age of 24 have a college degree. The area features an average household income of approximately $113,300. The Boston area is home to many world-renowned institutions of higher education, including Harvard University, Massachusetts Institute of Technology; some of the world’s finest inpatient hospitals, including Massachusetts General Hospital, Brigham and Women’s Hospital; and numerous leading financial services firms, including Fidelity Investments, John Hancock/Manulife Financial, State Street Corporation. Boston remains the nation's foremost region for the life science industry and is home to several professional sports teams, including Boston Red Sox, Boston Celtics, New England Patriots. Boston is the economic engine and cultural hub of New England. 2

YSMD Series A – 1742 Spruce Street Property

The Property is located at 1742 Spruce Street, Berkeley, CA and, according to the 2020 US census, the city of Berkeley has a population of approximately 123,000 and a median age of 32. A total of 73% of individuals over the age of 24 have a bachelor’s or higher degree. The area features an average household income of approximately $136,100. The city of Berkeley benefits from the presence of the University of California, Berkeley, which creates a steady stream of renters, as well as from renters looking for an urban experience who do not choose to live in San Francisco.2

The Student Housing Industry

Student housing is broadly defined to include housing designed to accommodate students enrolled in either full-time or part-time post-secondary, public, and private four-year colleges and universities, including those that offer advanced degrees. The student housing market generally does not seek to address the housing needs of students enrolled in two-year community colleges and technical colleges, as these institutions do not generate sufficient and consistent demand for student housing.

Overall, the student housing market has certain unique characteristics that distinguish it from other segments of the housing market. First, purpose-built student housing is aimed only at those persons enrolled in college and not at the general population of renters. Second, the leasing cycle for student housing properties is defined by the academic calendar, which results in a finite leasing window and relatively low month-to-month turnover following the start of the academic year. Finally, student housing properties are designed to accommodate and appeal to the college lifestyle, which is significantly different from the lifestyle of a typical multi-family renter.

There are two general types of student housing: (i) on campus and (ii) off-campus. On-campus housing is generally owned and operated by educational institutions or in a joint venture via public or private partnerships and is located on school property near or adjacent to classroom buildings and other campus facilities. On campus student housing is typically a dormitory with dining halls designed for first year students or for graduate students. Off-campus housing is generally owned and operated by private investors and is located in close proximity to campus (i.e., generally within a two-mile radius of the campus). There are three types of off-campus student housing properties: (i) student competitive, (ii) conventional market rate and (iii) purpose-built. Student competitive apartments are traditional apartment projects that happen to be close to campus. Market rate apartments are typically properties within driving distance, occupied by students who choose to commute. Purpose-built student housing refers to off-campus housing that is specifically designed and constructed as an amenities-rich property with a view towards accommodating the unique characteristics of the student-resident. While purpose-built student housing is classified as a multi-family housing product, it is significantly different from and more specialized than traditional market rate multi-family housing products, which are offered to the broader pool of multi-family renters.

Unlike multi-family housing where apartments are leased by the unit, student housing properties are typically leased by the bed on an individual lease liability basis. Individual lease liability can limit each resident’s liability to his or her own rent without liability for a roommate’s rent. A parent or guardian will be required to execute each lease as a guarantor unless the resident provides adequate proof of income. The number of lease contracts will therefore be equivalent to the number of beds occupied instead of the number of apartment units rented.

Student housing is a niche property type that has its own set of inherent issues, which are usually addressed by proactive property management. Student housing is seasonal. The most common way to smooth out seasonality is by writing 12 month leases as opposed to leases tied to school year periods. While this lease structure assists in stabilizing annual cash flow, the vast majority of beds still turn over at the same time at the end of the school year. This is followed by a short window of time to address and complete maintenance before the next school cycle. Leasing for the upcoming academic year typically commences in the first semester with a “push” for renewals through December 31 and then marketing to new students at the beginning of the year and ending by late August. Failure to lease-up or correct deferred maintenance during this leasing period can be costly to the property with an entire year’s tenancy and cash flow in jeopardy. We anticipate that substantially all of our leases will commence in August and terminate on the last day of July. These dates coincide with the commencement of the universities’ fall academic term and typically terminate at the completion of the subsequent summer school session. Other than renewing student-residents, we will be required to substantially re-lease each property each year, resulting in significant turnover in our student-resident population from year to year.

Notwithstanding the impact of the COVID-19 pandemic, college and university enrollment has been growing across the U.S. in recent years, creating a significant need for safe, affordable, and accessible student housing at both public and private institutions. Not all of this housing can be on-campus and institution-financed. Institutions are now evaluating the merits of internal financing, either through use of their endowment or issuance of general obligation bonds or joint venture using a public or private partnership program. While institutions evaluate the market, opportunities exist for off campus private development and financing of student housing. The bureaucratic constraints on public institutions can afford private developers an additional advantage. In addition to increasing enrollment figures, the demand for student housing is driven by several market factors, including the needs of Generation Z (those born between 1995 and 2010), proximity to campus, continued demand, investment performance, and investor interest.

Market Trends

The following represents trends in the student housing market:

•	New supply has been declining over the last several years, and 2022 new supply is expected to be at the lowest levels in over a decade.[3]

3 Source: American Campus Communities, March 2022 (Citibank Investors Presentation).

•	Public 4-year universities have averaged 1.6% annual enrollment growth since 1970 and have continued at these levels since the Great Recession.

•	The country's 175 largest universities can provide on-campus accommodations for only 21.5% of undergraduates[4]

•	Student housing properties are categorized as a subset of multi-family properties, which are considered less volatile than other real estate asset classes.[5]

Competition

The extent of competition in a market area depends significantly on local market conditions. The primary factors upon which competition in the student housing industry are location, rental rates, suitability of the property’s design and the manner in which the property is operated and marketed. We believe we will compete successfully on these bases.

Many of our competitors are larger and have substantially greater resources than we do. Such competitors may, among other possible advantages, be capable of paying higher prices for acquisitions and obtaining financing on better terms than us.

Plan of Operations

YSMD intends to enable investors to own fractional ownership of a specific student housing rental property, but will also, under certain circumstances, consider multi-family and commercial real estate assets such asself-storage, warehouse and industrial, office, and retail properties.

The company chooses properties based on large-scale historical and marketing data and 56 years of combined real-estate experiences from our team’s real-estate experts. The company focuses on student housing properties in close proximity to campus with high barriers to entry (e.g. strict zoning law and high construction costs). The company primarily focuses on owning properties serving “thriving universities” (e.g. those with competitive admission rates, high education score, and high endowments per student).6

As part of our plan of operations, we intend to execute the following milestones over the course of the next 12 months:

•	Expand into three new geographical markets that have robust off-campus student housing demand, including New Haven, Conn (Yale University), and Boston, MA (Harvard, MIT, University of Massachusetts, Boston University, etc.).

•	Improve investor management platform for better information exchange, investment experience, and customer service.

•	Reach 10,000 active investors with both online marketing channels and offline events.

Employees

YSMD currently has 0 full-time employees and 0 part-time employees.

Collab, as the Managing Member of the company, the Property Manager of the company and of each of the Series, currently has four full-time and one part-time employee, including its Chairman and CEO, Qian Wang, all of whom work remotely.

4 Source: Student Housing State of the Market. CBRE, June 2020.

5 Source: US Multifamily Housing: A Primer for Offshore Investors, CBRE, December 2017.

6 Source: “US Higher Education: Value vs. Vulnerability”, New York University, July 2020.

Intellectual Property

None

Regulation

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently. Regulations applicable to our business are described below.

Americans with Disabilities Act

Under the Americans with Disabilities Act of 1990, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the ADA requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state, and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected.

Environmental Matters

Under various federal, state, and local laws, ordinances, and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing, or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent units or sell the property, or to borrow using the property as collateral, and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances.

Tenant Rights and Fair Housing Laws

Various states have enacted laws, ordinances and regulations protecting the rights of housing tenants. Such laws may require us, our affiliated Property Manager, our third party managers or other operators of our student housing properties to comply with extensive residential landlord requirements and limitations.

Litigation

The company is not a party to any current litigation.

Property

The company’s Managing Member currently leases our office at 745 5th Ave, Suite 500, New York, NY 10151. The company has its registered office address at 16192 Coastal Highway, Lewes, Delaware 19958.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This discussion contains forward-looking statements reflecting the company’s current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Overview

YSMD was organized in the State of Delaware on February 2, 2022. YSMD is an investment vehicle which intends to enable investors to own fractional ownership of a specific student housing rental property, but will also, under certain circumstances, consider multi-family and commercial real estate assets such asself-storage, warehouse and industrial, office, hospitality and retail properties. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the company entitles the investor to the potential economic and tax benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management. As of the date of this offering circular, no series of YSMD have been liquidated, and no prior program has been sponsored by YSMD resulting in any prior liquidation.

We generate revenues from rents to tenants for student housing, but will also, under certain circumstances, consider multi-family and commercial real estate assets such as self-storage, warehouse and industrial, office, and retail properties.

Generally, the company and Collab intend to arrange for the purchase of a specific student housing rental property either directly by the Series or by one of its parent companies, as described below:

If one of its parent or affiliated companies purchased the property directly, then, after the relevant Series has obtained sufficient financing, which may include an Acquisition Loan from our Managing Member, it would sell the property to that Series for the greater of (i) an amount equal to the original purchase price (including closing costs) plus holding costs, renovation costs and furnishing expenses incurred by such parent company prior to the sale to the Series; and (ii) an amount equal to market valuation determined by company’s Managing Member in its sole discretion.

In cases where Collab identifies and intends to have the Series purchase that property directly from a third party Seller, it would use the proceeds of the offering for that Series to purchase the property and may finance a portion of the purchase price with mortgage or other third party financing. The company generally expects to set a minimum offering amount for each Series such that the net proceeds would be sufficient to finance the net purchase of the Underlying Assets (less third party financing), plus closing and any loan costs and expected repairs, renovations or furnishings. If the purchase agreement for the property does not include a financing condition or the financing contingency has expired and the closing for the property occurs prior to sufficient minimum proceeds being received, Collab or an affiliate may provide a loan to the Series to finance all or part of the purchase price of the property that would be repaid with the proceeds of the offering.

The company’s operations involve the establishment of separate Series for the holding of student housing rental properties to be acquired by the company, although the company may invest in other types of properties as set forth herein. Notably, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the company will be enforceable against the assets of the applicable Series only, and not against the assets of the company. In addition, unless otherwise stated in the Designation for any Series, Collab (USA) Capital LLC will manage all Underlying Assets related to the various Series including the sales of property, property rentals, maintenance and insurance.

It is not anticipated that any Series would own any assets other than its respective real estate property and associated assets, the reason for which the applicable Series was created (the “Underlying Asset(s)”), plus cash reserves for maintenance, storage, insurance and other expenses pertaining to such Underlying Assets and amounts earned by each Series from the monetization of the Underlying Asset. It is intended that owners of a Series Interest in a Series will only have assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series, which would include the allocated portion of shared fees, costs and expenses which our Managing Member has allocated to such Series as discussed under “The Company’s Business - Allocations of Expenses.”

Collab (USA) Capital LLC serves as the property manager responsible for managing each Series’ Underlying Assets (the “Property Manager”) as described in the Property Management Agreements between Collab and the respective Series. However, YSMD in its sole discretion, may engage other third-party property managers to manage a Series’ Underlying Assets.

Collab (USA) Capital LLC also serves as the managing member (the “Managing Member”) responsible for the day-to-day management of the company and each Series. Each Series may purchase the property from a third party or from an affiliate of the Managing Member, such as is the case with Series 2340 Hilgard and Series Buttonwood 19-3.

Emerging Growth Company

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Series etablished by the Company as of June 30, 2025

Series	Property
Series A	Residential property located at 1742 Spruce Street, Berkeley, CA 94709

Series	Property
Series 2340 Hilgard	Residential property located at 2340 Hilgard Ave, Berkeley, CA 94709
Series Buttonwood 19-3	Residential property located at 19 Buttonwood Street #3, Dorchester, MA 02125

Series	Property
Series 33 Mine Street	Residential property located at 33 Mine Street, New Brunswick, NJ 08901
Series Buttonwood 21-2	Residential property located at 19 Buttonwood Street #2, Dorchester, MA 02125

Series	Property
Series 150 Panoramic Way	Residential property located at 150 Panoramic Way, Berkeley, CA 94709

Discussion and Analysis for the Year Ended December 31, 2025

Operating Results

Revenues:

Revenues are generated at the series level. As of December 31, 2025, no series has generated any revenues, and the underlying properties have not been acquired. The company’s revenues were solely derived from rental income.

Expenses

Each series will be responsible for its own operating expenses, such as property taxes, property insurance, and home ownership association fees beginning on the closing date of the offering of such series.

For Series A, we have incurred $47,821 in operating expenses for the year ended December 31, 2025. For Series 2340 Hilgard, we have incurred $15,369 in operating expenses for the year ended December 31, 2025. For Series Buttonwood 19-3, we have incurred $10,874 in operating expenses for the year ended December 31, 2025. For Series Buttonwood 21-2, we have incurred $8,803 in operating expenses for the year ended December 31, 2025. For Series 33 Mine Street we have incurred $15,400 in operating expenses for the year ended December 31, 2025.  For Series 150 Panoramic Way, a series we are offering under Regulation CF, we have incurred $20,418 in operating expenses for the year ended December 31, 2025.

Series 150 Panoramic Way

For Series 150 Panoramic Way we have incurred $20,418 in total operating expenses for the year ended December 31, 2025 as compared to $8,300 for the year ended December 31, 2024. These expenses comprise solely of general and administrative expenses. Interest expense for the year ended December 31, 2025 was $44,370 as compared to nil in the prior year. As a result of the above, Series 150 Panoramic Way had a net loss of $64,781 for the year ended December 31, 2025 as compared to $8,299 for the year ended December 31, 2024.

Series A

For Series A, we have incurred $47,821 in operating expenses for the year ended December 31, 2025 as compared to $108,586 in operating expenses for the year ended December 31, 2024. Operating expenses were partially offset by interest income of $18,761.  The decrease in operating expenses was primarily due to a decrease in general administrative expenses from $104,892 for the year ended December 31, 2024 to $43,321 for the year ended December 31, 2025. As a result, Series A experienced a net loss of $29,060 for the year ended December 31, 2025, as compared to a net loss of $91,689 in the prior year.

Series 2340 Hilgard

For Series 2340 Hilgard, we have incurred $15,369 in operating expenses for the year ended December 31, 2025 as compared to $15,375 in operating expenses for the year ended December 31, 2024.  Interest income remained almost flat at $3,392 for the year ended December 31, 2024 as compared to $3,756 for the year ended December 31, 2025. As a result, Series 2340 Hilgard experienced a net loss of $11,613 for the year ended December 31, 2025 as compared to a net loss of $11,983 in the prior year.

19-3 Buttonwood

For Series Buttonwood 19-3, we have incurred $10,874 in operating expenses for the year ended December 31, 2025 as compared to $22,916 in operating expenses for the year ended December 31, 2024. The decrease in operating expenses was primarily due to a decrease in general administrative expenses of $12,042. Operating expenses were partially offset by increase in interest income by $4,669.  Interest income was $9,975 for the year ended December 31, 2025 as compared to $5,306 for the year ended December 31, 2024. As a result, Series Buttonwood 19-3 experienced a net loss of $899 for the year ended December 31, 2025 as compared to a net loss of $17,610 for the prior year.

Series Buttonwood 21-2

For Series Buttonwood 21-2, we have incurred $8,803 in operating expenses classified under general administrative expenses for the year ended December 31, 2025 as compared to $128 in operating expenses classified under general administrative expenses for the year ended December 31, 2024. As a result of the above, Series Buttonwood 21-2 had a net loss of $8,795 for the year ended December 31, 2025 as compared to a net loss $126 in the prior year.

Series 33 Mine Street

For Series 33 Mine Street, we have incurred $15,400 in operating expenses classified under general administrative expenses for the year ended December 31, 2025 as compared to $14,153 in operating expenses classified under general administrative expenses for the year ended December 31, 2024. As a result of the above, Series 33 Mine Street had a net loss of $15,387 for the year ended December 31, 2025 as compared to $14,150 for the year ended December 31, 2024.

Liquidity and Capital Resources

As of December 31, 2025, each of our series has accumulated liabilities due to a related party associated with the expenses incurred for the company’s prior offering under Regulation A. The related party accounts payable as of December 31, 2025 are as follows:

Series	Related Party Accounts Payable
Series A	$106,463
Series 2340 Hilgard	$27,819
Series Buttonwood 19-3	$67,560
Series Buttonwood 21-2	$8,360
Series 33 Mine Street	$9,432
Series 150 Panoramic Way	$16,050
Eliminated in consolidation	$(148,339)
Total	$87,345

As of December 31, 2025, each of our series has recorded deferred offering costs as an asset as follows:

Series	Deferred Offering Costs
Series A	$77,521
Series 2340 Hilgard	$25,000
Series Buttonwood 19-3	$25,000
Series Buttonwood 21-2	$2,500
Series 33 Mine Street	$2,500
Series 150 Panoramic Way	$15,000
Total	$147,521

As of December 31, 2025, Series A has recorded cash of $1,185, subscriptions receivable of $27,315, and due from related party $170,651. Series A expects to complete the acquisition of their respective properties during the fourth quarter of 2028.

As of December 31, 2025 Series Hilgard has recorded cash of $342 and subscriptions receivable of $12,515, and due from related party of $9,250. YSMD Series 2340 Hilgard expects to complete the acquisition of their respective properties during the fourth quarter of 2028.

Series Buttonwood 19-3 has recorded cash of $1,197, subscriptions receivable of $975, and due from related party of $89,722. YSMD Series Buttonwood 19-3 expects to complete the acquisition of their respective properties during the fourth quarter of 2028.

Series Buttonwood 21-2 has recorded cash of $3,189, subscriptions receivable of $12,520 and due from related party of $2,700. YSMD Series Buttonwood 21-2 expects to complete the acquisition of their respective properties during the fourth quarter of 2028.

Series 33 Mine Street has recorded cash of $2,275, and subscriptions receivable of $104,360 and due from related party of $61,970. YSMD Series 33 Mine Street expects to complete the acquisition of their respective properties during the fourth quarter of 2028.

Series 150 Panoramic Way has recorded cash of $2,148, and due from related party of $15,459. YSMD Series 150 Panoramic expects to complete the acquisition of their respective properties during the fourth quarter of 2028.

We intend to purchase 1742 Spruce, 2340 Hilgard, Buttonwood 19-3, Buttonwood 21-2, 33 Mine Street and the 150 Panoramic with the proceeds of each of the Series A, Series 2340 Hilgard, Series Buttonwood 19-3, Series Buttonwood 21-2, Series 33 Mine offerings, and Series 150 - Panoramic respectively.

Each series will repay any loans used to acquire its property with proceeds generated from the closing of the offering of such series. No series will have any obligation to repay a loan incurred by our company to purchase a property for another series.

As of December 31, 2024, each of our series has accumulated liabilities due to a related party associated with the expenses incurred for the company’s prior offering under Regulation A. The related party accounts payable as of December 31, 2024 are as follows:

Series	Related Party Accounts Payable
Series A	$59,013
Series 2340 Hilgard	$28,250
Series Buttonwood 19-3	$32,000
Series Buttonwood 21-2	$3,000
Series 33 Mine Street	$17,500
Series 150 Panoramic Way	$23,750
Eliminated in consolidation	$(81,250)
Total	$82,263

As of December 31, 2024, each of our series has recorded deferred offering costs as an asset as follows:

Series	Deferred Offering Costs
Series A	$77,521
Series 2340 Hilgard	$25,000
Series Buttonwood 19-3	$25,000
Series Buttonwood 21-2	$2,500
Series 33 Mine Street	$2,500
Series 150 Panoramic Way	$15,000
Total	$147,521

As of December 31, 2024, Series A has recorded cash of $21,887, subscriptions receivable of $4,150, and due from related party $125,412. Series A expects to complete the acquisition of their respective properties during the fourth quarter of 2028.

As of December 31, 2024 Series Hilgard has recorded cash of $5,990 and subscriptions receivable of $6,380, and due from related party of $9,250. YSMD Series 2340 Hilgard expects to complete the acquisition of their respective properties during the fourth quarter of 2028.

Series Buttonwood 19-3 has recorded cash of $4,565, subscriptions receivable of $4,075, and due from related party of $92,321. YSMD Series Buttonwood 19-3 expects to complete the acquisition of their respective properties during the fourth quarter of 2028.

Series Buttonwood 21-2 has recorded cash of $5,253, and subscriptions receivable of $11,715. YSMD Series Buttonwood 21-2 expects to complete the acquisition of their respective properties during the fourth quarter of 2028.

Series 33 Mine Street has recorded cash of $5,682, and subscriptions receivable of $65,450. YSMD Series 33 Mine Street expects to complete the acquisition of their respective properties during the fourth quarter of 2028.

Series 150 Panoramic Way has recorded cash of $124, subscriptions receivable of $105,080. YSMD Series 150 Panoramic expects to complete the acquisition of their respective properties during the fourth quarter of 2028.

We intend to purchase 1742 Spruce, 2340 Hilgard, Buttonwood 19-3, Buttonwood 21-2, 33 Mine Street and 150 Panoramic Way with the proceeds of each of the Series A, Series 2340 Hilgard, Series Buttonwood 19-3, Series Buttonwood 21-2, Series 33 Mine and Series 150 Panoramic Way offerings, respectively.

Each series will repay any loans used to acquire its property with proceeds generated from the closing of the offering of such series. No series will have any obligation to repay a loan incurred by our company to purchase a property for another series.

Each series will repay any loans used to acquire its property with proceeds generated from the closing of the offering of such series. No series will have any obligation to repay a loan incurred by our company to purchase a property for another series.

Trend Information

The company has a limited operating history and has not generated revenue from intended operations. The company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the company’s control could cause fluctuations in these conditions, including but not limited to: recession, downturn or otherwise; government policies surrounding tenant rights; local ordinances where properties reside as a result of the coronavirus pandemic; travel restrictions; changes in the real estate market; and interest-rate fluctuations. Adverse developments in these general business and economic conditions could have a material adverse effect on the company’s financial condition and the results of its operations.

Going Concern

The accompanying consolidated and consolidating financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company and each Series have a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans and operations, and has not generated any revenues or profits as of December 31, 2024. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.

The Company’s and each Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company and each Series will be successful in these efforts. The consolidated and consolidating financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company and each Series be unable to continue as a going concern.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

In accordance with the Operating Agreement and the Series Designation for each Series, Collab is the initial member of each Series. Collab is also the Managing Member of YSMD. Finally, Collab is the Property Manager of each Series, unless otherwise specified in the Series Designation for a Series. The sole member and manager of Collab is iREAM Technology Co., Ltd.

YSMD is managed by its Managing Member, Collab. Collab is operated by the following executives and directors who, with the exception of Mr. Hung, Mr. Lucas and Mr. Vereb, all work for the company on a full time basis.

Name	Position	Age	Term of Office (if indefinite, give date appointed)	Full Time/ Part Time
Qian Wang	Chief Executive Officer	58	02/2022	Full Time
Jin Kuang	Chief Financial Officer	55	04/2023	Full Time
Alex Kou Wei Hung	Vice President	51	02/2022	Part Time – 5 hours
Joshua Lucas	Chief Operating Officer	37	02/2022	Part Time – 5 hours (1)
Gareth Vereb	Head of Product	41	06/2022	Full Time

(1)	Messrs and Lucas are part-time consultants of the company pursuant to a Master Services Agreement with Scalio LLC (“Scalio), dated June 28, 2022. Messrs. Lucas and Vereb are the chief operating officer and a senior product manager, respectively, at Scalio.

Qian Wang is the founder of Collab (USA) Capital LLC, and is the company’s manager, Mr. Wang has over 22 years of experience investing in residential properties in China and the US. Between 2015 and 2019, he partnered with leading private equity and real estate funds to build and manage a real estate portfolio with approximately 1,500 apartments, and over 130,000 square feet of creative office space valued at $3.1 billion. His partners in these ventures includes Warburg Pincus, the Government of Singapore Investment Corporation (“GIC”), the investment management business of Prudential Financial, Inc.(“PGIM”), and InfraRed Capital Partners. Over the years, Mr. Wang has led over 50 transactions in Shanghai and Beijing in China, as well as in California and New Jersey in the United States.  Mr. Wang received two master’s degrees in architecture and real estate from the Massachusetts Institute of Technology. He is currently attending the Owner/President Management program at Harvard Business School. In 2021, He established the Wang Real Estate Innovation Fund at Massachusetts Institute of Technology.

Jin Kuang has over 15 years of extensive professional expertise in various financial domains gained across the USA and Canada, including IFRS, US GAAP, financial reporting, financial planning, merger and acquisition, financial analysis and tax. She has also spent over a decade in progressively responsible financial leadership roles within publicly traded companies. Between July 2012 and December 2022, Ms. Kuang has served as the CFO at OOOOO Entertainment Commerce Limited which is a public company listed on the Toronto Security Venture Exchange (“TSXV”) and OTCQB. During the same time, she also served as a part-time CFO for Gourmet Ocean Products Inc. which is also listed on TSXV. Over the years, Jin has served as CFO for multiple publicly listed companies, in addition to her years of auditing experience with KPMG LLP Chartered Accounts. Jin holds a BA in Accounting and an MBA from the University of Northeastern China, along with a US-CPA and CGA designation.

Alexander Kou Wei Hung has over 15 years of experience of investing in and managing disruptive real estate and technology businesses in the United States and China.  In May 2018, Mr. Hund founded Phalanx Infrastructure Partners, a private equity backed company that builds out data centers.  He also is a shareholder and helped spearhead initial fundraising efforts for Magma Equities, a multi-family platform founded in 2018, concentrating on apartment property acquisition in the Southwest and Texas in the United States, with over $500 million acquisitions since inception. From September 2017 to September 2019, Mr. Hund was involved in fundraising efforts for Nova Real Estate Investments, a Shanghai based real estate platform backed by Warburg Pincus and GIC, with an asset under management of over $3 billion.  From February 2012 to December 2016, Mr. Hung served as a Managing Director at Das & Co., an India-focused private equity company.  Prior to that, from September 2005 to May 2009, he was a Technology, Media and Telecom investment banker at Bank of America Merrill Lynch. Before entering investment banking from September 2000 to August 2003, Mr. Hung was a corporate attorney at New York law firms Winston & Strawn and Schulte Roth & Zabel. Mr. Hung holds a bachelor’s degree from Dartmouth College, MBA from Yale School of Management (2003-2005), and JD from Northwestern University School of Law.

Joshua Lucas is a consultant contracted by Collab as product and operations strategist. Joshua has successfully led numerous high-profile digital initiatives for renowned clients, including Alphabet, Inc., Uber Technologies Inc and various Fortune 500 companies and high-growth startups. Since May 2014, Joshua has served as the Chief Operating Officer at Scalio LLC (“Scalio”). Joshua's educational background includes obtaining an MBA with a concentration in Strategy from the University of Alabama between 2012 and 2014. During his time at the university, he also held the esteemed position of Vice President of Alabama's Net Impact chapter, showcasing his leadership abilities and commitment to making a positive impact.

Gareth Vereb is an experienced technical product management specialist with over 16 years of experience leading major product projects. Between April 2013 and Oct 2016, Gareth worked in Techworks IT Solutions (Pty) Ltd., overseeing technology infrastructure implementation projects for underwriting companies. Between October 2016 and January 2019, Gareth led the growth and management of a real estate asset portfolio at eAdvance (Pty) Ltd. From January 2019 to June 2021 Gareth worked with CAPIC (Pty) Ltd as well as Techworks IT Solutions (Pty) Ltd on several consulting projects in the private and public sector. From June 2021 to July 2022 he facilitated the redesign of the entire back-end technology stack at Blue Label Telecoms Limited. Since July 2022, Gareth has served as the senior technical project manager at Scalio, focusing on system development for Collab. He holds an undergraduate degree in financial management, and a postgraduate degree in systems management, and is a certified Project Management Professional (PMP) and Scrum Master (CSM). Additionally, he is a Dean's List scholar MBA at Henley Business School - University of Reading (UK).

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

From February 2, 2022 (inception) to December 31, 2025, the company did not compensate any director or executive officer of Collab for their services to YSMD. Rather, Collab will receive asset management fees from YSMD as described under “Securities Being Offered – Asset Management Fees” and Collab, will also receive property management fees as discussed in “The Company’s Business – Property Management Agreement with Collab”

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

At the closing of the Series A, Series 2340 Hilgard, Series Buttonwood 19-3, Series 33 Mine Street, Series Buttonwood 21-2 Offerings, Collab (USA) Capital LLC, our Managing Member, must purchase a minimum of 5% and may purchase a maximum of 19.9% of Series Interests through the Offering, or such other minimum and maximum percentage amount as set forth in the applicable Series Certificate of Designations for the relevant Series, for the same price as all other investors.

The address for Collab, our Managing Manager, is set forth on the cover page of this Offering Circular. The table below shows the Series Interests owned by our Managing Member as of December 31, 2025 or at designation of the respective series. No other person holds 10% or more of any Series.

Title of Class	Number of Shares To Be Owned	Percent of Outstanding Shares To Be Owned
Series A	225,735	5%

As of December 31, 2025, iREAM Technology Co., Ltd. owns all of outstanding interests in Collab (USA) Capital LLC. Edrick Wang and Albert Wang, are the sons of Qian Wang, Collab’s CEO and Chairman, and indirectly own 64.67% iREAM Technology Co., Ltd. (on a fully-diluted basis).

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Existing Transactions

YSMD Series A will enter into a Purchase Agreement with YSMC LLC, an affiliated entity of the Managing Member, and the sole owner of 1742 Spruce Street LLC. The Agreement will provide for YSMD’s purchase of 1742 Spruce Street LLC, at a net purchase price of $3,535,000 (i.e., the asset price totaling $7,500,000 net of the expected loan amount totaling $3,965,000).

YSMD Series 2340 Hilgard will enter into a Purchase Agreement with YSMC LLC, an affiliated entity of the Managing Member, and the sole owner of 2340 Hilgard Ave LLC. The Agreement will provide for YSMD’s purchase of 2340 Hilgard Ave LLC, at a net purchase price of $1,820,000 (i.e., the asset price totaling $3,640,000 net of the expected loan amount totaling $1,820,000).

YSMD Series Buttonwood 19-3 will enter into a Purchase Agreement with SDZ-US-1_2020 Irrevocable Trust, an affiliated entity of the Managing Member, and the sole owner of 19-21 Buttonwood Street LLC. The Agreement will provide for YSMD’s purchase of Buttonwood 19-3, at a net purchase price of $430,000 (i.e., the asset price totaling $870,000 net of the expected loan amount totaling $440,000).

YSMD Series 33 Mine Street will enter into a Purchase Agreement with YSMC LLC, The SDZ-1-2022 Trust, and The SDZ-2-2022 Trust, the affiliated entities of the Managing Member, and the owners of 33 Mine Street LLC. The Agreement will provide for YSMD’s purchase of 33 Mine Street, at a net purchase price of $719,286 (i.e., the asset price totaling $1,594,286 net of the expected loan amount totaling $875,000).

YSMD Series Buttonwood 21-2 will enter into a Purchase Agreement with SDZ-US-1_2020 Irrevocable Trust, an affiliated entity of the Managing Member, and the sole owner of 19-21 Buttonwood Street LLC. The Agreement will provide for YSMD’s purchase of Buttonwood 21-2, at a net purchase price of $420,000 (i.e., the asset price totaling $850,000 net of the expected loan amount totaling $430,000).

Property Management Agreement

Each Series has entered into or is expected to enter into a Property Management Agreement with Collab, the Managing Member of the company. See “The Company’s Business – Property Management Agreement with Collab” for a description of this agreement.

Real Estate Purchase

Conflicts of Interest

The company is subject to various conflicts of interest arising out of its relationship with Collab, the company’s Managing Member, and its affiliates. These conflicts are discussed below.

General

We do not have a policy that expressly prohibits our Managing Member or our and its directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any asset to be acquired or disposed of by us or any Series or in any transaction to which we or any Series are a party or have an interest. Additionally, we do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Specifically, our Operating Agreement does not prevent our Managing Member and its affiliates from engaging in additional fundraising, management or investment activities, some of which could compete with us. In the future, Here, any officers or directors of Collab and other affiliates of Collab may organize other real estate-related entities or provide real estate related services to us or other persons or entities.

Allocation of Acquisition Opportunities

From time to time, Collab may create new entities that will acquire real estate assets and make offers of securities to accredited investors, foreign investors and under Regulation D, Regulation Crowdfunding, or Regulation A or otherwise. Collab will, in its sole discretion determine which entity will be responsible for acquiring a specific asset.

Allocation of the Company’s Affiliates’ Time

The company relies on Collab’s real estate professionals and other staff, who act on behalf of Collab and the company for the day-to-day operation of their respective businesses. Mr. Wang is the Chief Executive Officer and Chief Financial Officer and sole director of Collab, the Property Manager and the Managing Member and CEO of the company, as well as its Managing Member. As a result of his and Collabs staff’s interests in other Collab entities, the obligations to other investors and the fact that Mr. Wang and the Collab staff engage in and will continue to engage in other business activities, they will face conflicts of interest in allocating time among the company, Collab, other related entities and other business activities in which they are involved. However, the company believes that Collab and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Collab entities for which they work.

Acquisitions of Properties by the Managing Member or its affiliates

Some or all of the series will acquire their properties from the Managing Member or from an affiliate of the Managing Member. Prior to a sale to a series, the Managing Member or an affiliate of the Managing Member may acquire a property, repair and improve the property. The Managing Member or its affiliate will then resell the property to a series at a value which may reflect a premium over the Managing Member’s or its affiliate’s investment in the property. Accordingly, because the Managing Member or its affiliate will be an interested party with respect to a sale of a property that it owns to a series, the Managing Member’s or affiliates interests in such a sale may not be aligned with the interests of the series or its investors. There can be no assurance that a property purchase price that a series will pay to the Managing Member will be comparable to that which a series might pay to an unaffiliated third party property seller.

Loans Repaid According to their Terms

The Managing Member and/or its affiliates may receive compensation from the company for providing loans, including, but not limited to, purchase mortgages, refinance mortgages, and construction lines of credit. Such loans, if any, will be on terms that the Manager believes to be no less favorable to the Company than generally available from third parties; however, loan terms will be established by the Manager in good faith and not as a result of arm’s length negotiations. Loan terms and amounts are difficult to determine at this time.

SECURITIES BEING OFFERED

The following descriptions of the company’s Series Interests, certain provisions of Delaware law, the Series Designation for each Series and the Operating Agreement are summaries and are qualified by reference to Delaware law, the Series Designation of the relevant Series and the Operating Agreement.

General

Title to each Underlying Asset

Title to the property comprising an Underlying Asset of a Series will be held by such Series.

Managing Member, Collab (USA) Capital LLC

Collab (USA) Capital LLC is the Managing Member of each Series.

Collab (USA) Capital LLC, is the Property Manager of each Series; provided, however, that in the discretion of the Managing Member, the Property Manager may be as otherwise stated in the Certificate of Designation for any Series.

The Managing Member may amend any of the terms of the Operating Agreement of YSMD or any Series Designation as it determines in its sole discretion. However, no amendment to the Operating Agreement may be made without the consent of the holders holding a majority of the outstanding Series Interests, that: (i) decreases the percentage of outstanding Series Interests required to take any action under the Agreement; (ii) materially adversely affects the rights of any of the members holding Series Interests (including adversely affecting the holders of any particular Series Interests as compared to holders of other Series Interests); (iii) modifies Section 11.1(a) of the Operating Agreement or gives any person the right to dissolve the company; or (iv) modifies the term of the company.

Distributions

Subject to Section 7.3 and Article XI of the Operating Agreement, as described in the Operating Agreement, and any Series Designation, we intend to distribute 100% of the Free Cash Flows of a Series, after reimbursing the Managing Member and the Property Manager for expenses incurred on behalf of a Series, plus accrued interest, and creating such reserves as the Managing Member deems necessary. A Series’ net income, and therefore, its Free Cash Flows, will be reduced by the expenses of that Series, including the following fees paid to our Managing Member and Property Manager, unless indicated in the relevant Series Designation or property management agreement:

•	Property Management Fee: We generally seek to set these fees to be comparable to prevailing market rates for the management of student housing rental properties in the relevant geographic area. Currently these fees amount to 8% of the Gross Receipts of the Series.

•	Asset Management Fee: A quarterly fee of 0.5% (2% annually) of the Asset Value of the Series.

•	Sourcing Fee: Any portion of the sourcing fee for the Series that is not funded by the proceeds of the Series offering and that is booked as an expenses of the Series, at the company and Managing Member’s discretion. Please see “Use of Proceeds” for the sourcing fee applicable to each specific Series.

We determined these fees internally without any independent assessment of comparable market fees. As a result, they may be higher than those available from unaffiliated third parties. After payment of all of the above fees, all other cash expenses and capital expenditures by the Series, it may not generate sufficient revenue to produce any Free Cash Flows or make distribution to investors.

Distributions will be applied as follows:

First, 100% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise) until the Members have received back 100% of their Capital Contribution; and

Second, 20% to the Managing Member and 80% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise).

“Free Cash Flows” means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization of the relevant Underlying Asset (as shown on the income statement of such Series) and (iii) any depreciation of the relevant Underlying Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any capital expenditure related to the Underlying Asset (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, including interest payments on debt obligations and tax liabilities, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with the terms of the Operating Agreement.

“Asset Value” at any date means the fair market value of assets in a Series representing the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such assets in an arm’s length transaction, determined by the Managing Member in its sole discretion.

We do not intend to obtain a third-party valuation of the assets of each Series to determine “Asset Value”.

Restrictions on Transfer

No Transfer of any Series Interest, whether voluntary or involuntary, will be valid or effective, and no transferee will become a substituted Member, unless the written consent of the Managing Member has been obtained, which consent may be withheld in its sole and absolute discretion. Furthermore, no transfer of any Series Interests, whether voluntary or involuntary, will be valid or effective unless the Managing Member determines, after consultation with legal counsel acting for the company that such transfer will not, unless waived by the Managing Member:

•	result in the transferee directly or indirectly owning in excess of 19.9% of the aggregate outstanding Series Interests;

•	result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series, as specified in Section 12(g)(1)(A)(ii) of the Exchange Act, unless the Series Interests have been registered under the Exchange Act or the company is otherwise an Exchange Act reporting company;

•	cause all or any portion of the assets of the Company or any Series to constitute plan assets for purposes of the Employee Retirement Income Security Act of 1974;

•	adversely affect the company or such Series, or subject the company, the Series, the Managing Member or any of their respective affiliates to any additional regulatory or governmental requirements or cause the company to be disqualified as a limited liability company or subject the company, any Series, the Managing Member or any of their respective affiliates to any tax to which it would not otherwise be subject;

•	require registration of the company, any Series or any Series Interests under any securities laws of the United States of America, any state thereof or any other jurisdiction; or

•	violate or be inconsistent with any representation or warranty made by the transferring Member.

Redemption

Members shall not have any right to resign or redeem their Series Interests from the Company; provided that (i) when a transferee of a Member’s Series Interests becomes a record holder of such Interests, such transferring Member shall cease to be a Member of the company with respect to the Interests so transferred and (ii) Members of a Series shall cease to be Members of such Series when such Series is finally liquidated in accordance with the Operating Agreement.

Voting Rights

Investors have limited voting rights, and substantial powers are delegated to our Managing Member under Section 5.1 of the company’s Operating Agreement for which a vote of the Series Interest holders is not required.

When submitting a matter of vote, a holder of a Series Interest, is entitled to one vote per Series Interest on any and all matters submitted for the consent or approval of members generally. No separate vote or consent of the holders of Series Interests of a specific Series shall be required for the approval of any matter, except for matters specified in the Series Designation of such Series.

For each existing Series, the affirmative vote of the holders of not less than a majority of the Series Interests of the Series then outstanding shall be required for: (a) decreases the percentage of outstanding Interests required to take any action under the Operating Agreement; (b) any amendment to the Operating Agreement (including the Series Designation) that would materially adversely affects the rights of any of the Members (including adversely affecting the holders of any particular Series of Interests as compared to holders of other series of Interests); (c) the modification any provisions of the Operating Agreement relating to or gives any person the right to dissolve the company; or (d) any modification to the term of the Company.

The affirmative vote of at least two thirds of the total votes that may be cast by all outstanding Series Interests, voting together as a class, may elect to remove the Managing Member at any time if the Managing Member is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series or the company and which has a material adverse effect the company. If the Managing Member is so removed, the members, by a plurality vote, may appoint a replacement managing member or approve the liquidation and termination of the company and each Series in accordance with the provisions of Article X of the Operating Agreement. In the event of the resignation of the Managing Member, the Managing Member shall nominate a successor Managing Member and the vote of a majority of the outstanding Series Interests shall be required to elect such successor Managing Member. The Managing Member shall continue to serve as the Managing Member of the company until such date as a successor Managing Member is so elected.

Confidential Information

The purpose of Article XIV of the Operating Agreement is to protect confidential information of the company that would be available to Series Interest holders but not subject to disclosure under federal securities laws or otherwise publicly available. Such information would include personal information of other investors held by the company, and other information in the books and records of the company that is not public and to which a Series Interest holder requests and receives access. Note, this confidentiality obligation does not extend to disclosures which are required by law or to which the Managing Member consents.

Reports to Members

The Managing Member must keep appropriate books and records with respect to the business of the company and each Series business.  The books of the company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP, unless otherwise required by applicable law or other regulatory disclosure requirement.  For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by our Managing Member in accordance with the Internal Revenue Code.

Except as otherwise set forth in the applicable Series Designation, within 120 calendar days after the end of the fiscal year and 90 calendar days after the end of the semi-annual reporting date, the Managing Member must use its commercially reasonable efforts to circulate to each Member electronically by e-mail or made available via an online platform:

•	a financial statement of each Series prepared in accordance with U.S. GAAP, which includes a balance sheet, profit and loss statement and a cash flow statement; and

•	confirmation of the number of Series Interests in each Series outstanding as of the end of the most recent fiscal year;

provided, that notwithstanding the foregoing, if the company or any Series is required to disclose financial information pursuant to the Securities Act or the Exchange Act (including without limitations periodic reports under the Exchange Act or under Rule 257 under Regulation A of the Securities Act), then compliance with such provisions shall be deemed compliance with the above requirements and no further or earlier financial reports shall be required to be provided to the Members of the applicable Series with such reporting requirement.

Our Managing Member intends to file with the Commission periodic reports as required by applicable securities laws.

Under the Securities Act, the company must update this Offering Circular upon the occurrence of certain events, such as asset acquisitions. The company will file updated offering circulars and offering circular supplements with the Commission. The company is also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, the company will file annual reports, semiannual reports and other information with the Commission. In addition, the company plans to provide Series Interest holders with periodic updates, including offering circulars, offering circular supplements, pricing supplements, information statements and other information.

The company will provide such documents and periodic updates electronically by email or made available through the company’s platform.

Distribution Upon Liquidation of a Series

Subject to Article XI of the Operating Agreement and any Series Designation, any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed as follows:

(c)	First, 100% to the Members (pro rata and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise) until the Members have received back 100% of their Capital Contribution; and

(d)	Second, 20% to the Managing Member and 80% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise).

As of the date of this Offering Circular, no series of YSMD has made any liquidation distributions.

Other Rights

Holders of Series Interests shall have no conversion, exchange, sinking fund, appraisal rights, no preemptive rights to subscribe for any securities of the company and no preferential rights to distributions of Series Interests.

Forum Selection Provisions

The company’s Operating Agreement includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement or the transactions contemplated thereby, excluding matters arising under the federal securities laws, be brought in state or federal court of competent jurisdiction located within the State of California.

This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

The company will be required to make annual and semi-annual filings with the SEC. The company will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. The company will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. The company will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors, or certain types of capital-raising. The company will be required to keep making these reports unless it files a Form 1-Z to exit the reporting system, which it will only be able to do if it has less than 300 unitholders of record and have filed at least one Form 1-K.

At least every 12 months, the company will file a post-qualification amendment to the offering Statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

The company may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

Relaxed Ongoing Reporting Requirements

If the company becomes a public reporting company in the future, it will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which the company refers to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as the company remains an “emerging growth company,” the company may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in the company’s periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and unit holder approval of any golden parachute payments not previously approved.

If the company becomes a public reporting company in the future, the company expects to take advantage of these reporting exemptions until it is no longer an emerging growth company. The company would remain an “emerging growth company” for up to five years, although if the market value of its Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, the company would cease to be an “emerging growth company” as of the following December 31.

If the company does not become a public reporting company under the Exchange Act for any reason, the company will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, the company will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and its unitholders could receive less information than they might expect to receive from more mature public companies.

Index to Financial Statements

Pages
YSMD, LLC AUDITED FINANCIAL STATEMENTS – AS OF DECEMBER 31, 2025 AND 2024, AND FOR THE YEARS THEN ENDED	F-2

1742 SPRUCE STREET LLC AUDITED FINANCIAL STATEMENTS – AS OF DECEMBER 31, 2025 AND 2024, AND FOR THE YEARS THEN ENDED	F-21

2340 HILGARD AVENUE LLC AUDITED FINANCIAL STATEMENTS – AS OF DECEMBER 31, 2025 AND 2024, AND FOR THE YEARS THEN ENDED	F-34

33 MINE STREET LLC AUDITED FINANCIAL STATEMENTS – AS OF DECEMBER 31, 2025 AND 2024, AND FOR THE YEARS THEN ENDED	F-47

19-3 BUTTONWOOD (CARVE-OUT OF CERTAIN OPERATIONS OF 19-21 BUTTONWOOD (DE) LLC) AUDITED FINANCIAL STATEMENTS – AS OF DECEMBER 31, 2025 AND 2024, AND FOR THE YEARS THEN ENDED	F-60

21-2 BUTTONWOOD (CARVE-OUT OF CERTAIN OPERATIONS OF 19-21 BUTTONWOOD (DE) LLC) AUDITED FINANCIAL STATEMENTS – AS OF DECEMBER 31, 2025 AND 2024, AND FOR THE YEARS THEN ENDED	F-72

YSMD, LLC

(A Delaware Series LLC)

Consolidated and Consolidating Financial Statements

As of December 31, 2025 and 2024, and for the years then ended

To the Members of

YSMD LLC

Lewes, Delaware

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying consolidated financial statements of YSMD, LLC (the “Company”) on a consolidated basis, which comprise the consolidated balance sheets of the Company as of December 31, 2025 and 2024, the related consolidated statements of operations, changes in members’ equity/(deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements. We have audited the accompanying financial statements of each listed Series of the Company, which comprise each listed Series’ balance sheets as of December 31, 2025 and 2024, the related statements of operations, changes in members’ equity/(deficit), and cash flows for the years then ended for each listed Series, and the related notes to each listed Series’ financial statements.

In our opinion, the consolidated financial statements and each Series’ financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2025 and 2024, the financial position of each listed Series as of December 31, 2025 and 2024, the results of the Company’s consolidated operations and its cash flows for the years then ended, and the results of each listed Series’ operations and cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Financial Statements section of our report. We are required to be independent of the Company and each listed Series and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s and Each Listed Series’ Ability to Continue as a Going Concern

The accompanying consolidated financial statements and each listed Series’ financial statements have been prepared assuming that the Company and each listed Series will continue as a going concern. As described in Note 6 to the consolidated financial statements, the Company and each listed Series has not yet commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans and operations, and has not generated any revenues or profits as of December 31, 2025 and 2024. These factors, among others, raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 6. The consolidated financial statements and each listed Series’ financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements and Each Series’ Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements and each listed Series’ financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Artesian CPA, LLC

1312 17th Street, #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

In preparing the consolidated financial statements and each listed Series’ financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern within one year after the date that the consolidated financial statements and each listed Series’ financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole as of December 31, 2025 and 2024 and for the years then ended, and each listed Series’ financial statements as of December 31, 2025 and 2024 and for the years then ended, are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the consolidated financial statements and each listed Series’ financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements and each listed Series’ financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control or each listed Series’ internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements and each listed Series’ financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

April 8, 2026

Artesian CPA, LLC

1312 17th Street, #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

YSMD, LLC

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

AS OF DECEMBER 31, 2025

(Audited)

	YSMD, LLC	YSMD Series A, LLC	YSMD Series 2340 Hilgard LLC	YSMD Series Buttonwood 19- 3 LLC	YSMD Series Buttonwood 21 -2 LLC	YSMD Series 33 Mine Street LLC	YSMD Series 150 Panoramic Way LLC	Elimination	Consolidated Total - YSMD, LLC
ASSETS
Current assets:
Cash	$-	$1,185	$342	$1,197	$3,189	$2,275	$2,148	$-	$10,336
Subscriptions receivable	-	27,315	12,515	975	12,520	104,360	-	-	157,685
Loan proceeds held in escrow	-	-	-	-	-	-	29,166	-	29,166
Deposit	-	31,000	-	-	-	-	-	-	31,000
Interest receivable, related party	-	35,572	5,915	15,250	-	-	-	-	56,737
Due from related party	-	170,651	9,250	89,722	2,700	61,970	15,459	(148,339)	201,413
Deferred offering costs	-	77,521	25,000	25,000	2,500	2,500	15,000	-	147,521
Total current assets	-	343,244	53,022	132,144	20,909	171,105	61,773	(148,339)	633,858
Investment properties:
Real estate purchase deposit	-	452,609	82,500	210,323	32,000	145,000	222,000	-	1,144,432
Less: Accumulated depreciation	-	-	-	-	-	-	-	-	-
Total investment properties at cost, net	-	452,609	82,500	210,323	32,000	145,000	222,000	-	1,144,432
Other non-current assets
Loans to related party	-	350,000	70,000	190,000	-	-	-	-	610,000
Total non-current assets	-	802,609	152,500	400,323	32,000	145,000	222,000	-	1,754,432
Total Assets	$-	$1,145,853	$205,522	$532,467	$52,909	$316,105	$283,773	$(148,339)	$2,388,290

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable	$-	$11,866	$1,082	$2,757	$270	$2,453	$859	$-	$19,287
Due to related parties	-	106,463	27,819	67,560	8,360	9,432	16,050	(148,339)	87,345
Loan payable, net	-	-	-	-	-	-	207,218	-	207,218
Total current liabilities	-	118,329	28,901	70,317	8,630	11,885	224,127	(148,339)	313,850
Long-term liabilities:
Mortgage payable	-	-	-	-	-	-	-	-	-
Total long-term liabilities	-	-	-	-	-	-	-	-	-
Total liabilities	-	118,329	28,901	70,317	8,630	11,885	224,127	(148,339)	313,850

Members' equity:
Members' contributions	-	1,474,936	257,580	554,618	56,192	356,643	143,642	-	2,843,611
Accumulated deficit	-	(447,412)	(80,959)	(92,468)	(11,913)	(52,423)	(83,996)	-	(769,171)
Total members' equity	-	1,027,524	176,621	462,150	44,279	304,220	59,646	-	2,074,440
Total Liabilities and Members' Equity	$-	$1,145,853	$205,522	$532,467	$52,909	$316,105	$283,773	$(148,339)	$2,388,290

See Independent Auditor's Report and accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

YSMD, LLC
CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS
AS OF DECEMBER 31, 2024
(Audited)

	YSMD, LLC	YSMD Series A, LLC	YSMD Series 2340 Hilgard LLC	YSMD Series Buttonwood 19-3 LLC	YSMD Series Buttonwood 21-2 LLC	YSMD Series 33 Mine Street LLC	YSMD Series 150 Panoramic Way LLC	Elimination	Consolidated Total - YSMD, LLC
ASSETS
Current assets:
Cash	$-	$21,887	$5,990	$4,565	$5,253	$5,682	$124	$-	$43,501
Subscriptions receivable	-	4,150	6,380	4,075	11,715	65,450	105,080	-	196,850
Deposit	-	31,000	-	-	-	-	-	-	31,000
Interest receivable, related party	-	16,856	3,372	5,287	-	-	-	-	25,515
Due from related party	-	125,412	9,250	92,321	-	-	-	(81,250)	145,733
Loans to related party	-	350,000	70,000	190,000	-	-	-	-	610,000
Deferred offering costs	-	77,521	25,000	25,000	2,500	2,500	15,000	-	147,521
Total current assets	-	626,826	119,992	321,248	19,468	73,632	120,204	(81,250)	1,200,120
Investment properties:
Real estate purchase deposit	-	452,609	82,500	210,323	12,000	65,000	-	-	822,432
Less: Accumulated depreciation	-	-	-	-	-	-	-	-	-
Total investment properties at cost, net	-	452,609	82,500	210,323	12,000	65,000	-	-	822,432
Total Assets	$-	$1,079,435	$202,492	$531,571	$31,468	$138,632	$120,204	$(81,250)	$2,022,552

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable	$-	$18,540	$1,916	$2,721	$139	$811	$556	$-	$24,681
Due to related parties	-	59,013	28,250	32,000	3,000	17,500	23,750	(81,250)	82,263
Total current liabilities	-	77,553	30,166	34,720	3,138	18,311	24,306	(81,250)	106,944
Long-term liabilities:
Mortgage payable	-	-	-	-	-	-	-	-	-
Total long-term liabilities	-	-	-	-	-	-	-	-	-
Total liabilities	-	77,553	30,166	34,720	3,138	18,311	24,306	(81,250)	106,944

Members' equity:
Members' contributions	-	1,342,951	229,241	554,799	28,827	136,546	105,080	-	2,397,444
Accumulated deficit	-	(341,069)	(56,915)	(57,948)	(497)	(16,225)	(9,182)	-	(481,836)
Total members' equity	-	1,001,882	172,326	496,851	28,330	120,321	95,898	-	1,915,608
Total Liabilities and Members' Equity	$-	$1,079,435	$202,492	$531,571	$31,468	$138,632	$120,204	$(81,250)	$2,022,552

See Independent Auditor's Report and accompanying notes, which are an integral part of these consolidated and consolidating financial statements

YSMD, LLC
CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025
(Audited)

	YSMD, LLC	YSMD Series A, LLC	YSMD Series 2340 Hilgard LLC	YSMD Series Buttonwood 19-3 LLC	YSMD Series Buttonwood 21- 2 LLC	YSMD Series 33 Mine Street LLC	YSMD 150 Panoramic Way LLC	Consolidated Total - YSMD, LLC
Revenue	$-	$-	$-	$-	$-	$-	$-	$-

Operating expenses:
Advertising and marketing	-	4,500	-	-	-	-	-	4,500
General and administrative	-	43,321	15,369	10,874	8,803	15,400	20,418	114,185
Total expenses	-	47,821	15,369	10,874	8,803	15,400	20,418	118,685
Operating loss	-	47,821	15,369	10,874	8,803	15,400	20,418	118,685
Other income (expenses)
Interest income, related party	-	18,761	3,756	9,975	8	13	7	32,520
Interest expense	-	-	-	-	-	-	(44,370)	(44,370)
Total other income (expenses)	-	18,761	3,756	9,975	8	13	(44,363)	(11,850)

Net loss	$-	$(29,060)	$(11,613)	$(899)	$(8,795)	$(15,387)	$(64,781)	$(130,535)
Weighted average membership interests	N/A	288,565	49,780	111,719	8,755	52,682	27,854	N/A
Loss per membership interest	N/A	$0.10	$0.23	$0.01	$1.00	$0.29	$2.33	N/A

See Independent Auditor's Report and accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

YSMD, LLC
CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024
(Audited)

	YSMD, LLC	YSMD Series A, LLC	YSMD Series 2340 Hilgard LLC	YSMD Series Buttonwood 19- 3 LLC	YSMD Series Buttonwood 21-2 LLC	YSMD Series 33 Mine Street LLC	YSMD 150 Panoramic Way LLC	Consolidated Total - YSMD, LLC
Revenue	$-	$-	$-	$-	$-	$-	$-	$-

Operating expenses:
Advertising and marketing	-	3,694	-	-	-	-	-	3,694
General and administrative	-	104,892	15,375	22,916	128	14,153	8,300	165,764
Total expenses	-	108,586	15,375	22,916	128	14,153	8,300	169,458
Operating loss	-	108,586	15,375	22,916	128	14,153	8,300	169,458
Other income (expenses)
Interest income, related party	-	16,897	3,392	5,306	2	3	1	25,601
Total other income	-	16,897	3,392	5,306	2	3	1	25,601

Net loss	$-	$(91,689)	$(11,983)	$(17,610)	$(126)	$(14,150)	$(8,299)	$(143,857)
Weighted average membership interests	N/A	251,115	41,314	86,836	1,233	5,496	2,451	N/A
Loss per membership interest	N/A	$0.37	$0.29	$0.20	$0.10	$2.57	$3.39	N/A

See Independent Auditor's Report and accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

YSMD, LLC
CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS' EQUITY / (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(Audited)

	YSMD, LLC	YSMD Series A, LLC	YSMD Series 2340 Hilgard LLC	YSMD Series Buttonwood 19- 3 LLC	YSMD Series Buttonwood 21- 2 LLC	YSMD Series 33 Mine Street LLC	YSMD Series 150 Panoramic Way LLC	Consolidated Total - YSMD, LLC
Balance as of December 31, 2023	$-	$887,933	$122,823	$159,683	$-	$-	$-	$1,170,439
Members’ contributions from Regulation A	-	286,565	74,890	379,741	29,050	137,315	-	907,561
Offering costs for Regulation A	-	(10,411)	(2,749)	(3,797)	(223)	(769)	-	(17,949)
Members’ contributions from Regulation Crowdfunding	-	-	-	-	-	-	105,080	105,080
Offering costs for Regulation Crowdfunding	-	-	-	-	-	-	-	-
Distributions to members	-	(70,516)	(10,655)	(21,166)	(371)	(2,075)	(883)	(105,666)
Net loss	-	(91,689)	(11,983)	(17,610)	(126)	(14,150)	(8,299)	(143,857)
Balance as of December 31, 2024	$-	$1,001,882	$172,326	$496,851	$28,330	$120,321	$95,898	$1,915,608
Members’ contributions from Regulation A	-	131,985	28,725	-	27,785	222,230	-	410,725
Offering costs for Regulation A	-	-	(386)	(181)	(420)	(2,133)	-	(3,120)
Members’ contributions from Regulation Crowdfunding	-	-	-	-	-	-	40,215	40,215
Offering costs for Regulation Crowdfunding	-	-	-	-	-	-	(1,653)	(1,653)
Distributions to members	-	(77,283)	(12,431)	(33,621)	(2,621)	(20,811)	(10,033)	(156,799)
Net loss	-	(29,060)	(11,613)	(899)	(8,795)	(15,387)	(64,781)	(130,535)
Balance as of December 31, 2025	$-	$1,027,524	$176,621	$462,150	$44,279	$304,220	$59,646	$2,074,440
Number of membership interests	-	297,069	52,143	111,719	11,367	71,909	29,059	N/A

See Independent Auditor's Report and accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

YSMD, LLC
CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2025
(Audited)

	YSMD, LLC	YSMD Series A, LLC	YSMD Series 2340 Hilgard LLC	YSMD Series Buttonwood 19-3 LLC	YSMD Series Buttonwood 21-2 LLC	YSMD Series 33 Mine Street LLC	YSMD Series 150 Panoramic Way LLC	Elimination	Consolidated Total - YSMD, LLC
Cash flows from operating activities:
Net loss	$-	$(29,060)	$(11,613)	$(899)	$(8,795)	$(15,387)	$(64,781)	$-	$(130,535)
Adjustments to reconcile net loss to net cash used in operation:
Accrued interest income	-	(18,716)	(2,543)	(9,963)	-	-	-	-	(31,222)
Amortization of loan fees and discount	-	-	-	-	-	-	44,370	-	44,370
Expenses incurred with related parties and charged to related party payables	-	38,250	14,750	8,360	8,360	-	-	(54,970)	14,750
Changes in operating assets and liabilities:
Accounts payable	-	(6,500)	(969)	-	-	-	-	-	(7,469)
Net cash used in operating activities	-	(16,026)	(375)	(2,502)	(435)	(15,387)	(20,411)	(54,970)	(110,106)

Cash flows from investing activities:
Real estate purchase deposit	-	-	-	-	(20,000)	(80,000)	(222,000)	-	(322,000)
Cash received in repayment of advances to related parties	-	19,500	-	-	600	-	-	(20,100)	-
Cash paid for advances to related parties	-	(27,269)	-	-	(6,300)	(69,470)	(2,350)	111,389	6,000
Net cash used in investing activities	-	(7,769)	-	-	(25,700)	(149,470)	(224,350)	91,289	(316,000)

Cash flows from financing activities:
Proceeds from Regulation A subscriptions	-	22,650	23,590	3,100	26,980	183,320	145,295	-	404,935
Distributions to members	-	(77,457)	(12,295)	(32,586)	(2,489)	(19,169)	(9,730)	-	(153,726)
Refunds to members	-	(2,500)	(1,000)	(1,000)	-	-	-	-	(4,500)
Proceeds from loans	-	-	-	-	-	-	134,073	-	134,073
Repayment of loans	-	-	-	-	-	-	(391)	-	(391)
Offering costs for Regulation A	-	-	(386)	(181)	(420)	(2,133)	-	-	(3,120)
Offering costs for Regulation CF	-	-	-	-	-	-	(1,653)	-	(1,653)
Cash received from advances from related parties	-	29,000	4,069	23,700	-	16,350	22,800	(69,919)	26,000
Cash repaid on advances from related parties	-	(600)	(20,250)	-	-	(17,500)	(45,500)	33,600	(50,250)
Reward shares funded by the Manager	-	38,000	-	2,600	-	-	-	-	40,600
Dividends and refunds paid by (for) related parties	-	(6,000)	1,000	3,500	-	582	1,891	-	973
Net cash provided by (used in) financing activities	-	3,093	(5,272)	(867)	24,071	161,449	246,785	(36,319)	392,941

Net change in cash	-	(20,702)	(5,648)	(3,368)	(2,064)	(3,407)	2,024	-	(33,165)
Cash and cash equivalents at beginning of period	-	21,887	5,990	4,565	5,253	5,682	124	-	43,501
Cash and cash equivalents at end of period	$-	$1,185	$342	$1,197	$3,189	$2,275	$2,148	$-	$10,336

Supplemental Disclosure of Non-Cash Financing Activities
Subscriptions due from Manager paid by due from related party under bonus share program	$-	$88,670	$-	$-	$-	$-	$-	$-	$88,670
Loan proceeds receivable from escrow	$-	$-	$-	$-	$-	$-	$29,166	$-	$29,166

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest expense	$-	$-	$-	$-	$-	$-	$782	$-	$782

See Independent Auditor's Report and accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

YSMD, LLC
CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2024
(Audited)

	YSMD, LLC	YSMD Series A, LLC	YSMD Series 2340 Hilgard LLC	YSMD Series Buttonwood 19-3 LLC	YSMD Series Buttonwood 21-2 LLC	YSMD Series 33 Mine Street LLC	YSMD Series 150 Panoramic Way LLC	Elimination	Consolidated Total - YSMD, LLC
Cash flows from operating activities:
Net loss	$-	$(91,689)	$(11,983)	$(17,610)	$(126)	$(14,150)	$(8,299)	$-	$(143,857)
Adjustments to reconcile net loss to net cash provided by (used in) operation:
Accrued interest income	-	(16,856)	(3,372)	(5,287)	-	-	-	-	(25,515)
Expenses incurred with related parties and charged to related party payables		9,213	-	-	2,500	16,500	23,250	(28,250)	23,213
Changes in operating assets and liabilities:
Deposit	-	(31,000)	-	-	-	-	-	-	(31,000)
Accounts payable	-	11,467	970	-	-	-	-	-	12,437
Net cash provided by (used in) operating activities	-	(118,865)	(14,385)	(22,897)	2,374	2,350	14,951	(28,250)	(164,722)

Cash flows from investing activities:
Real estate purchase deposit	-	(452,609)	(82,500)	(210,323)	(12,000)	(65,000)	-	-	(822,432)
Cash paid for advances to related parties	-	(35,250)	-	-	-	-	-	35,250	-
Net cash provided by (used in) investing activities	-	(487,859)	(82,500)	(210,323)	(12,000)	(65,000)	-	35,250	(822,432)

Cash flows from financing activities:
Proceeds from Regulation A subscriptions	-	969,582	225,594	319,390	17,335	71,865	-	-	1,603,766
Distributions to members	-	(66,921)	(10,410)	(18,978)	(234)	(1,264)	(327)	-	(98,134)
Loans to related party	-	(350,000)	(70,000)	(190,000)	-	-	-	-	(610,000)
Offering costs for Regulation A	-	(10,411)	(2,749)	(3,797)	(223)	(769)	-	-	(17,949)
Cash received from advances from related parties	-	49,000	1,000	4,000	500	1,000	500	(7,000)	49,000
Cash repaid on advances from related parties	-	(46,979)	(42,246)	(17,246)	-	-	-	-	(106,471)
Reward shares funded by the Manager	-	-	-	142,854	-	-	-	-	142,854
Deferred offering cost charge	-	-	-	-	(2,500)	(2,500)	(15,000)	-	(20,000)
Net cash provided by (used in) financing activities	-	544,271	101,189	236,223	14,878	68,332	(14,827)	(7,000)	943,065

Net change in cash	-	(62,454)	4,304	3,003	5,252	5,682	124	-	(44,089)
Cash and cash equivalents at beginning of year	-	84,341	1,686	1,562	-	-	-	-	87,589
Cash and cash equivalents at end of year	$-	$21,887	$5,990	$4,565	$5,252	$5,682	$124	$-	$43,500

Supplemental Disclosure of Non-Cash Financing Activities
Subscriptions due from Manager paid by due from related party under bonus share program	$-	$25,575	$-	$173,341	$-	$-	$-	$-	$198,916

See Independent Auditor's Report and accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

YSMD LLC

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2025 AND 2024, AND FOR THE YEARS THEN ENDED

(Audited)

NOTE 1 – NATURE OF OPERATIONS

YSMD LLC (the “Company”) is a Delaware series limited liability company formed on February 2nd, 2022 under the laws of Delaware. The Company is managed by its managing member, Collab (USA) Capital LLC (“the Manager”). The Company was formed to permit public investment in rental properties, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests, or “Series”, that management intends to establish. As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

YSMD Series A, LLC (“Series A”) is Delaware limited liability company formed on December 12, 2022 under the laws of Delaware. YSMD Series 2340 Hilgard LLC (“Series Hilgard”) is Delaware limited liability company formed on May 4, 2023 under the laws of Delaware. YSMD Series Buttonwood 19-3 LLC (“Series Buttonwood 19-3”) is Delaware limited liability company formed on May 4, 2023 under the laws of Delaware. YSMD Series Buttonwood 21-2 LLC (“Series Buttonwood 21-2”) is Delaware limited liability company formed on August 26, 2024 under the laws of Delaware. YSMD Series 33 Mine Street LLC (“Series 33 Mine”) is Delaware limited liability company formed on August 26, 2024 under the laws of Delaware. YSMD Series 150 Panoramic LLC (“Series 150 Panoramic”) is Delaware limited liability company formed on October 7, 2024 under the laws of Delaware.

As of December 31, 2025 and 2024, the Company and each Series have not yet commenced operations. Once the Company and each Series commence their planned principal operations, they will incur significant additional expenses. The Company and each Series are dependent upon additional capital resources for the commencement of their planned principal operations and are subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s and each Series' planned operations or failing to profitably operate the business.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated and consolidating financial statements have been prepared using the accrual method of accounting in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”). The Company and each Series adopted the calendar year as its basis of reporting.

The accompanying consolidated and consolidating financial statements include the accounts of YSMD, LLC and its Series. All significant intercompany transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated and consolidating financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated and consolidating financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company and each Series have a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's and each Series’ control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's and each Series’ financial condition and the results of its operations.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Subscriptions Receivable

The Company records membership interest issuances at the effective date. If the subscription is not funded upon issuance, the Company records a subscription receivable as an asset on a balance sheet. When subscription receivables were not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under FASB ASC 505-10-45-2, the subscription is reclassified as a contra account to members’ equity/(deficit) on the balance sheet.

For the years ended December 31, 2025 and 2024, the Company has received $131,985 and $286,565 of fully subscribed equity subscriptions from Series A offerings, respectively. As of December 31, 2025 and 2024, the Company had $27,315 and $4,150 in subscriptions receivable for Series A, respectively.

For the years ended December 31, 2025 and 2024, the Company has received $28,725 and $74,890 of fully subscribed equity subscriptions from Series Hilgard offerings, respectively. As of December 31, 2025 and 2024, the Company had $12,515 and $6,380 in subscriptions receivable for Series Hilgard, respectively.

For the years ended December 31, 2025 and 2024, the Company has received $0 and $379,741 of fully subscribed equity subscriptions from Series Buttonwood 19-3 offerings, respectively. As of December 31, 2025 and 2024, the Company had $975 and $4,075 in subscriptions receivable for Series Buttonwood 19-3, respectively.

For the years ended December 31, 2025 and 2024, the Company has received $27,785 and $29,050 of fully subscribed equity subscriptions from Series Buttonwood 21-2 offerings, respectively. As of December 31, 2025 and 2024, the Company had $12,520 and $11,715 in subscriptions receivable for Series Buttonwood 21-2, respectively.

For the years ended December 31, 2025 and 2024, the Company has received $222,230 and $137,315 of fully subscribed equity subscriptions from Series 33 Mine offerings, respectively. As of December 31, 2025 and 2024, the Company had $104,360 and $65,450 in subscriptions receivable for Series 33 Mine, respectively.

For the years ended December 31, 2025 and 2024, the Company has received $40,215 and $105,080 of fully subscribed equity subscriptions from Series 150 Panoramic offerings, respectively. As of December 31, 2025 and 2024, the Company had $0 and $105,080 in subscriptions receivable for Series 150 Panoramic, respectively.

Investment Properties

Investment properties are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of buildings, improvements and other assets. Buildings are depreciated over twenty-seven and half years and improvements and other assets are depreciated over their estimated economic useful lives, generally three to thirty years.

Once a property is ready for its intended use, expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures above a pre-determined threshold that improve or extend the life of a property.

Real Estate Impairment

The Company and each Series review the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of demand, competition, and other economic factors. The Company and each Series had no impairment of real estate assets as of December 31, 2025 and 2024.

Deferred Offering Costs

The Company and each Series comply with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity/(deficit) upon the completion of an offering or to expense if the offering is not completed.  Offering costs include offering expense reimbursements and sourcing fees as noted below. The Company and each Series will reimburse the Manager for series offering expenses actually incurred in an amount up to 3% of gross offering proceeds, which the Company and each Series expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering. As of both December 31, 2025 and 2024, the Manager has deferred $147,521 in offering expenses. As each offering is ongoing as of both December 31, 2025 and 2024, the deferred offering costs have not yet been charged to members’ equity/(deficit).

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

●	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
●	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.
●	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

There were no assets or liabilities requiring fair value measurement as of December 31, 2025 and 2024.

Revenue Recognition

Revenues are generated at the series level. Rental revenue, net of concessions, will be recognized on a straight-line basis over the term of the lease.

The Company and each Series adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Company and each Series determine revenue recognition through the following steps:

•	Identification of a contract with a customer;
•	Identification of the performance obligations in the contract;
•	Determination of the transaction price;
•	Allocation of the transaction price to the performance obligations in the contract; and
•	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company and each Series expect to be entitled to in exchange for those goods or services.

As a practical expedient, the Company and each Series do not adjust the transaction price for the effects of a significant financing component if, at contract inception.

Expense Allocations

The Company and each Series are responsible for the costs and expenses attributable to the activities of the Series. Expenses will be allocated to the Series following an expense allocation policy determined and directed by the managing member.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Income Taxes

The Company and each Series are limited liability companies, treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the members. As such, no recognition of federal or state income taxes for the Company has been provided for in the accompanying consolidated and consolidating financial statements.

The Company and each Series use the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the consolidated and consolidating financial statements and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Earnings/(Loss) per Membership Interest

Upon completion of an offering, each Series complies with accounting and disclosure requirement of ASC Topic 260, “Earnings per Share.” For each Series, earnings (loss) per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership interests in that particular Series during the period.

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our consolidated and consolidating financial statements.

NOTE 3 – LOANS PAYABLE

During the year ended December 31, 2025, the Company entered into a listing agreement with Wefunder for the Series 150 Panoramic. Through the Wefunder listing, the Company entered into identical loan agreements with multiple lenders to borrow up to an aggregate principal amount of $1,200,000. Under the terms of the agreements, each lender provided funding to the Company in exchange for the Company’s promise to repay a fixed contractual repayment amount equal to 2.2 times the original loan principal.

The Company is required to make quarterly payments equal to 15% of the Company’s qualifying revenue (the “Revenue Percentage”), allocated pro rata among lenders based on their relative loan amounts. All lenders who invested identical amounts receive identical Revenue Percentages. The repayment period commences one year from the loan dates, and the loan is unsecured. For the years ended December 31, 2025 and 2024, the Company made a payment of revenue share related to the loans totaled $782 and $0, respectively.

During the year ended December 31, 2025, the Company borrowed an aggregate of $174,500, which was used for operations. The Company incurred finance costs of $10,871 associated with these loans. The Company recorded the additional repayment obligations totaling $220,273 as additional liabilities on the loan obligation and a commensurate discount on the loans. The discount is amortized to interest expense over the expected period of the loan, which management estimates to be 6 years, including 1 year grace period from loan inception dates. For the year ended December 31, 2025, $44,370 was amortized to interest expense and $175,903 of the discount remains unamortized as of December 31, 2025.

The loan’s outstanding repayment obligation of 382,730 is presented net of $175,903 of unamortized loan discounts as of December 31, 2025, which will be recognized over a period of 6 years.

NOTE 4 – MEMBERS’ EQUITY / (DEFICIT)

The Company is managed by Collab (USA) Capital LLC, a Delaware corporation and managing member of the Company (the “Manager”). Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Company and to each of the Company’s series and subsidiaries, if any.

The Manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

The Manager shall, as of the completion of the initial offering of a Series' interests, hold at least 5% of the Series' interests.

Pursuant to the operating agreement, the Manager will receive fees and expense reimbursements for services relating to the Company’s offering, investment management, and management of properties.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Company expects the Manager to make distributions on a monthly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion. Amounts available for distribution following liquidation of a series will be distributed first ratably to such Series' interest holders until 100% of the capital contributions are returned, and then 20% to the managing member and 80% to the Series' interest holders. Distributions are recorded as they are declared and recorded to distributions payable until payment is made, which the Company and each Series include in accounts payable on the consolidated and consolidating balance sheets.

During the year ended December 31, 2025, members’ contributions from Regulation A amounted to $43,315 to the Company from Series A’s offerings by issuing 8,663 units at $5 per unit. The Company also issued 17,734 reward shares with a value of $88,670, which were purchased by the Manager for investors meeting criteria of the Company’s bonus share program on this offering. During the year ended December 31, 2025, members’ contributions from Regulation A amounted to $28,725 to the Company from Series Hilgard’s offerings by issuing 5,745 units at $5 per unit. During the year ended December 31, 2025, members’ contributions from Regulation A totaled $0 to the Company from Series Buttonwood 19-3’s offerings. During the year ended December 31, 2025, members’ contributions from Regulation A amounted to $27,785 to the Company from Series Buttonwood 21-2’s offerings by issuing 5,557 units at $5 per unit. During the year ended December 31, 2025, members’ contributions from Regulation A amounted to $222,230 to the Company from Series 33 Mine’s offerings by issuing 44,446 units at $5 per unit.

During the year ended December 31, 2025, members’ contributions from Regulation Crowdfunding amounted to $40,215 to the Company from Series 150 Panoramic’s offerings by issuing 8,043 units at $5 per unit.

During the year ended December 31, 2025, the Company incurred Regulation A offering costs of $0 for Series A’s offerings, $386 from Series Hilgard’s offerings, $181 from Series Buttonwood 19-3 offerings, $420 from Series Buttonwood 21-2 offerings, and $2,133 from Series 33 Mine’s offerings. During the year ended December 31, 2025, the Company incurred Regulation Crowdfunding offering costs of $1,653 from Series 150 Panoramic’s offerings. The offering costs are net against members’ contributions.

During the year ended December 31, 2024, members’ contributions from Regulation A amounted to $260,990 to the Company from Series A’s offerings by issuing 52,198 units at $5 per unit. The Company also issued 5,115 reward shares with a value of $25,575, which were purchased by the Manager for investors meeting criteria of the Company’s bonus share program on this offering. During the year ended December 31, 2024, members’ contributions from Regulation A amounted to $74,890 to the Company from Series Hilgard’s offerings by issuing 14,978 units at $5 per unit. During the year ended December 31, 2024, members’ contributions from Regulation A totaled $206,400 to the Company from Series Buttonwood 19-3’s offerings by issuing 41,280 units at $5 per unit. The Company also issued 34,668 reward shares with a value of $173,341, which were purchased by the Manager for investors meeting criteria of the Company’s bonus share program on this offering. During the year ended December 31, 2024, members’ contributions from Regulation A amounted to $29,050 to the Company from Series Buttonwood 21-2’s offerings by issuing 5,810 units at $5 per unit. During the year ended December 31, 2024, members’ contributions from Regulation A amounted to $137,315 to the Company from Series 33 Mine’s offerings by issuing 27,463 units at $5 per unit.

During the year ended December 31, 2024, members’ contributions from Regulation Crowdfunding amounted to $105,080 to the Company from Series 150 Panoramic’s offerings by issuing 21,016 units at $5 per unit.

During the year ended December 31, 2024, the Company incurred Regulation A offering costs of $10,411 for Series A’s offerings, 2,749 from Series Hilgard’s offerings, $3,797 from Series Buttonwood 19-3’s offerings, $223 from Series Buttonwood 21-2’s offerings, and $769 from Series 33 Mine’s offerings. The offering costs are net against members’ contributions.

The debts, obligations, and liabilities of the Company and each Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company and each Series, and no member of the Company or a Series is obligated personally for any such debt, obligation, or liability.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Manager will receive from each Series an asset management fee, payable quarterly in arrears, equal to 0.5% of asset value as of the last day of the immediately preceding quarter.

The Company entered into an agreement with its Manager where as compensation for the services provided by the property manager, each Series will be charged a property management fee equal to eight percent (8%) of gross receipts on a Series property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income.

The Company entered into an agreement with its Manager where upon the disposition and sale of a Series property, each Series will pay to the Manager a property disposition fee equal to 2% of the disposition price that will cover property sale expenses such as brokerage commissions, title, escrow and closing costs. It is expected that this disposition fee charged to a Series will range from 6-7% of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference as income.

If a Series raises the maximum offering amount, each Series will pay to the Manager a sourcing fee up to 5% of the contractual purchase price of the relevant property acquired by the Series.

Each Series will pay a renovation and management fee, as applicable, to the Manager equal to 5.5% of the total capital improvements costs for renovation management.

Each Series is to reimburse the Manager for offering costs incurred on its behalf of up to 3% of the offering proceeds.

Due from (to) Related Parties

Related party receivable including interest receivable from Collab USA totaled $258,150 as of December 31, 2025 and $171,248 as of December 31, 2024. The receivable was $201,413 as of December 31, 2025 and $145,733 as of December 31, 2024, from the bonus shares purchased by the Manager for investors meeting criteria of the Company’s bonus share program on this offering and $56,737 as of December 31, 2025 and $25,515 as of December 31, 2024, from accrued interest on loans.

Related party receivable from 2340 Hilgard Avenue LLC (“2340 Hilgard”) totaled $9,250 as of December 31, 2025 and $9,250 as of December 31, 2024. Related party receivable from 150 Panoramic Way LLC (“150 Pano”) totaled $7,609 as of December 31, 2025 and $0 as of December 31, 2024.

Related party payable totaled $87,345 as of December 31, 2025, of which $42,818 was due to Collab CA LLC (“Collab CA”), $37,944 due to 1742 Spruce Street LLC (“1742 Spruce”), $5,000 due to 19-21 Buttonwood (DE) LLC (“19-21 Buttonwood”) and $1,582 due to 33 Mine Street LLC, respectively. As of December 31, 2025, Series A had advanced $13,069 to Series Hilgard, $46,700 to Series Buttonwood 19-3, $16,050 to Series 150 Panoramic, and which were eliminated in consolidation. As of December 31, 2025, Series 33 Mine had advanced $30,375 to Series A, $7,375 to Series Hilgard, $15,860 to Series Buttonwood 19-3 and $8,360 to Series Buttonwood 21-2, and which were eliminated in consolidation. As of December 31, 2025, Series 21-2 had advanced $2,700 to Series A, and which were eliminated in consolidation. As of December 31, 2025, Series 150 Panoramic had advanced $7,850 to Series 33 Mine, and which were eliminated in consolidation.

Related party payable totaled $82,263 as of December 31, 2024, of which $46,068 was due to Collab CA LLC (“Collab CA”), $17,194 due to 1742 Spruce Street LLC (“1742 Spruce”), $5,000 due to 19-21 Buttonwood (DE) LLC (“19-21 Buttonwood”) and $14,000 due to 33 Mine Street LLC, respectively. As of December 31, 2024, Series A had advanced $24,000 to Series Hilgard, $27,000 to Series Buttonwood 19-3, $3,500 to Series 33 Mine, $3,000 to Series Buttonwood 21-2, $23,750 to Series 150 Panoramic, and which were eliminated in consolidation.

The reimbursement to the Manager for offering costs will be up to 3% of the asset value. Each of Collab USA, SEZ-US-1-2020 Irrevocable Trust, Collab CA, 1742 Spruce, 2340 Hilgard, 33 Mine Street LLC, and 19-21 Buttonwood (DE) LLC is a related party of the Company. These balances are unsecured, non-interest bearing and have no fixed terms of repayment.

Loan to Related Parties

On January 22, 2024, Series A loaned $350,000 to Collab (USA) Capital LLC (the “Manager” or “Collab USA”), the Company’s managing member; Series Hilgard loaned $70,000 to Collab USA and Series Buttonwood 19-3 loaned $60,000 to Collab USA. On August 20, 2024, Series Buttonwood 19-3 loaned additional $130,000 to Collab USA. These loans bear interest of 5% per annum and were due by demand, but in 2025 the Company agreed to extension with the related party to provide formal due dates in 2028. As of December 31, 2025, the Company accrued a total of $56,737 of interest income due from Collab USA, of which $35,572 was due to Series A, $5,915 due to Series Hilgard and $15,250 due to Series Buttonwood 19-3, all of which was outstanding and included in interest receivable as of December 31, 2025.

Real Estate Purchase Deposit

During the year ended December 31, 2025, the Company made a total of $322,000 deposits to the seller as advance payment for the purchase of real estate assets, of which $20,000 was advanced from Series Buttonwood 21-2, $80,000 advanced from Series 33 Mine, and $222,000 from Series 150 Panoramic, respectively.

As of December 31, 2025, the deposits to the seller for the planned real estate purchases amounted to $1,144,432, of which $452,609 is from Series A, $82,500 was from Series Hilgard, $210,323 was from Series Buttonwood 19-3, $32,000 was from Series Buttonwood 21-2, $145,000 was from Series 33 Mine, and $222,000 was from Series 150 Panoramic, respectively.

NOTE 6 – GOING CONCERN

The accompanying consolidated and consolidating financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company and each Series have a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans and operations, and has not generated any revenues or profits as of December 31, 2025 and 2024. These factors, among others, raise substantial doubt about the ability of the Company and each listed Series to continue as a going concern for a reasonable period of time. The Company’s and each Series’ ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company and each Series will be successful in these efforts. The consolidated and consolidating financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company and each Series be unable to continue as a going concern.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 8, 2026, the date the consolidated and consolidating financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated and consolidating financial statements.

Closing of Funds

In January 2026, the Company closed on the sale under Regulation A of 5,263 Series A interests, receiving $26,315 of gross proceeds; 2,463 Series Hilgard interests, receiving $12,315 of gross proceeds; 2,483 Series Buttonwood 21-2 interests, receiving $12,415 gross proceeds; and 20,772 Series 33 Mine interests, receiving $103,860 of gross proceeds.

In February 2026, the Company received $22,732 of gross loan proceeds under the listing agreement with WeFunder, as discussed in Note 3.

1742 SPRUCE STREET LLC

Audited Financial Statements for the

Years Ended December 31, 2025 and 2024

To the Managing Member of

1742 Spruce Street LLC

Sacramento, California

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying financial statements of 1742 Spruce Street LLC (the “Company”) which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of operations, changes in member’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 8 to the financial statements, the Company has an accumulated deficit of $1,898,156, has generated a loss of $18,269 for the year ended December 31, 2025, and has limited liquid assets to satisfy its obligations as they come due with cash of $37,379 against current liabilities of $184,440 as of December 31, 2025. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Artesian CPA, LLC

1312 17th Street #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

April 15, 2026

Artesian CPA, LLC

1312 17th Street #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

1742 Spruce Street LLC

BALANCE SHEETS
As of December 31, 2025 and 2024
(Audited)

	December 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$37,379	$62,504
Prepaid expenses	14,284	7,091
Due from related parties	161,528	91,226
Total current assets	213,191	160,821
Real estate assets:
Appliance and equipment	11,250	11,250
Building and building improvement	4,381,300	4,381,300
Land	1,430,000	1,430,000
Accumulated depreciation	(1,257,254)	(1,094,137)
Total real estate assets	4,565,296	4,728,413
Total assets	$4,778,487	$4,889,234

LIABILITIES AND MEMBER'S EQUITY
Current liabilities:
Accounts payable	$6,091	$1,047
Due to related parties	19,729	5,952
Interest payable	10,015	10,243
Unearned revenue	23,882	24,913
Other accrued expense	1,234	1,705
Security deposit	39,519	39,914
Mortgage payable, current portion	83,970	81,410
Total current liabilities	184,440	165,184
Long-term liabilities:
Mortgage payable, net of current portion	3,799,620	3,883,590
Total long-term liabilities	3,799,620	3,883,590
Total liabilities	3,984,060	4,048,774

Member's equity:
Member's capital	2,692,583	2,617,583
Accumulated deficit	(1,898,156)	(1,777,123)
Total member's equity	794,427	840,460
Total liabilities and member's equity	$4,778,487	$4,889,234

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

1742 Spruce Street LLC

STATEMENTS OF OPERATIONS

Years Ended December 31, 2025 and 2024

(Audited)

	Twelve Months Ended
	December 31,
	2025	2024
Rental income	$488,530	$486,833

Operating expenses:
Property taxes	101,125	95,510
Utilities	27,515	28,520
General and administrative	34,849	25,795
Advertising and marketing	672	2,000
Repair and maintenance	22,766	23,993
Property management fees	43,080	44,369
Depreciation	163,117	162,657
Total operating expenses	393,124	382,844
Income from Operations	95,406	103,989

Other income (expense), net
Other income	7,862	9,988
Interest expense	(121,537)	(122,915)
Total other expense, net	(113,675)	(112,927)
Net loss	$(18,269)	$(8,938)

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

1742 Spruce Street LLC

STATEMENTS OF CHANGES IN MEMBER’S EQUITY

Years Ended December 31, 2025 and 2024

(Audited)

	Member's Capital	Accumulated Deficit	Total Member's Equity
Balance as of December 31, 2023	$2,617,583	$(1,663,185)	$954,398
Distributions	-	(105,000)	(105,000)
Net loss	-	(8,938)	(8,938)
Balance as of December 31, 2024	$2,617,583	$(1,777,123)	$840,460
Contribution	75,000	-	75,000
Distributions	-	(102,764)	(102,764)
Net loss	-	(18,269)	(18,269)
Balance as of December 31, 2025	$2,692,583	$(1,898,156)	$794,427

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

1742 Spruce Street LLC

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2025 and 2024

(Audited)

	Twelve Months Ended
	December 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(18,269)	$(8,938)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation	163,117	162,657
Expenses incurred with related parties and charged to related party payables	22,620	(20,071)
Changes in operating assets and liabilities:
Prepaid expenses	(7,193)	(5,641)
Accounts payable	5,044	381
Interest payable	(228)	-
Other accrued expense	(471)	(3,768)
Unearned revenue	(1,031)	(6,764)
Net cash provided by operating activities	163,589	117,856

Cash flows from investing activities:
Cash paid for advances to related parties	(36,000)	(99,694)
Cash paid for expenses of related parties	(47,245)	-
Cash received in repayment of advances to related parties	4,100	99,000
Purchase of appliance and equipment	-	(11,355)
Security deposit	(395)	1,106
Net cash used in investing activities	(79,540)	(10,943)

Cash flows from financing activities:
Cash received from advances from related parties	-	4,900
Contribution	75,000	-
Distributions	(102,764)	(105,000)
Repayment of mortgage payable	(81,410)	-
Net cash used in financing activities	(109,174)	(100,100)
Net change in cash and cash equivalents	(25,125)	6,813
Cash and cash equivalents at beginning of year	62,504	55,691
Cash and cash equivalents at end of year	$37,379	$62,504

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$121,537	$122,915
Cash paid for income taxes	$-	$-

Supplemental Disclosure of Non-Cash Financing Activities
Accounts payable reclassed as due from (to) related parties	$-	$1,831

See accompanying notes to the financial statements, which are an integral part of these financial statements.

1742 Spruce Street LLC

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 and 2024

(Audited)

NOTE 1 – NATURE OF OPERATIONS

1742 Spruce Street LLC (which may be referred to as the “Company”, “we,” “us,” or “our”) was registered in California on February 6, 2018. The Company was formed to own 1742 Spruce Street, a 23-bedroom student housing property located in Berkeley, CA. The Company is managed by its sole and managing member, YSMC, LLC.

YSMD LLC is a Delaware series limited liability company formed on February 2, 2022 under the laws of Delaware. YSMD LLC was formed to permit public investment in rental properties, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests, or “Series”, that management intends to establish. YSMD LLC formed YSMD – Series A, a series of YSMD, LLC, for the purpose of owning the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("US GAAP"). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Fiscal Year

The Company has adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, useful lives of property and equipment. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts, and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2025 and 2024, the Company had $37,379 and $62,504 of cash on hand, respectively.

Receivables and Credit Policy

Trade receivables from tenants are uncollateralized customer obligations due under normal trade terms, primarily requiring pre-payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customers. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances.

As of December 31, 2025 and 2024, the Company had $0 and $0 in accounts receivable, respectively.

Real Estate Assets

Real estate assets exist in the form of the building and related improvements, land, equipment and appliances for the property and are recorded at cost. Expenditures for renewals and improvements that significantly add to the capacity and value or extend the useful life of the property are capitalized. Expenditures for maintenance and repairs are charged to expense. When the property itself or equipment used at the property is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which is five years for appliances, fifteen years for building improvements, and 27.5 years for the building.

The Company reviews the carrying value of real estate assets for impairment annually and whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the net realizable value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment for the years ended December 31, 2025 and 2024.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
•	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.
•	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

The carrying values of the Company’s assets and liabilities approximate their fair values.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in these financial statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at its inception.  The Company determines revenue recognition through the following steps:

•	Identification of a contract with a customer;
•	Identification of the performance obligations in the contract;
•	Determination of the transaction price;
•	Allocation of the transaction price to the performance obligations in the contract; and
•	Recognition of revenue when or as the performance obligations are satisfied.

Revenues are generated at the Company level. Rental revenue, net of concessions (if any), will be recognized on a straight-line basis over the term of the leases. Rent paid in advance is recorded to unearned revenues on the balance sheet.

Unearned revenues at December 31, 2025 and 2024 consist of the following:

Balance at December 31, 2024	$24,913
Deferral of revenue on new billings	239,758
Revenue recognized during the period	(240,789)
Balance at December 31, 2025	$23,882

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Advertising

The Company expenses advertising costs as they are incurred.

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 – REAL ESTATE ASSETS

Real estate assets at December 31, 2025 and December 31, 2024 consists of the following:

	December 31, 2025	December 31, 2024
Appliance and equipment	$11,250	$11,250
Building	4,290,000	4,290,000
Building improvement	91,300	91,300
Land	1,430,000	1,430,000
	5,822,550	5,822,550
Accumulated depreciation	(1,257,254)	(1,094,137)
Total real estate assets	$4,565,296	$4,728,413

Depreciation expenses totaled $163,117 and $162,657 for the years ended December 31, 2025 and 2024, respectively (see Note 2 – Real Estate Assets).

NOTE 4 – LOANS

In 2018, the Company entered into a loan agreement with First Foundation Bank for $3,399,000. The debt proceeds were used solely to finance the acquisition and development of the 1742 Spruce real estate project. The term loan was collateralized by the 1742 Spruce real estate project, carried an adjustable interest rate of 4.28% per annum, and was to mature in April 2048.

On November 2, 2021, the Company refinanced the 2018 mortgage with First Foundation Bank for a new mortgage with First Foundation Bank for the principal sum of $3,965,000. The loan bears interest at a rate of 3.1% for the first five years, and then adjusts every six months thereafter to an index rate plus 2.35%. The loan requires interest-only payments for the first 36 months. The loan matures after a 30-year term in 2051. The loan is collateralized by the 1742 Spruce real estate project. As of December 31, 2025 and December 31, 2024, accrued interest payable on this loan was $10,015 and $10,243, respectively. The loan is guaranteed by a related party.

For the years ended December 31, 2025 and 2024, interest expense on the loans totaled $121,537 and $122,915, respectively.

Period Ended December 31,	Beginning Balance	Principal Payment	Ending Balance
2026	$3,883,590	$83,970	$3,799,620
2027	3,799,620	86,610	3,713,010
2028	3,713,010	89,333	3,623,677
2029	3,623,677	92,142	3,531,535
2030	3,531,535	95,040	3,436,495
Thereafter	$3,436,495	$3,436,495	$-

NOTE 5 – RELATED PARTY TRANSACTIONS

In December 2020, the Company entered into an agreement with Collab CA, LLC (“Agent”), whereas consideration the Company pays a management fee for the greater of (i) $0 per month or (ii) 5.5 % of the total monthly gross receipts payable by the last day of the then-current month and a leasing commission of 75% of one month’s rent is compensated to the Agent when a tenant successfully completes a lease with the Company.

Effective January 1, 2024, the Company entered into an amendment to its agreement dated December 2020, with Collab CA, LLC (“Agent”), whereas consideration the Company pays property management fees of 8% of gross revenue paid monthly in arrears for property management and 20% markup on the cost of repair and maintenance work; 5.5% of total capital improvements cost for renovation management paid in arrears in the month that capital improvements are incurred; 2% of the contractual purchase price of the relevant property acquired, paid within five (5) days after the purchase is completed; and 2% of total sales price when the asset is sold, paid within five (5) days after the sale is closed.

Management fees for the years ended December 31, 2025 and 2024 amounted to $43,080 and $44,369, respectively.

As of December 31, 2025, related party receivables totaled from YSMD, LLC of $30,569, 2521 Regent Street LLC of $39,115, 2340 Hilgard Avenue LLC of $7,673, 2712 Derby Street LLC of $22,987, YSMD Series Hilgard LLC of $7,375, 3110 College Avenue LLC of $51,042, and 1773 Oxford Street LLC of $2,767, and related party payables totaled to Collab CA LLC of $13,826, Collab Living LLC of $4,900 and to others of $1,003.

As of December 31, 2024, related party receivables totaled from YSMD, LLC of $17,194 and Collab CA LLC of $74,032, respectively and related party payables totaled to Collab Living LLC of $4,900 and to others of $1,052, respectively.

Each of the above entities is a related party of the Company. These balances are unsecured, non-interest bearing and have no fixed terms of repayment.

NOTE 6 – MEMBER’S EQUITY

The Company received contributions of $75,000 from its members and distributed $102,764 to its members during the year ended December 31, 2025. The Company distributed $105,000 during the year ended December 31, 2024 to its members. As of December 31, 2025 and December 31, 2024, the Company had $2,692,583 and $2,617,583 of contributed investment, respectively.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company as of December 31, 2025.

NOTE 8 – GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $1,898,156, has generated a loss of $18,269 for the year ended December 31, 2025, and has limited liquid assets to satisfy its obligations as they come due with cash of $37,379 against current liabilities of $184,440 as of December 31, 2025. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next 12 months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the financial statements were available to be issued, the Company has been primarily financed through capital contributions and loans. No assurance can be given that the Company will be successful in these efforts. Management plans to advance additional funds from related parties. as needed, to fund any cash flow needs.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 9 – SUBSEQUENT EVENTS

Securities Being Offered

The Company is intended to be acquired by YSMD - Series A, a series of YSMD, LLC, which is already qualified for an offering under Regulation A.

Subsequent to the year-end, the Company distributed $13,750 to its members.

Management’s Evaluation

Management has evaluated subsequent events through April 15, 2026, the date the financial statements were available to be issued. Based on this evaluation, no material events were identified which require adjustment or disclosure in the financial statements.

2340 HILGARD AVENUE LLC

Audited Financial Statements for the

Years Ended December 31, 2025 and 2024

To the Managing Member of

2340 Hilgard Avenue LLC

Sacramento, California

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying financial statements of 2340 Hilgard Avenue LLC (the “Company”) which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of operations, changes in member’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 8 to the financial statements, the Company has an accumulated deficit of $325,503, has generated a loss of $20,380 for the year ended December 31, 2025, and has limited liquid assets to satisfy its obligations as they come due with cash of $5,924 against current liabilities of $99,302 as of December 31, 2025. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Artesian CPA, LLC

1312 17th Street #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

April 22, 2026

Artesian CPA, LLC

1312 17th Street #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

2340 Hilgard Avenue LLC

BALANCE SHEETS

As of December 31, 2025 and 2024

	December 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$5,924	$3,077
Prepaid expenses	1,376	1,376
Due from related parties	67,250	67,096
Total current assets	74,550	71,549
Real estate assets:
Appliance and equipment	4,008	4,008
Building and building improvement	2,012,495	2,004,495
Land	800,000	800,000
Accumulated depreciation	(394,923)	(320,941)
Total real estate assets	2,421,580	2,487,562
Total assets	$2,496,130	$2,559,111

LIABILITIES AND MEMBER'S EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,050	$4,529
Due to related parties	24,710	12,150
Interest payable	4,609	4,815
Unearned revenue	9,920	15,481
Security deposit	19,466	19,960
Current portion of mortgage payable	39,547	38,306
Total current liabilities	99,302	95,241
Long-term liabilities:
Mortgage payable, net of current portion	1,696,015	1,735,628
Total long-term liabilities	1,696,015	1,735,628
Total liabilities	1,795,317	1,830,869

Member's equity:
Member's capital	1,026,316	987,316
Accumulated deficit	(325,503)	(259,074)
Total member's equity	700,813	728,242
Total liabilities and member's equity	$2,496,130	$2,559,111

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

2340 Hilgard Avenue LLC

STATEMENTS OF OPERATIONS

Years Ended December 31, 2025 and 2024

	Twelve Months Ended
	December 31,
	2025	2024
Rental income	$241,514	$250,007

Operating expenses:
Property taxes	49,141	46,288
Utilities	42,741	29,504
General and administrative	13,671	17,131
Advertising and marketing	400	1,100
Repair and maintenance	9,606	10,613
Property management fees	21,203	22,761
Depreciation	73,981	73,828
Total operating expenses	210,743	201,225
Income from operations	30,771	48,782

Other income (expense), net
Other income	4,673	4,744
Interest expense	(55,824)	(58,159)
Total other expense, net	(51,151)	(53,415)
Net loss	$(20,380)	$(4,633)

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

2340 Hilgard Avenue LLC

STATEMENTS OF CHANGES IN MEMBER'S EQUITY

Years Ended December 31, 2025 and 2024

	Member's Capital	Accumulated Deficit	Total Member's Equity
Balance as of December 31, 2023	$987,316	$(142,706)	$844,610
Distributions	-	(111,735)	(111,735)
Net loss	-	(4,633)	(4,633)
Balance as of December 31, 2024	$987,316	$(259,074)	$728,242
Contributions	39,000	-	39,000
Distributions	-	(46,049)	(46,049)
Net loss	-	(20,380)	(20,380)
Balance as of December 31, 2025	$1,026,316	$(325,503)	$700,813

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

2340 Hilgard Avenue LLC

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2025 and 2024

	Twelve Months Ended
	December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(20,380)	$(4,633)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation	73,981	73,828
Expenses incurred with related parties and charged to related party payables	47,430	63,481
Rent income received by related parties on behalf of the Company	(37,023)	(46,138)
Changes in operating assets and liabilities:
Prepaid expenses	-	(216)
Accounts payable and accrued liabilities	(3,479)	(69)
Interest payable	(206)	(97)
Unearned revenue	(5,561)	4,221
Net cash provided by operating activities	54,761	90,377
Cash flows from investing activities:
Cash paid for advances to related parties	(6,000)	(21,984)
Cash received in repayment of advances to related parties	6,000	60,000
Building improvements	(8,000)	-
Security deposit	(494)	(488)
Net cash provided by investing activities	(8,494)	37,528
Cash flows from financing activities:
Cash received from advances from related parties	2,000	8,900
Cash repaid on advances from related parties	-	(6,000)
Contributions	39,000	-
Distributions	(46,049)	(111,735)
Repayment of mortgage loan	(38,372)	(36,933)
Net cash used in financing activities	(43,421)	(145,768)
Net change in cash and cash equivalents	2,847	(17,863)
Cash and cash equivalents at beginning of year	3,077	20,940
Cash and cash equivalents at end of year	$5,924	$3,077

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$55,824	$58,256
Cash paid for income taxes	$-	$-

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

2340 HILGARD AVENUE LLC

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

(Audited)

NOTE 1 – NATURE OF OPERATIONS

2340 Hilgard Avenue LLC (which may be referred to as the “Company”, “we,” “us,” or “our”) was registered in California on June 5, 2020. The Company was formed to own 2340 Hilgard Avenue, a 12-bedroom student housing property located in Berkeley, CA. The Company is managed by its sole and managing member, YSMC, LLC.

YSMD LLC is a Delaware series limited liability company formed on February 2, 2022 under the laws of Delaware. YSMD LLC was formed to permit public investment in rental properties, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests, or “Series”, that management intends to establish. YSMD LLC intends to form YSMD – Series Hilgard, a series of YSMD, LLC, for the purpose of owning the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("US GAAP"). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Fiscal Year

The Company has adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, useful lives of property and equipment. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2025 and 2024, the Company had $5,924 and $3,077 of cash on hand, respectively.

Receivables and Credit Policy

Trade receivables from tenants are uncollateralized customer obligations due under normal trade terms, primarily requiring pre-payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customers. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances.

As of both December 31, 2025 and 2024, the Company had $0 in accounts receivable.

Real Estate Assets

Real estate assets exist in the form of the building and related improvements, land, equipment and appliances for the property and are recorded at cost. Expenditures for renewals and improvements that significantly add to the capacity and value or extend the useful life of the property are capitalized. Expenditures for maintenance and repairs are charged to expense. When the property itself or equipment used at the property is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which is five years for appliances, fifteen years for building improvements, and 27.5 years for the building.

The Company reviews the carrying value of real estate assets for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the net realizable value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment for the years ended December 31, 2025 and 2024.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
•	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

•	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

The carrying values of the Company’s assets and liabilities approximate their fair values.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in these financial statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at its inception.  The Company determines revenue recognition through the following steps:

•	Identification of a contract with a customer;
•	Identification of the performance obligations in the contract;
•	Determination of the transaction price;
•	Allocation of the transaction price to the performance obligations in the contract; and
•	Recognition of revenue when or as the performance obligations are satisfied.

Revenues are generated at the Company level. Rental revenue, net of concessions (if any), will be recognized on a straight-line basis over the term of the leases. Rent paid in advance is recorded to unearned revenues on the balance sheets.

Unearned revenues at December 31, 2025 and 2024 consist of the following:

Balance at December 31, 2024	$15,481
Deferral of revenue on new billings	124,925
Revenue recognized during the period	(130,486)
Balance at December 31, 2025	$9,920

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Advertising

The Company expenses advertising costs as they are incurred.

Recent Accounting Pronouncements

In February 2019, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2019-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, and early application is permitted. The Company has adopted the updated standard since 2022, which did not have an effect on the Company's financial statements.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 – REAL ESTATE ASSETS

Real estate assets at December 31, 2025 and 2024 consist of the following:

	December 31,	December 31,
	2025	2024
Appliance and equipment	$4,008	$4,008
Building	2,000,000	2,000,000
Building improvement	12,495	4,495
Land	800,000	800,000
	2,816,503	2,808,503
Accumulated depreciation	(394,923)	(320,941)
Total real estate assets	$2,421,580	$2,487,562

Depreciation expenses totaled $73,981 and $73,828 for the years ended December 31, 2025 and 2024, respectively (see Note 2 – Real Estate Assets).

NOTE 4 – LOANS

In 2020, the Company entered into a loan agreement for $1,820,000. The debt proceeds were used solely to finance the acquisition and development of the 2340 Hilgard real estate project. The term loan was collateralized by the 2340 Hilgard real estate project, guaranteed by a related party of the Company, carried an adjustable interest rate of 3.15% per annum, and is to mature in October 2030. The adjustable interest rate was the sum of the current index and the margin which sum is then rounded to the nearest 0.125%. Monthly installments of principal and interest are due until the maturity date. As of December 31, 2025 and 2024, the outstanding loan balance was $1,735,562 and $1,773,935, respectively. As of December 31, 2025 and 2024, accrued interest payable on this loan was $4,609 and $4,815, respectively.

For the years ended December 31, 2025 and 2024, interest expense on the loans totaled $55,824 and $58,159, respectively.

Year Ended December 31,	Beginning Balance	Principal Payment	Ending Balance
2026	$1,735,562	$39,547	$1,696,015
2027	1,696,015	50,079	1,645,936
2028	1,645,936	79,753	1,566,183
2029	1,566,183	82,484	1,483,700
2030	$1,483,700	$1,483,700	$-

NOTE 5 – RELATED PARTY TRANSACTIONS

In January 2021, the Company entered into an agreement with Collab CA, LLC (“Agent”), whereas consideration the Company pays a management fee for the greater of (i) $0 per month or (ii) 5.5 % of the total monthly gross receipts payable by the last day of the then-current month and a leasing commission of 75% of one month’s rent is compensated to the Agent when a tenant successfully completes a lease with the Company. On January 1, 2022, the Company entered into a new agreement with Collab CA, LLC to increase property management fee to 8% of the total monthly gross receipts from 5.5%, payable by the last day of the then-current month.

Effective January 1, 2024, the Company entered into an amendment to its agreement dated January 2021, with the Agent, where as consideration the Company pays property management fees of 8% of gross revenue paid monthly in arrears for property management and 20% markup on the cost of repair and maintenance work; 5.5% of total capital improvements cost for renovation management paid in arrears in the month that capital improvements are incurred; 2% of the contractual purchase price of the relevant property acquired, paid within five (5) days after the purchase is completed; and 2% of total sales price when the asset is sold, paid within five (5) days after the sale is closed.

Management fees for the years ended December 31, 2025 and 2024 amounted to $21,203 and $22,761, respectively.

As of December 31, 2025, related party receivable from 2712 Derby Street LLC of $57,083, 3110 College Avenue LLC of $1,084, 33 Mine Street of $9,084, and related party payables totaled to YSMD, LLC of $9,250, Collab Living LLC of $2,900, Collab CA LLC of $4,353, 1742 Spruce Street LLC of $7,673, and Collab (USA) Capital LLC of $534. As of December 31, 2024, related party receivable from Collab CA LLC of $67,096 and related party payables totaled to YSMD, LLC of $9,250 and to Collab Living LLC of $2,900.

These balances are unsecured, non-interest bearing and have no fixed terms of repayment.

NOTE 6 – MEMBER’S EQUITY

During the year ended December 31, 2025, member contributions totaled $39,000 to the Company. In 2025, the Company distributed $46,049 to its member. As of December 31, 2025 the Company had $1,026,316 of contributed investment from its sole member.

During the year ended December 31, 2024, member contributions totaled $0 to the Company. In 2024, the Company distributed $111,735 to its members. As of December 31, 2024, the Company had $987,316 of contributed investment from its sole member.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company as of December 31, 2025.

NOTE 8 – GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $325,503, has generated a net loss of $20,380 for the year ended December 31, 2025, and has limited liquid assets to satisfy its obligations as they come due with a cash of $5,924 against current liabilities of $99,302 as of December 31, 2025. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next 12 months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the financial statements were available to be issued, the Company has been primarily financed through capital contributions and loans. No assurance can be given that the Company will be successful in these efforts.

NOTE 9 – SUBSEQUENT EVENTS

Securities Being Offered

The Company is intended to be acquired by YSMD - Series Hilgard, a series of YSMD, LLC, which is preparing an offering under Regulation A.

Subsequent to the year end, the Company distributed $18,000 to its members and received $5,500 contributions from its members.

Management’s Evaluation

Management has evaluated subsequent events through April 22, 2026, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

33 Mine Street LLC

Audited Financial Statements for the

Years Ended December 31, 2025 and 2024

To the Managing Member of

33 Mine Street LLC

Sacramento, California

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying financial statements of 33 Mine Street LLC (the “Company”) which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 8 to the financial statements, the Company has an accumulated deficit of $1,028,401, has generated net losses of $17,551 and $31,397 for the years ended December 31, 2025 and 2024, respectively, and has limited liquid assets to satisfy its obligations as they come due with cash of $41,749 against current liabilities of $131,734 as of December 31, 2025. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Artesian CPA, LLC

1312 17th Street #462, | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

April 25, 2026

Artesian CPA, LLC

1312 17th Street #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

33 Mine Street LLC

BALANCE SHEETS

As of December 31, 2025 and 2024

(Audited)

	December 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$41,749	$18,445
Accounts receivable	495	230
Prepaid expenses	2,817	-
Due from related parties	1,582	14,000
Total current assets	46,643	32,675
Real estate assets:
Appliance and equipment	2,514	2,514
Building and building improvement	797,892	796,241
Land	479,098	479,098
Accumulated depreciation	(120,581)	(89,271)
Total real estate assets	1,158,923	1,188,582
Total assets	$1,205,566	$1,221,257

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$6,380	$3,869
Due to related parties	76,806	54,588
Unearned revenue	5,757	1,885
Security deposit	17,861	16,379
Current portion of mortgage payable	24,930	23,984
Total current liabilities	131,734	100,705
Long-term liabilities:
Mortgage payable	795,040	819,969
Total long-term liabilities	795,040	819,969
Total liabilities	926,774	920,674

Members' equity:
Members' capital	1,307,193	1,281,213
Accumulated deficit	(1,028,401)	(980,630)
Total members' equity	278,792	300,583
Total liabilities and members' equity	$1,205,566	$1,221,257

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

33 Mine Street LLC

STATEMENTS OF OPERATIONS

Years Ended December 31, 2025 and 2024
(Audited)

	Twelve Months Ended
	December 31,
	2025	2024
Rental income	$145,508	$105,366

Operating expenses:
Property taxes	25,267	18,643
Utilities	18,588	10,560
General and administrative	20,690	8,168
Advertising and marketing	5,670	6,316
Repair and maintenance	18,681	16,201
Professional fees	3,938	1,591
Property management fees	19,944	18,359
Depreciation	31,310	31,029
Total operating expenses	144,088	110,867
Income (loss) from Operations	1,420	(5,501)

Other income (expense), net
Other income	13,350	7,293
Interest expense	(32,321)	(33,189)
Total other expense, net	(18,971)	(25,896)
Net loss	$(17,551)	$(31,397)

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

33 Mine Street LLC

STATEMENTS OF CHANGES IN MEMBERS'   EQUITY

Years Ended December 31, 2025 and 2024

(Audited)

	Members' Capital	Accumulated Deficit	Total Members' Equity
Balance as of December 31, 2023	$1,275,741	$(924,233)	$351,508
Capital contributions	5,472	-	5,472
Distributions	-	(25,000)	(25,000)
Net loss	-	(31,397)	(31,397)
Balance as of December 31, 2024	$1,281,213	$(980,630)	$300,583
Capital contributions	25,980	-	25,980
Distributions	-	(30,220)	(30,220)
Net loss	-	(17,551)	(17,551)
Balance as of December 31, 2025	$1,307,193	$(1,028,401)	$278,792

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

33 Mine Street LLC

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2025 and 2024

(Audited)

	Twelve Months Ended
	December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(17,551)	$(31,397)
Adjustments to reconcile net loss to net cash provided by operations:
Bad debts	-	2,002
Depreciation	31,310	31,029
Expenses incurred with related parties and charged to related party payables	8,011	(2,143)
Changes in operating assets and liabilities:
Accounts receivable	(265)	7,841
Prepaid expenses	(2,817)	-
Accounts payable and accrued liabilities	2,511	(2,105)
Unearned revenue	3,872	(306)
Net cash provided by operating activities	25,071	4,921

Cash flows from investing activities:
Cash paid for advances to related parties	(1,582)	(14,000)
Building and building improvement	(1,651)	(7,264)
Security deposit	1,482	16,379
Net cash used in investing activities	(1,751)	(4,885)

Cash flows from financing activities:
Cash received from advances from related parties	45,207	56,700
Cash repaid on advances from related parties	(17,000)	(14,000)
Capital contributions	25,980	5,472
Distributions	(30,220)	(25,000)
Repayment of mortgage loan	(23,983)	(23,075)
Net cash provided by (used in) financing activities	(16)	97
Net change in cash and cash equivalents	23,304	133
Cash and cash equivalents at beginning of year	18,445	18,312
Cash and cash equivalents at end of year	$41,749	$18,445

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$32,321	$33,189
Cash paid for income taxes	$-	$-

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

33 Mine Street LLC

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

(Audited)

NOTE 1 – NATURE OF OPERATIONS

33 Mine Street LLC (which may be referred to as the “Company”, “we,” “us,” or “our”) was registered in New Jersey on October 27, 2021. The Company was formed to own 33 Mine Street, a 9-bedroom student housing property located in New Brunswick, NJ. The Company is managed by its members, the SDZ-1-2022 Trust, the SDZ-2-2022 Trust, and YSMC, LLC.

YSMD LLC is a Delaware series limited liability company formed on February 2, 2022 under the laws of Delaware. YSMD LLC was formed to permit public investment in rental properties, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests, or “Series”, that management intends to establish. YSMD LLC formed YSMD – Series 33 Mine, a series of YSMD, LLC, for the purpose of owning the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("US GAAP"). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Fiscal Year

The Company has adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, useful lives of property and equipment. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2025 and 2024, the Company had $41,749 and $18,445 of cash on hand, respectively.

Receivables and Credit Policy

Trade receivables from tenants are uncollateralized customer obligations due under normal trade terms, primarily requiring pre-payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited.

As of December 31, 2025, the Company had $495 in accounts receivable, offset by $0 in allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts to reflect estimated losses resulting from the inability of customers to make required payments. During the year ended December 31, 2025, the Company wrote off $0 of accounts receivable that were previously provided for in the allowance for doubtful accounts.

Accounts receivable as of December 31, 2024, amounted to $230. During the year ended December 31, 2024, the Company wrote off $8,084 of accounts receivable that were previously provided for in the allowance for doubtful accounts. The write-off was based on management’s assessment that the amounts were uncollectible after considering the age of the receivables, past collection experience, and other relevant factors.

Real Estate Assets

Property and equipment exist in the form of the building and related improvements, land, equipment and appliances for the property and are recorded at cost. Expenditures for renewals and improvements that significantly add to the capacity and value or extend the useful life of the property are capitalized. Expenditures for maintenance and repairs are charged to expense. When the property itself or equipment used at the property is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which is five years for appliances, fifteen years for leasehold improvements, and 27.5 years for the building.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the net realizable value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment for the years ended December 31, 2025 and 2024.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
•	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.
•	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

The carrying values of the Company’s assets and liabilities approximate their fair values.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in these financial statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at its inception.  The Company determines revenue recognition through the following steps:

•	Identification of a contract with a customer;
•	Identification of the performance obligations in the contract;
•	Determination of the transaction price;
•	Allocation of the transaction price to the performance obligations in the contract; and
•	Recognition of revenue when or as the performance obligations are satisfied.

Revenues are generated at the Company level. Rental revenue, net of concessions (if any), will be recognized on a straight-line basis over the term of the leases. Rent paid in advance is recorded to unearned revenues on the balance sheets.

Unearned revenues at December 31, 2025 and 2024 consist of the following:

Balance at December 31, 2024	$1,885
Deferral of revenue on new billings	47,606
Revenue recognized during the period	(43,734)
Balance at December 31, 2025	$5,757

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Advertising

The Company expenses advertising costs as they are incurred.

Recent Accounting Pronouncements

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at its inception.  The Company determines revenue recognition through the following steps:

•	Identification of a contract with a customer;
•	Identification of the performance obligations in the contract;
•	Determination of the transaction price;
•	Allocation of the transaction price to the performance obligations in the contract; and
•	Recognition of revenue when or as the performance obligations are satisfied.

Revenues are generated at the Company level. Rental revenue, net of concessions (if any), will be recognized on a straight-line basis over the term of the leases. Rent paid in advance is recorded as unearned revenues on the balance sheet.

NOTE 3 – REAL ESTATE ASSETS

Real estate assets at December 31, 2025 and 2024 consist of the following:

	December 31,	December 31,
	2025	2024
Appliance and equipment	$2,514	$2,514
Building and building improvement	797,892	796,241
Land	479,098	479,098
	1,279,504	1,277,853
Accumulated depreciation	(120,581)	(89,271)
Total real estate assets	$1,158,923	$1,188,582

Depreciation expenses totaled $31,310 and $31,029 for the years ended December 31, 2025 and 2024, respectively (see Note 2 – Real Estate Assets).

NOTE 4 – LOAN

In 2022, the Company entered into a loan agreement (the “Mortgage”) with Columbia Bank for $900,000. The debt proceeds were used solely to refinance the 33 Mine Street property and distribute the proceeds to its members. The term loan is collateralized by the 33 Mine Street real estate project, is guaranteed by a related party of the Company, carries an adjustable interest rate of 3.875% per annum, and provides that the Company and its guarantors shall maintain with the bank with a combined average daily balance not less than $30,000. The loan matures in June 2032. The adjustable interest rate shall be adjusted in year 6 at a margin of 2.5% over the current index and the margin which the sum is then rounded to the nearest 0.125%. The loan shall be due and payable in 120 monthly installments of principal and interest paid on a 25-year amortization schedule. As of December 31, 2025 and 2024, the outstanding loan balance was $819,870 and $843,953, respectively. For the years ended December 31, 2025 and 2024, interest expense on the loans totaled $32,321 and $33,189, respectively.

In addition to the loan agreement entered, the Company also entered into an absolute assignment of leases and rents (the “Absolute Assignment”) with Columbia Bank, in which Columbia Bank, as the Assignee, is vested with full power to collect the rents and other amounts assigned if there is occurrence of any events of default by the Company in the payment of any indebtedness contained in the mortgage loan. For the years ended December 31, 2025 and 2024, there were no events of default by the Company.

Year Ended December 31,	Beginning Balance	Principal Payment	Ending Balance
2026	$819,970	$24,930	$795,040
2027	795,040	25,913	769,127
2028	769,127	26,935	742,192
2029	742,192	27,997	714,195
2030	714,195	29,103	685,092
Thereafter	$685,092	$685,092	$-

NOTE 5 – RELATED PARTY

In January 2022, the Company entered into an agreement with Collab CA, LLC (“Agent”), whereas consideration the Company pays a management fee for the greater of (i) $0 per month or (ii) 8% of the total monthly gross receipts payable by the last day of the then-current month and a leasing commission of 75% of one month’s rent is compensated to the Agent when a tenant successfully completes a lease with the Company. The Agent is also entitled to a renovation management fee of 5.5% of the costs of renovation and a disposition fee of 2% of property sales proceeds.

Effective January 1, 2024, the Company entered into an amendment to its agreement dated January 2022, with the Agent, where as consideration the Company pays property management fees of 8% of gross revenue paid monthly in arrears for property management and 20% markup on the cost of repair and maintenance work or 30% markup on the cost of repair and maintenance work if the revenue is under $200,000; 5.5% of total capital improvements cost for renovation management paid in arrears in the month that capital improvements are incurred; 2% of the contractual purchase price of the relevant property acquired, paid within five (5) days after the purchase is completed; and 2% of total sales price when the asset is sold, paid within five (5) days after the sale is closed.

Management fees for the years ended December 31, 2025 and 2024 amounted to $19,944 and $18,359, respectively.

As of December 31, 2025, the Company had a related party receivable of $1,582 from YSMD Series 33 Mine Street LLC and related party payables of $5,160 to Collab CA LLC, $1,700 to Collab Living LLC, $47,548 to 2521 Regent Street LLC, $9,084 to 2340 Hilgard Avenue LLC, $11,307 to 19-21 Buttonwood (DE) LLC, and $2,007 to YRQ Irrevocable Trust. As of December 31, 2024, the Company had a related party receivable of $14,000 from YSMD, LLC and related party payables of $6,233 to Collab CA LLC, $1,700 to Collab Living LLC, $35,348 to 2521 Regent Street LLC and $11,307 to 19-21 Buttonwood (DE) LLC.

Collab CA LLC, Collab Living LLC, YSMD Series 33 Mine Street LLC, 2340 Hilgard Avenue LLC, 2521 Regent Street LLC, 2340 Hilgard Avenue LLC, 19-21 Buttonwood (DE) LLC, and YRQ Irrevocable Trust are related parties of the Company. These balances are unsecured, non-interest bearing and have no fixed terms of repayment.

NOTE 6 – MEMBERS’ EQUITY

During the year ended December 31, 2025, member contributions totaled $25,980 to the Company. In 2025, the Company distributed $30,220 to one of its members. As of December 31, 2025, the Company had $1,307,193 of contributed investment from its members.

During the year ended December 31, 2024, member contributions totaled $5,472 to the Company. In 2024, the Company distributed $25,000 to one of its members. As of December 31, 2024, the Company had $1,281,213 of contributed investment from one of its members.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company as of December 31, 2025 and 2024.

NOTE 8 – GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $1,028,401, has generated a net loss of $17,551 for the year ended December 31, 2025, and has limited liquid assets to satisfy its obligations as they come due with cash of $41,749 against current liabilities of $131,734 as of December 31, 2025. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next 12 months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the financial statements were available to be issued, the Company has been primarily financed through members’ contributions and loans. No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 9 – SUBSEQUENT EVENTS

Securities Being Offered

The Company is intended to be acquired by YSMD - Series 33 Mine, a series of YSMD, LLC, with an ongoing offering under Regulation A.

Distributions

Subsequent to the year-end, the Company distributed $28,000 to its members.

Management’s Evaluation

Management has evaluated subsequent events through April 25, 2026, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

19-3 Buttonwood

Carve-Out of Certain Operations of 19-21 Buttonwood (DE) LLC

Audited Financial Statements

As of December 31, 2025 and 2024, and for the years then ended

To the Managing Member of

19-21 Buttonwood (DE) LLC

Sacramento, California

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying financial statements of 19-3 Buttonwood Street, (the carved-out operations of certain assets of 19-21 Buttonwood (DE) LLC) (the “Property”) which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of operations, changes in member’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Property as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Property and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Property’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Property will continue as a going concern. As described in Note 7 to the financial statements, the Property has an accumulated deficit of $52,652 as of December 31, 2025, has generated a loss of $1,759 for the year ended December 31, 2025, and has limited liquid assets to satisfy its obligations as they come due with cash of $2,765 against current liabilities of $9,668 as of December 31, 2025. These factors, among others, raise substantial doubt about the Property’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Artesian CPA, LLC

1312 17th Street #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Property’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Property’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

April 17, 2026

Artesian CPA, LLC

1312 17th Street #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

19-3 BUTTONWOOD (Carve-Out of Certain Operations of

19-21 BUTTONWOOD (DE) LLC)

BALANCE SHEETS

As of December 31, 2025 and 2024

(Audited)

	December 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$2,765	$8,930
Prepaid expenses	919	900
Due from related parties	10,076	2,718
Total current assets	13,760	12,548
Real estate assets:
Building and building improvement	413,700	413,700
Furniture and fixture	113	113
Land	289,270	289,270
Accumulated depreciation	(51,474)	(36,408)
Total real estate assets	651,609	666,675
Total assets	$665,369	$679,223

LIABILITIES AND MEMBER'S EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$80	$331
Due to related parties	990	782
Interest payable	1,233	1,292
Unearned revenue	3,770	3,845
Security deposit	3,595	3,595
Total current liabilities	9,668	9,845
Long-term liabilities:
Mortgage payable	418,935	418,935
Total long-term liabilities	418,935	418,935
Total liabilities	428,603	428,780

Member's equity:
Member's capital	289,418	288,585
Accumulated deficit	(52,652)	(38,142)
Total member's equity	236,766	250,443
Total liabilities and member's equity	$665,369	$679,223

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

19-3 BUTTONWOOD (Carve-Out of Certain Operations of
 19-21 BUTTONWOOD (DE) LLC)

STATEMENTS OF OPERATIONS
For the years ended December 31, 2025 and 2024

(Audited)

	Year Ended
	December 31,
	2025	2024
Rental income	$44,762	$45,372

Operating expenses:
Property taxes	8,053	9,336
Utilities	1,206	2,687
General and administrative	2,045	2,002
Advertising and marketing	42	222
Repair and maintenance	740	908
Property management fees	3,943	3,811
Depreciation	15,066	15,068
Total operating expenses	31,095	34,034
Income from Operations	13,667	11,338

Other expense, net
Other income	75	73
Interest expense	(15,501)	(15,851)
Total other expense, net	(15,426)	(15,778)
Net loss	$(1,759)	$(4,440)

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

19-3 BUTTONWOOD (Carve-Out of Certain Operations of

19-21 BUTTONWOOD (DE) LLC)

STATEMENTS OF CHANGES IN MEMBER’S EQUITY

For the years ended December 31, 2025 and 2024

(Audited)

	Member's Capital	Accumulated Deficit	Total Member's Equity
Balance as of December 31, 2023	$288,585	$(22,936)	$265,649
Distributions	-	(10,766)	(10,766)
Net Ioss	-	(4,440)	(4,440)
Balance as of December 31, 2024	288,585	(38,142)	250,443
Contributions	833	-	833
Distributions	-	(12,751)	(12,751)
Net loss	-	(1,759)	(1,759)
Balance as of December 31, 2025	$289,418	$(52,652)	$236,766

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

19-3 BUTTONWOOD (Carve-Out of Certain Operations of
 19-21 BUTTONWOOD (DE) LLC)

STATEMENTS OF CASH FLOWS
For the years ended December 31, 2025 and 2024

(Audited)

	Years Ended
	December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(1,759)	$(4,440)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation	15,066	15,068
Expenses incurred with related parties and charged to related party payables	2,025	(3,315)
Changes in operating assets and liabilities:
Prepaid expenses	(19)	(98)
Accounts payable and accrued liabilities	(310)	(51)
Unearned revenue	(75)	1,595
Net cash provided by operating activities	14,928	8,759
Cash flows from investing activities:
Cash paid for advances to related parties	(9,583)	-
Cash received in repayment of advances to related parties	166	333
Security deposit	-	95
Net cash provided by (used in) investing activities	(9,417)	428
Cash flows from financing activities:
Cash received from advances from related parties	1,812	2,333
Cash repaid on advances from related parties	(1,570)	-
Capital contributions	833	-
Distributions	(12,751)	(10,766)
Net cash used in financing activities	(11,676)	(8,433)
Net change in cash and cash equivalents	(6,165)	754
Cash and cash equivalents at beginning of period	8,930	8,176
Cash and cash equivalents at end of period	$2,765	$8,930

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$15,501	$15,851
Cash paid for income taxes	$-	$-

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

19-3 BUTTONWOOD (Carve-Out of Certain Operations of 19-21 Buttonwood (DE) LLC)

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2025 and 2024, and for the years then ended

(Audited)

NOTE 1 – NATURE OF OPERATIONS

19-3 Buttonwood Street (which may be referred to as the “Property”, “we,” “us,” or “our”) is a property located in Boston, Massachusetts. The Property was purchased by 19-21 Buttonwood (DE) LLC (the “Parent”), which is registered as a limited liability company in Delaware on August 8, 2022. The Property is managed by Collab CA LLC (“Manager”) and is used for rental purposes.

YSMD LLC is a Delaware series limited liability company formed on February 2, 2022 under the laws of Delaware. YSMD LLC was formed to permit public investment in rental properties, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests, or “Series”, that management intends to establish. YSMD LLC formed YSMD – Series 19-3 Buttonwood, a series of YSMD, LLC, for the purpose of owning the Property.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) from the consolidated financial statements and accounting records of 19-21 Buttonwood (DE) LLC using the historical results of operations and historical cost basis of the assets and liabilities of 19-21 Buttonwood (DE) LLC that comprise the Property. These financial statements have been prepared solely to demonstrate its historical results of operations, financial position, and cash flows for the indicated periods under 19-21 Buttonwood’s management. Transactions and balances between the Property and 19-21 Buttonwood (DE) LLC are reflected as related party transactions within these financial statements.

The accompanying financial statements include the assets, liabilities, revenues, and expenses that are specifically identifiable to the Property. In addition, certain costs related to the Property have been allocated from the Parent. These costs are allocated based on expenses incurred by the Parent that can be specifically attributable to the operations of the Property, such as insurance, management fees and repairs of the Property.

The Property utilizes Parent’s centralized processes and systems for cash management, purchasing and recordkeeping. As a result, the Property does not have a separate bank account and all funds are included in the Parent’s general corporate funds, which is allocated ratably to the Property. The net results of these cash transactions between the Property and Parent are reflected as member’s equity in the accompanying balance sheet. In addition, the member’s equity represents the Parent’s interest in the recorded net assets of the Property and represents the cumulative net investment by 19-21 Buttonwood (DE) LLC in the Property through the dates presented, inclusive of cumulative operating results.

Management believes the assumptions and allocations underlying the financial statements are reasonable and appropriate under the circumstances. However, the amounts recorded for these transactions and allocations are not necessarily representative of the amount that would have been reflected in the financial statements had the Property been an entity that operated independently of 19-21 Buttonwood (DE) LLC. Consequently, future results of operations should the Property be separated from the Parent will include costs and expenses that may be materially different than the Property’s historical results of operations, financial position, and cash flows. Accordingly, the financial statements for these periods are not indicative of the Property’s future results of operations, financial position, and cash flows.

Use of Estimates

The preparation of the Property’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, useful lives of property and equipment. The Property bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentration of Credit Risk

The Property maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Property may maintain balances in excess of the federally insured limits. The Property has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Real Estate Assets

Real Estate Assets exist in the form of the building and related improvements, land, equipment and appliances for the property and are recorded at cost. Expenditures for renewals and improvements that significantly add to the capacity and value or extend the useful life of the property are capitalized. Expenditures for maintenance and repairs are charged to expense. When the property itself or equipment used at the property is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which is five years for appliances, fifteen years for building improvements, and 27.5 years for the building.

The Property reviews the carrying value of real estate assets for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the net realizable value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of demand, competition, and other economic factors. Based on this assessment, there was no impairment for the periods ended December 31, 2025 and 2024.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
•	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.
•	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

The carrying values of the Property’s assets and liabilities approximate their fair values.

Revenue Recognition

The Property adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at its purchase date.  The Property determines revenue recognition through the following steps:

•	Identification of a contract with a customer;
•	Identification of the performance obligations in the contract;
•	Determination of the transaction price;
•	Allocation of the transaction price to the performance obligations in the contract; and
•	Recognition of revenue when or as the performance obligations are satisfied.

Revenues are generated at the Property level. Rental revenue, net of concessions (if any), will be recognized on a straight-line basis over the term of the leases. Rent paid in advance is recorded to unearned revenues on the balance sheet.

Unearned revenues at December 31, 2025 and 2024 consist of the following:

Balance at December 31, 2024	$3,845
Deferral of revenue on new billings	39,951
Revenue recognized during the period	(40,026)
Balance at December 31, 2025	$3,770

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Advertising

The Property expenses advertising costs as they are incurred.

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 – REAL ESTATE ASSETS

Real estate assets at December 31, 2025 and 2024 consists of the following:

	December 31,	December 31,
	2025	2024
Building and building improvement	$413,700	$413,700
Furniture and fixture	113	113
Land	289,270	289,270
	703,083	703,083
Accumulated depreciation	(51,474)	(36,408)
Total real estate assets	$651,609	$666,675

Depreciation expense totaled $15,066 and $15,068 for the years ended December 31, 2025 and 2024, respectively (see Note 2 – Real Estate Assets).

NOTE 4 – LOANS

In 2022, the Parent entered into a loan agreement for $2,400,000. The debt proceeds were used solely to finance the acquisition and development of the 19-21 Buttonwood real estate project. The term loan was collateralized by the 19-21 Buttonwood real estate project, carried an adjustable interest rate of 3.70% per annum, and matures in September 2052. The adjustable interest rate is the sum of the current index and the margin which sum is then rounded to the nearest 0.859%. The loan requires interest-only payments for the first 120 months.

Among this loan of $2,400,000, $418,935 is allocated to the Property as mortgage payable. As of December 31, 2025 and December 31, 2024, accrued interest payable on this loan was $1,233 and $1,292, respectively. For the years ended December 31, 2025 and 2024, interest expense on the loan totaled $15,501 and $15,851, respectively.

Year Ended December 31,	Beginning Balance	Principal Payment	Ending Balance
2026	$418,935	$-	$418,935
2027	418,935	-	418,935
2028	418,935	-	418,935
2029	418,935	-	418,935
2030	418,935	-	418,935
Thereafter	$418,935	$418,935	$-

NOTE 5 – RELATED PARTY TRANSACTIONS

Effective January 1, 2024, the Property’s owner and parent entered into an amendment to its agreement dated June 22, 2022, with Collab CA, LLC (“Agent”), where as consideration the Parent pays property management fees of 8% of gross revenue paid monthly in arrears for property management and 20%-30% markup on the cost of repair and maintenance work; 5.5% of total capital improvements cost for renovation management paid in arrears in the month that capital improvements are incurred; 2% of the contractual purchase price of the relevant property acquired, paid within five (5) days after the purchase is completed; and 2% of total sales price when the asset is sold, paid within five (5) days after the sale is closed

The Property’s rental income is received by the Property’s manager, Collab CA LLC. As of December 31, 2025, the Property had related party payables of $357 to Collab Living LLC, $167 to iReam US RE LLC, $467 to 2521 Regent Street LLC, and related party receivables of $1,885 from 33 Mine Street LLC, $4,608 from Collab CA LLC, $2,667 from Collabhome CA LLC, $83 from Buttonwood Street 19-3 LLC, and $833 from YSMD, LLC. As of December 31, 2024, the Property had related party payables of $259 to Collab CA LLC, $356 to Collab Living LLC, $167 to iReam US RE LLC and related party receivables of $1,885 from 33 Mine Street LLC and $833 from YSMD, LLC.

The Property’s owner and parent, 19-21 Buttonwood (DE) LLC, purchased the Property for $702,970 and furniture and fixture for $113, based on allocation of the total property purchased by the Parent to the unit comprising the Property.

Management fees for the years ended December 31, 2025 and 2024 amounted to $3,943 and $3,811, respectively.

Collab CA LLC, Collab Living LLC, iReam US RE LLC, 33 Mine Street LLC, 2521 Regent Street LLC, Collabhome CA LLC, Buttonwood Street 19-3 LLC, and YSMD, LLC are related parties of the Property. These balances are unsecured, non-interest bearing and have no fixed terms of repayment.

NOTE 6 – MEMBER’S EQUITY

The Company received contributions of $833 from its members and distributed $12,751 to its members during the year ended December 31, 2025. The Company distributed $10,766 during the year ended December 31, 2024 to its members. As of December 31, 2025 and December 31, 2024, the Company had $289,418 and $288,585 of contributed investment, respectively

NOTE 7 – GOING CONCERN

The Property has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Property’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Property has an accumulated deficit of $52,652, has generated a net loss of $1,759 for the year ended December 31, 2025, and has limited liquid assets to satisfy its obligations as they come due with a cash of $2,765 against current liabilities of $9,668 as of December 31, 2025. These factors, among others, raise substantial doubt about the Property’s ability to continue as a going concern. The Property’s ability to continue as a going concern for the next 12 months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the financial statements were available to be issued, the Property has been primarily financed through capital contributions and loans. No assurance can be given that the Property will be successful in these efforts. The financial statements do not include any adjustments that might be necessary should the Property be unable to continue as going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 8 – SUBSEQUENT EVENTS

Securities Being Offered

The Property is intended to be acquired by YSMD Series 19-3 Buttonwood, a series of YSMD, LLC, which is already qualified for an offering under Regulation A.

Management’s Evaluation

Management has evaluated subsequent events through April 17, 2026, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

21-2 Buttonwood

Carve-Out of Certain Operations of 19-21 Buttonwood (DE) LLC

Audited Financial Statements

As of December 31, 2025 and 2024, and for the years then ended

To the Managing Member of

19-21 Buttonwood (DE) LLC

Sacramento, California

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying financial statements of 21-2 Buttonwood Street, (the carved-out operations of certain assets of 19-21 Buttonwood (DE) LLC) (the “Property”) which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of operations, changes in member’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Property as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Property and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Property’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Property will continue as a going concern. As described in Note 7 to the financial statements, the Property has an accumulated deficit of $48,656 as of December 31, 2025, has generated a loss of $2,974 for the year ended December 31, 2025, and has limited liquid assets to satisfy its obligations as they come due with cash of $2,477 against current liabilities of $9,483 as of December 31, 2025. These factors, among others, raise substantial doubt about the Property’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Artesian CPA, LLC

1312 17th Street #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Property’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Property’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

April 17, 2026

Artesian CPA, LLC

1312 17th Street #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

21-2 BUTTONWOOD (Carve-Out of Certain Operations of 19-21 BUTTONWOOD (DE) LLC)
BALANCE SHEETS
As of December 31, 2025 and 2024
(Audited)

	December 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$2,477	$7,487
Prepaid expenses	919	900
Due from related parties	10,076	2,718
Total current assets	13,472	11,105
Real estate assets:
Building and building improvement	378,640	378,640
Furniture and fixture	113	113
Land	264,760	264,760
Accumulated depreciation	(47,112)	(33,321)
Total real estate assets	596,401	610,192
Total assets	$609,873	$621,297

LIABILITIES AND MEMBER'S EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$80	$331
Due to related parties	990	782
Interest payable	1,233	1,182
Unearned revenue	3,680	556
Security deposit	3,500	3,500
Total current liabilities	9,483	6,351
Long-term liabilities:
Mortgage payable	383,430	383,430
Total long-term liabilities	383,430	383,430
Total liabilities	392,913	389,781

Member's equity:
Member's capital	265,616	264,783
Accumulated deficit	(48,656)	(33,267)
Total member's equity	216,960	231,516
Total liabilities and member's equity	$609,873	$621,297

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

21-2 BUTTONWOOD (Carve-Out of Certain Operations of 19-21 BUTTONWOOD (DE) LLC)
STATEMENTS OF OPERATIONS For the years ended December 31, 2025 and 2024
(Audited)

	Year Ended
	December 31,
	2025	2024
Rental income	$40,100	$38,039

Operating expenses:
Property taxes	7,714	9,814
Utilities	1,255	2,795
General and administrative	2,045	2,001
Advertising and marketing	42	122
Repair and maintenance	532	908
Property management fees	3,508	3,427
Depreciation	13,791	13,790
Total operating expenses	28,887	32,857
Income from Operations	11,213	5,182

Other expense, net
Other income	-	2,265
Interest expense	(14,187)	(14,508)
Total other expense, net	(14,187)	(12,243)
Net loss	$(2,974)	$(7,061)

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

21-2 BUTTONWOOD (Carve-Out of Certain Operations of 19-21 BUTTONWOOD (DE) LLC)
STATEMENTS OF CHANGES IN MEMBER’S EQUITY For the years ended December 31, 2025 and 2024
(Audited)

	Member's Capital	Accumulated Deficit	Total Member's Equity
Balance as of December 31, 2023	$264,783	$(23,066)	$241,717
Distributions	-	(3,140)	(3,140)
Net loss	-	(7,061)	(7,061)
Balance as of December 31, 2024	264,783	(33,267)	231,516
Contributions	833	-	833
Distributions	-	(12,415)	(12,415)
Net loss	-	(2,974)	(2,974)
Balance as of December 31, 2025	$265,616	$(48,656)	$216,960

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

21-2 BUTTONWOOD (Carve-Out of Certain Operations of 19-21 BUTTONWOOD (DE) LLC)
STATEMENTS OF CASH FLOWS For the years ended December 31, 2025 and 2024
(Audited)

	Years Ended
	December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(2,974)	$(7,061)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation	13,791	13,790
Expenses incurred with related parties and charged to related party payables	2,025	(3,315)
Changes in operating assets and liabilities:
Prepaid expenses	(19)	(98)
Accounts payable and accrued liabilities	(251)	(52)
Interest payable	51	-
Unearned revenue	3,124	(2,739)
Net cash provided by operating activities	15,747	525
Cash flows from investing activities:
Cash paid for advances to related parties	(9,583)	333
Cash received in repayment of advances to related parties	166	-
Security deposit	-	205
Net cash provided by (used in) investing activities	(9,417)	538
Cash flows from financing activities:
Cash received from advances from related parties	1,812	2,333
Cash repaid on advances from related parties	(1,570)	-
Capital contributions	833	-
Distributions	(12,415)	(3,140)
Net cash used in financing activities	(11,340)	(807)
Net change in cash and cash equivalents	(5,010)	256
Cash and cash equivalents at beginning of period	7,487	7,231
Cash and cash equivalents at end of period	$2,477	$7,487

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$14,187	$14,508
Cash paid for income taxes	$-	$-

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

21-2 BUTTONWOOD (Carve-Out of Certain Operations of 19-21 Buttonwood (DE) LLC)

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2025 and 2024, and for the years then ended

(Audited)

NOTE 1 – NATURE OF OPERATIONS

21-2 Buttonwood Street (which may be referred to as the “Property”, “we,” “us,” or “our”) is a property located in Boston, Massachusetts. The Property was purchased by 19-21 Buttonwood (DE) LLC (the “Parent”), which is registered as a limited liability company in Delaware on August 8, 2022. The Property is managed by Collab CA LLC (“Manager”) and is used for rental purposes.

YSMD LLC is a Delaware series limited liability company formed on February 2, 2022 under the laws of Delaware. YSMD LLC was formed to permit public investment in rental properties, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests, or “Series”, that management intends to establish. YSMD LLC formed YSMD – Series 21-2 Buttonwood, a series of YSMD, LLC, for the purpose of owning the Property.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) from the financial statements and accounting records of 19-21 Buttonwood (DE) LLC using the historical results of operations and historical cost basis of the assets and liabilities of 19-21 Buttonwood (DE) LLC that comprise the Property. These financial statements have been prepared solely to demonstrate its historical results of operations, financial position, and cash flows for the indicated periods under 19-21 Buttonwood’s management. Transactions and balances between the Property and 19-21 Buttonwood (DE) LLC are reflected as related party transactions within these financial statements.

The accompanying financial statements include the assets, liabilities, revenues, and expenses that are specifically identifiable to the Property. In addition, certain costs related to the Property have been allocated from the Parent. These costs are allocated based on expenses incurred by the Parent that can be specifically attributable to the operations of the Property, such as insurance, management fees and repairs of the Property.

The Property utilizes Parent’s centralized processes and systems for cash management, purchasing and recordkeeping. As a result, the Property does not have a separate bank account and all funds are included in the Parent’s general corporate funds, which was ratably allocated to the Property. The net results of these cash transactions between the Property and Parent are reflected as member’s equity in the accompanying balance sheet. In addition, the member’s equity represents the Parent’s interest in the recorded net assets of the Property and represents the cumulative net investment by 19-21 Buttonwood (DE) LLC in the Property through the dates presented, inclusive of cumulative operating results.

Management believes the assumptions and allocations underlying the financial statements are reasonable and appropriate under the circumstances. However, the amounts recorded for these transactions and allocations are not necessarily representative of the amount that would have been reflected in the financial statements had the Property been an entity that operated independently of 19-21 Buttonwood (DE) LLC. Consequently, future results of operations should the Property be separated from the Parent will include costs and expenses that may be materially different than the Property’s historical results of operations, financial position, and cash flows. Accordingly, the financial statements for these periods are not indicative of the Property’s future results of operations, financial position, and cash flows.

Use of Estimates

The preparation of the Property’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, useful lives of property and equipment. The Property bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentration of Credit Risk

The Property maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Property may maintain balances in excess of the federally insured limits. The Property has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Real Estate Assets

Real Estate Assets exist in the form of the building and related improvements, land, equipment and appliances for the property and are recorded at cost. Expenditures for renewals and improvements that significantly add to the capacity and value or extend the useful life of the property are capitalized. Expenditures for maintenance and repairs are charged to expense. When the property itself or equipment used at the property is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which is five years for appliances, fifteen years for building improvements, and 27.5 years for the building.

The Property reviews the carrying value of real estate assets for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the net realizable value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of demand, competition, and other economic factors. Based on this assessment there was no impairment for the periods ended December 31, 2025 and 2024.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
•	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.
•	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

The carrying values of the Property’s assets and liabilities approximate their fair values.

Revenue Recognition

The Property adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at its purchase date.  The Property determines revenue recognition through the following steps:

•	Identification of a contract with a customer;
•	Identification of the performance obligations in the contract;
•	Determination of the transaction price;
•	Allocation of the transaction price to the performance obligations in the contract; and
•	Recognition of revenue when or as the performance obligations are satisfied.

Revenues are generated at the Property level. Rental revenue, net of concessions (if any), will be recognized on a straight-line basis over the term of the leases. Rent paid in advance is recorded to unearned revenues on the balance sheet.

Unearned revenues at December 31, 2025 and 2024 consist of the following:

Balance at December 31, 2024	$556
Deferral of revenue on new billings	23,345
Revenue recognized during the period	(20,221)
Balance at December 31, 2025	$3,680

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Advertising

The Property expenses advertising costs as they are incurred.

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 – REAL ESTATE ASSETS

Real estate assets at December 31, 2025 and 2024 consists of the following:

	December 31,	December 31,
	2025	2024
Building and building improvement	$378,640	$378,640
Furniture and fixture	113	113
Land	264,760	264,760
	643,513	643,513
Accumulated depreciation	(47,112)	(33,321)
Total real estate assets	$596,401	$610,192

Depreciation expense totaled $13,791 and $13,790 for the years ended December 31, 2025 and 2024, respectively (see Note 2 – Real Estate Assets).

NOTE 4 – LOANS

In 2022, the Parent entered into a loan agreement for $2,400,000. The debt proceeds were used solely to finance the acquisition and development of the 19-21 Buttonwood real estate project. The term loan was collateralized by the 19-21 Buttonwood real estate project, carried an adjustable interest rate of 3.70% per annum, and matures in September 2052. The adjustable interest rate is the sum of the current index and the margin which sum is then rounded to the nearest 0.859%. The loan requires interest-only payments for the first 120 months.

Among this loan of $2,400,000, $383,430 is allocated to the Property as mortgage payable. As of December 31, 2025 and 2024, accrued interest payable on this loan was $1,233 and $1,182, respectively. For the years ended December 31, 2025 and 2024, interest expenses on the loans totaled $14,187 and $14,508, respectively.

Year Ended December 31,	Beginning Balance	Principal Payment	Ending Balance
2026	$383,430	$-	$383,430
2027	383,430	-	383,430
2028	383,430	-	383,430
2029	383,430	-	383,430
2030	383,430	-	383,430
Thereafter	$383,430	$383,430	$-

NOTE 5 – RELATED PARTY TRANSACTIONS

Effective January 1, 2024, the Property’s owner and parent entered into an amendment to its agreement dated June 22, 2022, with Collab CA, LLC (“Agent”), where as consideration the Parent pays property management fees of 8% of gross revenue paid monthly in arrears for property management and 20%-30% markup on the cost of repair and maintenance work; 5.5% of total capital improvements cost for renovation management paid in arrears in the month that capital improvements are incurred; 2% of the contractual purchase price of the relevant property acquired, paid within five (5) days after the purchase is completed; and 2% of total sales price when the asset is sold, paid within five (5) days after the sale is closed.

The Property’s rental income is received by the Property’s manager, Collab CA LLC. As of December 31, 2025, the Property had related party payables of $357 to Collab Living LLC, $167 to iReam US RE LLC, $467 to 2521 Regent Street LLC, and related party receivables of $1,885 from 33 Mine Street LLC, $4,608 from Collab CA LLC, $2,667 from Collabhome CA LLC, $83 from Buttonwood Street 19-3 LLC, and $833 from YSMD, LLC. As of December 31, 2024, the Property had related party payables of $258 to Collab CA LLC, $357 to Collab Living LLC, $167 to iReam US RE LLC and related party receivables of $1,885 from 33 Mine Street LLC and $833 from YSMD, LLC.

The Property’s owner and parent, 19-21 Buttonwood (DE) LLC, purchased the Property for $643,400 and furniture and fixture for $113, based on allocation of the total property purchased by the Parent to the unit comprising the Property.

Management fees for the years ended December 31, 2025 and 2024 amounted to $3,508 and $3,427, respectively.

Collab CA LLC, Collab Living LLC, iReam US RE LLC, 33 Mine Street LLC, 2521 Regent Street LLC, Collabhome CA LLC, Buttonwood Street 19-3 LLC, and YSMD, LLC are related parties of the Property. These balances are unsecured, non-interest bearing and have no fixed terms of repayment.

NOTE 6 – MEMBER’S EQUITY

During the year ended December 31, 2025, the Property was allocated to receive contributions of $833 from its members and distribute $12,415 to the member of 19-21 Buttonwood (DE) LLC. During the year ended December 31, 2024, the Property was allocated to distribute $3,140 to the member of 19-21 Buttonwood (DE) LLC. As of December 31, 2025 and 2024 the Property had $265,616 and $264,783 of contributed investment, respectively.

NOTE 7 – GOING CONCERN

The Property has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Property’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Property has an accumulated deficit of $48,656, has generated a net loss of $2,974 for the year ended December 31, 2025, and has limited liquid assets to satisfy its obligations as they come due with a cash of $2,477 against current liabilities of $9,483 as of December 31, 2025. These factors, among others, raise substantial doubt about the Property’s ability to continue as a going concern. The Property’s ability to continue as a going concern for the next 12 months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the financial statements were available to be issued, the Property has been primarily financed through capital contributions and loans. No assurance can be given that the Property will be successful in these efforts. The financial statements do not include any adjustments that might be necessary should the Property be unable to continue as going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 8 – SUBSEQUENT EVENTS

Securities Being Offered

The Property is intended to be acquired by YSMD Series 21-2 Buttonwood, a series of YSMD, LLC, which is already qualified for an offering under Regulation A.

Management’s Evaluation

Management has evaluated subsequent events through April 17, 2026, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

EXHIBIT INDEX

No.	Exhibit Description
2.1	Certificate of Formation of YSMD, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on September 29, 2022)

2.2	Operating Agreement of YSMD, LLC (incorporated by reference to Exhibit 2.2 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on September 29, 2022)

3.1	Series Designation of YSMD Series A, a series of YSMD, LLC (incorporated by reference to Exhibit 3.1 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on September 29, 2022)

3.2	Form of Series Designation of YSMD Series 2340 Hilgard LLC (incorporated by reference to Exhibit 3.1 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on February 22, 2023)

3.3	Form of Series Designation of YSMD Series Buttonwood 19-3 LLC (incorporated by reference to Exhibit 3.2 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on February 22, 2023)

3.4	Form of Series Designation of YSMD Series 33 Mine Street LLC (incorporated by reference to Exhibit 3.4 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on January 19, 2024)

3.5	Form of Series Designation of YSMD Series Buttonwood 21-2 LLC (incorporated by reference to Exhibit 3.5 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on January 19, 2024)

4.1	Form of subscription agreement of YSMD, Series A, a series of YSMD, LLC. (incorporated by reference to Exhibit 4.1 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on September 29, 2022)

4.2	Form of subscription agreement of YSMD Series 2340 Hilgard LLC (incorporated by reference to Exhibit 4.1 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on February 22, 2023)

4.3	Form of subscription agreement of YSMD Series Buttonwood 19-3 LLC (incorporated by reference to Exhibit 4.2 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on February 22, 2023)

4.4	Form of subscription agreement of YSMD, Series 33 Mine Street, a series of YSMD, LLC (incorporated by reference to Exhibit 4.4 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on January 19, 2024)

4.5	Form of subscription agreement of YSMD Series Buttonwood 21-2, a series of YSMD, LLC (incorporated by reference to Exhibit 4.5 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on January 19, 2024)

6.1	Broker Dealer Agreement, dated November 8, 2021, between YSMD LLC and Dalmore Group, LLC (incorporated by reference to Exhibit 6.1 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on September 29, 2022)

6.2	Form of Purchase and Sale Agreement dated [*], 2022, between YSMC, LLC and YSMD Series A, a series of YSMD, LLC (incorporated by reference to Exhibit 6.2 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on September 29, 2022)

6.3	Form of Purchase and Sale Agreement dated [*], 2023, between YSMC, LLC and YSMD Series 2340 Hilgard LLC (incorporated by reference to Exhibit 6.2 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on February 22, 2023)

6.4	Form of Purchase and Sale Agreement dated [*], 2023, between YSMC, LLC and YSMD Series Buttonwood 19-3 a series of YSMD, LLC (incorporated by reference to Exhibit 6,3 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on February 22, 2023)

6.5	Form of Purchase and Sale Agreement dated [*], 2023, between YSMC, LLC and YSMD Series 33 Mine Street LLC (incorporated by reference to Exhibit 6.8 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on January 19, 2024)

6.6	Form of Purchase and Sale Agreement dated [*], 2023, between YSMC, LLC and YSMD Series Buttonwood 21-2 (incorporated by reference to Exhibit 6.9 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on January 19, 2024)

6.7	Form of Property Management Agreement dated [*], 2022. between Collab Capital (USA) LLC and YSMD Series A, a series of YSMD, LLC (incorporated by reference to Exhibit 6.4 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on September 29, 2022)

6.8	Form of Property Management Agreement dated [*], 2022. between Collab Capital (USA) LLC and YSMD Series 2340 Hilgard LLC (incorporated by reference to Exhibit 6.4 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on February 22, 2023)

6.9	Form of Property Management Agreement dated [*], 2022. between Collab Capital (USA) LLC and YSMD Series Buttonwood 19-3, a series of YSMD, LLC (incorporated by reference to Exhibit 6.5 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on February 22, 2023)

6.10	Form of Property Management Agreement dated [*], 2023. between Collab Capital (USA) LLC and YSMD Series 33 Mine Street, a series of YSMD, LLC (incorporated by reference to Exhibit 6.10 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on January 19, 2024)

6.11	Form of Property Management Agreement dated [*], 2023. between Collab Capital (USA) LLC and YSMD Series Buttonwood 21-2, a series of YSMD, LLC (incorporated by reference to Exhibit 6.11 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on January 19, 2024)

6.12	Software and Services License Agreement dated August 2, 2022 by and between North Capital Investment Technology, Inc. and YSMD, LLC. (incorporated by reference to Exhibit 6.8 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on September 29, 2022)

8.1	Form of Escrow Agreement dated [*], 2023, by and among North Capital Private Securities Corporation, Collab Capital (USA) LLC and YSMD Series LLC (incorporated by reference to Exhibit 8.1 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on Novemebr 10, 2022)

11.2	Consent of Artesian CPA, LLC

12.2	Opinion CrowdCheck Law LLP

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this Offering Circular to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida, on May 7, 2026.

YSMD, LLC

a Delaware limited liability company

By	Collab (USA) Capital LLC, a limited liability corporation
Its: Managing Member

By: iREAM Technology Co., Ltd.,, a BVI business company,
Its sole member

	By:	/s/ Qian Wang
	Name:	Qian Wang
	Title:	Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Collab (USA) Capital LLC, a Delaware limited liability company

By:	/s/ Qian Wang
Name:	Qian Wang
Title:	Chief Executive Officer, Principal Executive Office, of Collab (USA) Capital LLC.

Date:	May 7, 2026

By:	/s/ Jin Kuang
Name:	Jin Kuang
Title:	Chief Financial Officer and Principal Accounting Officer of Collab (USA) Capital LLC.

Date:	May 7, 2026